Exhibit 10.2

Certain identified information has been redacted because it is information the registrant customarily and actually treats as private and confidential and is not material. Redacted information is indicated by “[***]”.

LOAN AND SECURITY AGREEMENT

by and among

Vireo Growth Inc. and the Other Persons Identified as Borrowers on the Signature Pages Hereto,

as Borrowers,

the other Borrowers from time to time party hereto,

the Guarantors from time to time party hereto,

the creditors from time to time party hereto as Lenders,

CHICAGO ATLANTIC ADMIN, LLC,

as Administrative Agent,

CHICAGO ATLANTIC ADMIN, LLC,
as Collateral Agent,

and

CHICAGO ATLANTIC CREDIT ADVISERS, LLC,
as Lead Arranger

Dated as of July 3, 2025

i

TABLE OF CONTENTS

Page

1. DEFINITIONS AND CONSTRUCTION.1

1.1 Definitions1

1.2 Accounting Terms1

1.3 Other Definitional Terms; Rules of Interpretation1

1.4 [Reserved]2

2. LOAN AND TERMS OF PAYMENT.2

2.1 Credit Extensions2

2.2 Interest Rates, Payments, and Calculations4

2.3 Crediting Payments5

2.4 Fees and Expenses5

2.5 Additional Costs5

2.6 Prepayments6

2.7 Term7

2.8 Pro Rata Treatment and Payments7

2.9 Tax Liabilities9

2.10 [Reserved]12

2.11 Defaulting Lenders13

2.12 Acknowledgment and Consent to Bail-In of EEA Financial Institutions13

2.13 [Reserved]14

3. [RESERVED]14

4. CONDITIONS OF LOANS.14

4.1 Conditions Precedent to Initial Credit Extension14

5. CREATION OF SECURITY INTEREST.17

5.1 Grant of Security Interest17

5.2 Perfection of Security Interest17

5.3 Pledge of Shares18

5.4 Assignment of Insurance19

5.5 Deposit Accounts; Securities Accounts, Etc19

5.6 Preservation of Collateral20

6. REPRESENTATIONS AND WARRANTIES.20

6.1 Due Organization and Qualification; Subsidiaries20

6.2 Due Authorization; No Conflict20

6.3 Enforceability; Perfected Liens21

6.4 Governmental Consents21

6.5 Indebtedness21

6.6 Margin Security and Use of Proceeds21

6.7 No Defaults21

6.8 Employee Matters22

6.9 Intellectual Property22

6.10 Environmental Matters22

6.11 ERISA Matters; Canadian Pension Plan; Canadian Employee Plan24

6.12 Anti-Money Laundering and Economic Sanctions Laws25

6.13 Collateral25

6.14 Name; Location of Chief Executive Office; Locations of Collateral26

6.15 Litigation26

6.16 Accuracy of Financial Statements26

6.17 Solvency, Payment of Debts26

6.18 Compliance with Laws and Regulations; Permits26

6.19 Holding Company; Margin Stock27

6.20 Affiliate Transactions27

6.21 Cannabis Laws27

6.22 No Burdensome Agreements27

6.23 Missouri Acquisition28

6.24 Beneficial Ownership Certification28

6.25 Northeast B Transaction; HA-MD Transaction28

6.26 Full Disclosure28

6.27 Canadian Securities Law Matters29

7. AFFIRMATIVE COVENANTS.29

7.1 Conduct of Business and Maintenance of Existence and Assets29

7.2 Financial Statements, Collateral Reports and Certificates29

7.3 Inventory; Returns31

7.4 Tax Liabilities31

7.5 Insurance31

7.6 Primary Depository32

7.7 Financial Covenants32

7.8 Maintenance of Books and Records34

7.9 Notices34

7.10 Compliance with Laws and Maintenance of Permits36

7.11 Inspection and Field Examinations36

7.12 Appraisals37

7.13 Collateral37

7.14 Use of Proceeds37

7.15 Leases37

7.16 Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control; Know Your Customer37

7.17 Creation of Subsidiaries38

7.18 Material Property Agreements; Material Contracts; Environmental Reports38

7.19 Additional Security; Material Real Property Matters38

7.20 Restricted Cash Account39

7.21 Missouri Acquisition39

7.22 Post-Closing Obligations40

7.23 Northeast B Transaction40

7.24 HA-MD Transaction41

7.25 Further Assurances41

7.26 Canadian Securities Law Matters41

7.27 Registration of Subordinated Voting Shares41

8. NEGATIVE COVENANTS.42

8.1 Dispositions42

8.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year42

8.3 Mergers or Acquisitions42

8.4 Indebtedness43

8.5 Encumbrances43

8.6 Restricted Payments43

8.7 Investments44

8.8 Transactions with Affiliates44

8.9 Other Debt44

8.10 Inventory and Equipment44

8.11 No Investment Company; Margin Regulation45

8.12 ERISA; Canadian Defined Benefit Pension Plan45

8.13 Use of Proceeds; OFAC; Anti-Corruption Laws and Anti-Terrorism Laws45

8.14 Leases; Material Agreements; Etc45

8.15 Uses46

8.16 Sale and Leaseback46

9. EVENTS OF DEFAULT.46

9.1 Events of Default46

9.2 Guarantor Events of Default49

10. LENDERS’ RIGHTS AND REMEDIES.49

10.1 Rights and Remedies49

10.2 Mitigation Obligations; Replacement of Lenders51

10.3 Power of Attorney52

10.4 Accounts Collection52

10.5 Receivership as a Remedy53

10.6 Application of Funds53

10.7 Lender Expenses54

10.8 Agents’ Liability for Collateral54

10.9 No Obligation to Pursue Others54

10.10 Remedies Cumulative54

10.11 Demand; Protest54

11. AGENTS.54

11.1 Appointment and Authority54

11.2 Delegation of Duties55

11.3 Exculpatory Provisions55

11.4 Reliance by Agents56

11.5 Notice of Default57

11.6 Non-Reliance on Agents, Lead Arranger and Other Lenders57

11.7 Indemnification57

11.8 Agents in Their Individual Capacity58

11.9 Successor Agents58

11.10 Collateral and Guaranty Matters59

11.11 Administrative Agent May File Proofs of Claim59

11.12 No Other Duties, Etcetera60

11.13 ERISA60

11.14 Survival61

12. NOTICES62

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL PREFERENCE63

13.1 Governing Law and Venue63

13.2 JURY TRIAL WAIVER64

14. GENERAL PROVISIONS.64

14.1 Successors and Assigns; Participations and Assignments64

14.2 Expenses; Indemnity; Damage Waiver67

14.3 Time of Essence69

14.4 Severability of Provisions69

14.5 No Waiver; Cumulative Remedies69

14.6 Amendments and Waivers69

14.7 Adjustments; Set-off70

14.8 Payments Set Aside71

14.9 Correction of Loan Documents71

14.10 Integration71

14.11 Counterparts; Electronic Execution71

14.12 Survival72

14.13 Confidentiality72

14.14 Automatic Debits72

14.15 Patriot Act and the Proceeds of Crime Money Laundering and Terrorist Financing Act (Canada)72

14.16 Lenders as Qualified Purchasers73

14.17 Mo Rev. Stat. § 432.047 Statement73

14.18 Publicity73

14.19 Appointment of Borrower-Agent; Nature and Extent of Each Loan Party’s Liability73

15. CANNABIS LAWS75

16. FIRST LIEN INTERCREDITOR AGREEMENT76

v

TABLE OF CONTENTS
(continued)

EXHIBITS

A-Definitions

B-Collateral Description

C-Compliance Certificate

D-Assignment and Assumption

E-Reserved

F-Promissory Note

G-Convertible Loan Note

SCHEDULES

Permitted Indebtedness (Schedule A-1)

Permitted Investments (Schedule A-2)

Permitted Liens (Schedule A-3)

[Reserved] (Schedule A-4)

Regulatory Licenses (Schedule A-5)

Nevada Regulatory Licenses (Schedule A-6)

HA-MD Transaction (Schedule A-7)

Northeast B Transaction (Schedule A-8)

Adjusted EBITDA (Schedule A-9)

[Reserved] (Schedule A-10)

Specified Tax Receivables (Schedule A-11)

Lender Commitments and Aggregate Exposure Percentages (Schedule 1.1)

Deposit Accounts (Schedule 5.5)

[Reserved] (Schedule 4.1(j))

Capitalization (Schedule 6.1(b))

Subsidiaries and Affiliates (Schedule 6.1(c))

Governmental Consents (Schedule 6.4)

Intellectual Property (Schedule 6.9)

ERISA Matters (Schedule 6.11(a))

Canadian Pension Plans (Schedule 6.11(b))

Names (Schedule 6.14(a))

Chief Executive Office (Schedule 6.14(b))

Real Property Owned or Leased (Schedule 6.14(c))

Litigation (Schedule 6.15(a))

Commercial Tort Claims (Schedule 6.15(b))

Affiliate Transactions (Schedule 6.20)

Post-Closing Obligations (Schedule 7.22)

i

This LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of July 3, 2025, is entered into by and among VIREO GROWTH INC., a corporation formed under the laws of the province of British Columbia (“Parent”), and each of the other Persons identified as borrowers on the signature pages hereto (together with Parent, each, individually, a “Borrower” and collectively, jointly and severally, “Borrowers”), the Guarantors from time to time party hereto, the creditors from time to time party hereto as Lenders, CHICAGO ATLANTIC ADMIN, LLC, a Delaware limited liability company (“Chicago Atlantic”), as Administrative Agent for Lenders (with its successors and permitted assigns in such capacity, “Administrative Agent”), Chicago Atlantic, as collateral agent for Secured Creditors (together with its successors and permitted assigns in such capacity, “Collateral Agent;” together with Administrative Agent, each, an “Agent,” and collectively, “Agents”), and CHICAGO ATLANTIC CREDIT ADVISERS, LLC, as lead arranger (in such capacity, “Lead Arranger”).

RECITALS

Borrowers wish to obtain credit from time to time from Lenders, and Lenders desire to extend credit to Borrowers.  This Agreement sets forth the terms on which Lenders will extend credit to Borrowers and Borrowers will repay the amounts owing to Lenders.

AGREEMENT

The parties agree as follows:

1.DEFINITIONS AND CONSTRUCTION.
1.2Definitions.  As used in this Agreement, capitalized terms shall have the respective meanings set forth on Exhibit A.  The terms “Account Debtor,” “Chattel Paper,” “Commercial Tort Claims,” “Control,” “Control Agreement,” “Deposit Accounts,” “Documents,” “Electronic Chattel Paper,” “Fixtures,” “General Intangibles,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Proceeds,” “Security Certificate,” “Intangible Chattel Paper,” and any other term defined in the UCC or the PPSA, as applicable, and used herein with (except in Exhibit B) capitalization but without definition shall have the respective meanings given to such terms in the UCC or the PPSA, as applicable.
1.3Accounting Terms.  Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP, and all financial covenant calculations shall be made in accordance with GAAP.  The term “financial statements” shall include the accompanying notes and schedules.
1.4Other Definitional Terms; Rules of Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, subsections, Exhibits, Schedules and the like are to Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Defined terms include in the singular number the plural and in the plural number the singular. Any pronoun used shall be deemed to cover all genders. The term “and/or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “or.” Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder. “Knowledge” or similar concept means actual knowledge of a Responsible Officer, or knowledge that a Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties.  All references in any Loan Document to the consent, discretion, or satisfaction of, acceptability to or approval by any Agent or any Lender shall be deemed to mean the consent, discretion or satisfaction of, acceptability to or approval by such Agent or such Lender in its sole and absolute discretion, except as otherwise expressly provided in the applicable Loan Document.

1.4[Reserved].
2.LOAN AND TERMS OF PAYMENT.
2.1Credit Extensions.
(a)Promise to Pay.  Each Borrower hereby unconditionally promises to pay to Lenders, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Lenders to Borrowers, together with accrued and unpaid interest on the unpaid principal amount of such Credit Extensions at the rates set forth herein, and all other Obligations owing by Borrowers to Secured Creditors, in each case as and when due in accordance with the terms hereof.
(b)Term Loans.
(i)Subject to the terms and conditions of this Agreement, each Lender with a Term Commitment agrees to make a term loan to Borrowers on the Effective Date (the aggregate of such term loans hereinafter being referred to as the “Term Loans”, and each such term loan hereinafter being referred to as a “Term Loan”).  For each Lender, the principal amount of the Term Loan to be made by such Lender on the Effective Date is the full amount of such Lender’s Term Commitment as set forth on Schedule 1.1.  Any principal amount of the Term Loans made by Lenders to Borrowers under this Section 2.1(b) that is repaid or prepaid may not be reborrowed.
(ii)The failure of any Lender to make its Term Loan to Borrowers on the Effective Date pursuant to Section 2.1(b)(i) shall not relieve any other Lender of its obligations to fund its Term Loan to Borrowers on the Effective Date pursuant to Section 2.1(b)(i); provided that the Term Commitments of Lenders to fund their respective Term Loans are several, and no Lender shall be responsible for any other Lender’s failure to fund its Term Loan on the Effective Date.
(iii)Each Lender’s commitment to make its Term Loan shall be evidenced by a Term Loan Note upon the request of such Lender, or the Term Loans may be evidenced by a global note issued to Administrative Agent for the benefit of Lenders.
(c)Convertible Loans.
(i)Subject to the terms and conditions of this Agreement, each Lender with a Convertible Loan Commitment agrees to make a convertible loan to Borrowers on the Effective Date (the aggregate of such convertible loans hereinafter being referred to as the “Convertible Loans”, and each such convertible loan hereinafter being referred to as a “Convertible Loan”).  For each Lender, the principal amount of the Convertible Loan to be made by such Lender on the Effective Date is the full amount of such Lender’s Convertible Loan Commitment as set forth on Schedule 1.1.  Any principal amount of the Convertible Loans made by Lenders to Borrowers under this Section 2.1(c) that is repaid or prepaid may not be reborrowed.

(ii)The failure of any Lender to make its Convertible Loan to Borrowers on the Effective Date pursuant to Section 2.1(c)(i) shall not relieve any other Lender of its obligations to fund its Convertible Loan to Borrowers on the Effective Date pursuant to Section 2.1(c)(i); provided that the Convertible Loan Commitments of Lenders to fund their respective Convertible Loans are several, and no Lender shall be responsible for any other Lender’s failure to fund its Convertible Loan on the Effective Date.
(iii)Each Lender’s commitment to make its pro rata share of the Convertible Loans shall be evidenced by a Convertible Loan Note, or the Convertible Loans may be evidenced by a global note issued to Administrative Agent for the benefit of Lenders.
(d)Incremental Loans.
(i)Subject to the terms and conditions of this Agreement, upon the request of Borrowers and as approved by Administrative Agent and Lenders in their discretion, each Lender with an Incremental Loan Commitment agrees to make one or more term loans to Borrowers on each date to which Borrowers, Administrative Agent and such Lenders agree, which date shall be a Business Day (the aggregate of such term loans hereinafter being referred to as the “Incremental Loans”, and each such incremental loan hereinafter being referred to as a “Incremental Loan”).  For each Lender, the principal amount of the Incremental Loan to be made by such Lender on such date is the full amount of such Lender’s Incremental Loan Commitment.  Borrowers acknowledge and agree that any Incremental Loans disbursed pursuant to this Section 2.1(d) shall be made in the sole and absolute discretion of Administrative Agent and Lenders and subject to such terms and conditions as Administrative Agent and Lenders request.  Neither Administrative Agent nor any Lender shall have any obligation to make any Incremental Loan under this Section 2.1(d)(i).  This Section 2.1(d)(i) shall not constitute a commitment on the part of Administrative Agent or any Lender to make any Loans under and pursuant to this Section 2.1(d).  The maximum aggregate amount of the Incremental Loans requested under this Section 2.1(d)(i) may not exceed $50,000,000, and the minimum aggregate amount of the Incremental Loans requested under this Section 2.1(d)(ii) shall be $10,000,000 and increments of $5,000,000 thereof.  Any principal amount of the Incremental Loans made by Lenders to Borrowers under this Section 2.1(d) that is repaid or prepaid may not be reborrowed from time to time.
(ii)The failure of any Lender to make its Incremental Loan to Borrowers on the applicable date pursuant to Section 2.1(d)(i) shall not relieve any other Lender of its obligations to fund its Incremental Loan to Borrowers on such pursuant to Section 2.1(d)(i); provided that the Incremental Loan Commitments of Lenders to fund their respective Incremental Loans are several, and no Lender shall be responsible for any other Lender’s failure to fund its Incremental Loan on such date.
(iii)Each Lender’s commitment to make its Incremental Loan shall be evidenced by an Incremental Loan Note upon the request of such Lender, or the Incremental Loans may be evidenced by a global note issued to Administrative Agent for the benefit of Lenders.
(e)Repayment of Loans.  Borrowers agree to pay to Administrative Agent, for the benefit of Lenders, commencing on November 30, 2025, and on each Payment Date occurring thereafter, a principal repayment in an amount equal to the Amortization Amount on such Payment Date.  On the Maturity Date (unless accelerated sooner pursuant to Section 10.1), the remaining outstanding principal amount of the Loans, and all accrued and unpaid interest thereon, shall be due and payable in full.
(f)Cannabis Laws. The parties hereto hereby acknowledge and agree that the Loan Parties are engaged in the regulated Cannabis industry in the Applicable States and the Boards of Directors or other applicable governing body and officers of the Loan Parties control the equity or revenue of, or decisions made by, the Loan Parties. All such activities are permitted only pursuant to the Regulatory Licenses.
2.2Interest Rates, Payments, and Calculations.
(a)Interest Rates.  Except as set forth in Section 2.2(b), any Loan or any portion thereof shall bear interest, on the outstanding daily balance thereof, at the Prime-Based Rate.
(b)Interest after Default.  During the continuance of an Event of Default, the interest rate on the Obligations shall, if permitted under Applicable Law, immediately increase by adding an additional 3.00% (the “Default Rate”).
(c)Payments.  Interest hereunder shall be due and payable, in arrears, on each Payment Date during the term hereof.  Administrative Agent shall, at its option, charge such interest, all Lender Expenses, all Periodic Payments and all other Obligations against any of the Loan Parties’ deposit accounts.  Any interest not paid when due (after the expiration of any applicable cure periods) shall be compounded by becoming part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.
(d)Changes in Prime Rate; Computation of Interest and Fees.  If the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder on the Loans shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed.
(e)Maximum Interest.
(i)In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law, including the Criminal Code (Canada).  In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (A) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law and Borrowers shall continue to make such interest payments at the such maximum rate until all amounts, fees and Obligations payable hereunder have been paid in full; (B) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (C) if the then-remaining excess amount is greater than the previously unpaid principal balance, the applicable Lender shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.
(ii)For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee under this Agreement or any of the other Loan Documents is calculated using a rate based on a number of days less than 365 or 366, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (A) the applicable rate, (B) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (C) divided by the number of days based on which such rate is calculated. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.
(f)[Reserved].

2.3Crediting Payments. Administrative Agent shall apply any wire transfer of funds, check, or other item of payment Administrative Agent may receive to conditionally reduce Obligations in accordance with the terms of this Agreement, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.  Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Administrative Agent after 4:00 p.m. Central time shall be deemed to have been received by Administrative Agent as of the opening of business on the immediately following Business Day.  Whenever any payment to Administrative Agent under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the immediately preceding Business Day.
2.4Fees and Expenses.  Borrowers shall pay the following fees and expenses:
(a)Fees.  To Agents and Lead Arranger, for the benefit of Lender Parties, Agents and Lead Arranger, such fees as shall have been agreed among Borrowers, Administrative Agent and Lead Arranger in the Fee Letter, in the amounts and at the times so specified in the Fee Letter;
(b)[Reserved]; and
(c)Lender Expenses.  On the Effective Date, all Lender Expenses incurred through the Effective Date, and, after the Effective Date, all Lender Expenses, as and when requested by any Agent or any Lender.
2.5Additional Costs. If Administrative Agent shall determine that the adoption or implementation of any Applicable Law, rule, regulation, or treaty regarding capital adequacy or liquidity requirements, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of any Lender or any person or entity controlling such Lender (a “Lender’s Parent”) as a consequence of its obligations hereunder to a level below that which such Lender (or such Lender’s Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time, within five days after demand by Administrative Agent, Borrowers shall pay to Administrative Agent for the benefit of such Lender such additional amount or amounts as will compensate such Lender for such reduction. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, and (b) all requests, rules, guidelines or directives concerning capital adequacy or liquidity requirements promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) (including pursuant to Basel III) shall in each case be deemed to be a change in law for purposes of this Agreement, regardless of the date enacted, adopted or issued.  A statement of such Lender claiming compensation under this Section 2.5 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.  Notwithstanding anything to the contrary in this Section 2.5, Borrowers shall not be required to compensate any Lender pursuant to this Section 2.5 for any amounts incurred more than six months prior to the date that Administrative Agent notifies Borrower-Agent of such Lender’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.  The obligations of Borrowers arising pursuant to this Section 2.5 shall survive the Maturity Date, the termination of this Agreement and the repayment of all Obligations for a period of 12 months.
Prepayments.
(a)Voluntary Prepayments. Borrowers may, upon written notice to Administrative Agent, at any time and from time to time, voluntarily prepay any Loan in whole or in part without premium or penalty (other than, if applicable, any Make-Whole Amount), provided that (i) such notice must be received by Administrative Agent at least 45 days prior to the date of prepayment thereof and (ii) each prepayment shall be in a principal amount of $2,500,000 or a whole multiple of $500,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment.  Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s applicable Loan Percentage of such prepayment.  If such notice is given by Borrower-Agent, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower-Agent (by written notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(b)Mandatory Prepayments.
(i)If any Loan Party Transfers any property pursuant to clauses (d), (f), (h) or (m) of the definition of “Permitted Transfer” (or otherwise suffers a casualty or condemnation event), or in any manner not otherwise permitted under the Loan Documents (or in any manner expressly permitted under the Loan Documents that is subject to an express requirement that the Net Cash Proceeds thereof be subject to this Section 2.6(b)), which in the case of a Transfer of any property pursuant to clauses (d), (f), (h) or (m) of the definition of “Permitted Transfer”, results in the realization of Net Cash Proceeds in excess of the Threshold Amount in any Fiscal Year (in the aggregate for all Loan Parties for all such Transfers and casualty or condemnation events), Borrowers shall prepay an aggregate principal amount of Loans equal to 100.00% of such Net Cash Proceeds received by such Loan Party in excess of the Threshold Amount within five Business Days of receipt thereof (such prepayments to be applied as set forth in clause (iv) below); provided, however, that, (A) with respect to any Net Cash Proceeds realized by a Loan Party pursuant to a Transfer of any property pursuant to clause (d) of the definition of “Permitted Transfer,” so long as no Event of Default shall have occurred and be continuing, such Person may reinvest all or any portion of such Net Cash Proceeds in operating assets (and transaction expenses associated with the acquisition thereof), including pursuant to an Investment permitted pursuant to Section 8.7, so long as within 360 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated or such reinvestment is subject to a binding written agreement with a third party which is not an Affiliate of the Loan Parties which agreement was entered into during such 360-day time period and which reinvestment is consummated within 180 days after such 360-day period expires (as certified by Borrower-Agent in writing to Administrative Agent upon reasonable written request of any Lender); and (B) any Net Cash Proceeds received by a Loan Party not so reinvested shall thereafter be promptly applied to the prepayment of the Loans as set forth in clause (iv) below.
(ii)Upon (A) the incurrence or issuance by the Loan Parties of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 8.4) or (B) an issuance of any Equity Interests not permitted hereunder, Borrowers shall prepay an aggregate principal amount of Loans equal to 100.00% of all Net Cash Proceeds received therefrom by the Loan Parties within five Business Days of receipt (such prepayments to be applied as set forth in clause (iv) below).  The provisions of this Section 2.6(b)(ii) do not constitute and shall not be construed as a consent to or waiver of any Event of Default arising by reason of any incurrence of Indebtedness or issuance of any Equity Interests by any of the Loan Parties which is prohibited by the terms of this Agreement.

(iii)Upon the occurrence of a Change of Control, at the election of the Required Lenders, Borrowers shall be required to prepay the Loans and all other Obligations in full by payment of an amount equal to the unpaid principal balance thereof, plus (A) all unpaid interest accrued thereon through the date of repayment and (B) all outstanding and unpaid documented (1) fees and (2) expenses payable to Lenders under the Loan Documents through the date of repayment. The provisions of this clause (iii) shall not be deemed to be implied consent to any such transaction otherwise prohibited by the terms of this Agreement.
(iv)Notwithstanding anything to the contrary herein, any proceeds required to be applied to such Loans pursuant to this Section 2.6(b) shall first be applied to the First Lien Debt in accordance with the First Lien Loan Agreement or, if and to the extent the First Lien Debt has been paid in full (or the First Lien Administrative Agent otherwise consents to such prepayment hereunder in accordance with the First Lien Intercreditor Agreement), the Loans in accordance with Section 2.6(c).
(v)[Reserved].
(vi)[Reserved].
(c)Application of Prepayments.  Each voluntary prepayment of Loans shall be applied as directed by Borrower-Agent in reduction of amounts of the then-outstanding principal of and interest on the Loans.  Each other prepayment of Loans pursuant to this Section 2.6 (other than pursuant to Section 2.6(b)(iii)) shall be applied to the remaining scheduled installments of the outstanding principal balance of the Loans pursuant to Section 2.1(e) in the reverse order of maturity, and each such prepayment shall be paid to Lenders in accordance with their respective applicable Loan Percentages.  Each prepayment under this Section 2.6 shall be accompanied by the applicable Make-Whole Amount, if any.  In addition, the Loans are subject to acceleration as set forth in Section 10.1.
2.7Term.  This Agreement shall become effective on the Effective Date and, subject to Section 14.8, shall continue in full force and effect for so long as any Obligations (other than Inchoate Obligations) remain outstanding.
2.8Pro Rata Treatment and Payments.
(a)[Reserved].
(b)Each payment (including each prepayment) by Borrowers on account of  principal of and interest on each tranche of Loans shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by Lenders.
(c)All payments (including prepayments) to be made by Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and shall be made prior to noon Central time on the due date thereof to Administrative Agent, for the account of Lenders, in U.S. dollars and in immediately available funds.  Administrative Agent shall distribute such payments to Lenders promptly upon receipt in like funds as received.  Any payment received by Administrative Agent after noon Central time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be due and payable on the immediately preceding Business Day.
(d)Unless Administrative Agent shall have received notice from Borrower-Agent prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers are making such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders, as the case may be, the amount due.  With respect to any payment that Administrative Agent makes for the account of Secured Creditors hereunder as to which Administrative Agent determines in its discretion (which determination shall be conclusive absent manifest error) that any of the following applies (each such payment referred to as a “Rescindable Amount”): (i) Borrowers have not in fact made such payment; (ii) Administrative Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed); or (iii) Administrative Agent has for any reason otherwise erroneously made such payment, then each applicable Secured Creditor severally agrees to repay to Administrative Agent forthwith promptly, but in any event within two Business Days, after demand the amount so distributed to such Secured Creditor, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.  Nothing herein shall be deemed to limit the rights of Administrative Agent or any Lender against Borrowers.
(e)If at any time insufficient funds are received by and available to Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied as follows:  first, toward payment of fees then due to Agents, ratably among such Persons in accordance with the amounts of fees then due to such Persons; second, toward payment of other fees and interest then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of such fees and interest then due to such parties; and third, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(f)If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on any portion of the Loans made by it or its participation in other obligations hereunder, as applicable (other than pursuant to a provision hereof providing for non-pro rata treatment), in excess of its applicable Loan Percentage of such payment or on account of the participations obtained by the other Lenders, such Lender shall forthwith advise Administrative Agent of the receipt of such payment, and within five Business Days after such receipt purchase (for cash at face value) from the other applicable Lenders (through Administrative Agent), without recourse, such participations in the Loans made by them, as applicable, or make such other adjustments as shall be equitable, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with their respective applicable Loan Percentages; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of Borrowers from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.8(f) may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.  No documentation other than notices and the like referred to in this Section 2.8(f) shall be required to implement the terms of this Section 2.8(f).  Administrative Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.8(f) and shall in each case notify Lenders following any such purchase.  The provisions of this Section 2.8(f) shall not be construed to apply to (i) any payment made by or on behalf of Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its portion of the Loans to any assignee or participant, other than an assignment to a Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrowers in the amount of such participation.
(g)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.8(d) or 11.7, then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
(h)Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Secured Creditor, whether or not in respect of an Obligation due and owing by any Borrower or any other Loan Party, where such payment is a Rescindable Amount, then in any such event, such Secured Creditor receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand such Rescindable Amount received by such Secured Creditor in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Secured Creditor irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Secured Creditor promptly upon determining that any payment made to such Secured Creditor comprised, in whole or in part, a Rescindable Amount.
2.9Tax Liabilities.  For purposes of this Section 2.9, the term “Lender” and the term “applicable law” includes FATCA.
(a)Payments Free of Tax Liabilities.  Any and all payments by or on account of any obligation of the Loan Parties under any Loan Document shall be made without deduction or withholding for any Tax Liabilities, except as required by applicable law, and the Loan Parties shall comply with the requirements set forth in this Section 2.9.  If any applicable law (as determined in the good faith discretion of any Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Loan Parties shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)Payment of Other Tax Liabilities.  The Loan Parties shall, without duplication, timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Tax Liabilities applicable to the Loan Parties.
(c)Evidence of Payments.  As soon as practicable after any payment of Tax Liabilities by the Loan Parties to a Governmental Authority pursuant to this Section 2.9, Borrower-Agent shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(d)Indemnification by Loan Parties.  The Loan Parties shall, jointly and severally, indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Tax Liabilities (including Indemnified Tax Liabilities imposed or asserted on or attributable to amounts payable under this Section 2.9) payable or paid by such Recipient and any reasonable, documented out-of-pocket expenses arising therefrom or with respect thereto (including any recording and filing fees with respect thereto or resulting therefrom and any liabilities with respect to, or resulting from, any delay in paying such Indemnified Tax Liabilities), whether or not such Indemnified Tax Liabilities were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower-Agent by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by Lenders.  Each Lender shall severally indemnify each Agent, within 10 days after demand therefor, for (i) any Indemnified Tax Liabilities attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified such Agent for such Indemnified Tax Liabilities and without limiting the obligation of the Loan Parties to do so), (ii) any Tax Liabilities attributable to such Lender’s failure to comply with the provisions of Section 14.1 relating to the maintenance of a Participant Register and (iii) any Excluded Tax Liabilities attributable to such Lender, in each case, that are payable or paid by any Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Tax Liabilities were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by an Agent to the Lender from any other source against any amount due to any Agent under this paragraph (e).
(f)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower-Agent and Administrative Agent, at the time or times reasonably requested by Borrower-Agent or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower-Agent or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, each Lender, if reasonably requested by Borrower-Agent or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower-Agent or Administrative Agent as will enable Borrower-Agent or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.9(f)(ii)(A), 2.9(f)(ii)(B) and 2.9(f)(ii)(D)) shall not be required if the applicable Lender is not legally entitled to complete, execute or deliver such documentation.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to Borrower-Agent and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower-Agent or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower-Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower-Agent or Administrative Agent), whichever of the following is applicable;

a.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

b.executed originals of IRS Form W-8ECI;

c.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in form and substance reasonably satisfactory to Administrative Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

d.to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate in form and substance reasonably satisfactory to Administrative Agent, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in form and substance reasonably satisfactory to Administrative Agent on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower-Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower-Agent or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower-Agent or Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower-Agent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower-Agent or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower-Agent or Administrative Agent as may be necessary for Borrower-Agent and Administrative

Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(E)Any Lender that is an entity disregarded from its owner for U.S. federal income tax purposes shall also provide the applicable tax documentation with respect to such owner establishing an exemption from or reduction of any withholding Tax.
(iii)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower-Agent and Administrative Agent in writing of its legal inability to do so.  Each Foreign Lender shall promptly notify Borrower-Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to Borrower-Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this paragraph, a Foreign Lender shall not be required to deliver any form pursuant to this paragraph that such Foreign Lender is not legally able to deliver.
(g)Treatment of Certain Refunds.  If any party determines, in its discretion exercised in good faith, that it has received a refund of (or credit in lieu of) any Tax Liabilities as to which it has been indemnified pursuant to this Section 2.9 (including by the payment of additional amounts pursuant to this Section 2.9), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section with respect to the Tax Liabilities giving rise to such refund or credit), net of all out-of-pocket expenses (including Tax Liabilities) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund or credit to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Tax Liabilities that it deems confidential) to the indemnifying party or any other Person.
(h)Survival.  Each party’s obligations under this Section 2.9 shall survive the resignation or replacement of any Agent, any assignment of rights by, or the replacement of, a Lender, and the Discharge of Obligations.
(i)Confidentiality.  Nothing contained in this Section 2.9 shall require any Agent or any Lender or any other indemnified party to make available any of its Tax returns (or any other information that it deems to be confidential or proprietary) to the indemnifying party or any other Person.
2.10[Reserved].

2.11Defaulting Lenders.
(a)Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 14.1 and in the definition of Required Lenders.
(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise, and including any amounts made available to Administrative Agent by such Defaulting Lender pursuant to Section 11.7), shall be applied at such time or times as may be determined by Administrative Agent in its discretion as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment of any amounts owing to any Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; third, so long as no Event of Default has occurred and is continuing, to the payment of any amounts owing to Borrowers as a result of any judgment of a court of competent jurisdiction obtained by Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fourth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.4 for any period during which such Lender is a Defaulting Lender (and Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(b)Defaulting Lender Cure.  If Borrowers and Administrative Agent in their respective discretion agree in writing to accept a cure by Defaulting Lender such that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
2.12Acknowledgment and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any other Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
2.13[Reserved].
3.[RESERVED].
4.CONDITIONS OF LOANS.
4.1Conditions Precedent to Initial Credit Extension.  The obligation of Lenders to make the Loans hereunder on the Effective Date is subject to the satisfaction or waiver on or before the Effective Date of each of the following conditions:
(a)Administrative Agent shall have received this Agreement, the Fee Letter, and each of the other Loan Documents, in each case duly executed by the appropriate party and in form and substance reasonably satisfactory to Administrative Agent;
(b)Administrative Agent shall have received an officer’s certificate from each Loan Party dated as of July 3, 2025, certifying as to (i) the Operating Documents of each Loan Party  (which, to the extent filed with a Governmental Authority, shall be certified within 30 days of the Effective Date by the applicable Governmental Authority), (ii) the resolutions of the governing body and, if applicable, equity holders of each Loan Party, (iii) the good standing, existence or its equivalent of each Loan Party, certified by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of incorporation or formation as of a date no earlier than 30 days prior to the Effective Date, (iv) the certificates of foreign qualification/good standing (other than such Person’s jurisdiction of organization) in which such Person’s failure to be duly qualified or licensed would cause a Material Adverse Effect, certified by the applicable Secretary of State or other appropriate official of any such other jurisdiction as of a date no earlier than 30 days prior to the Effective Date, and (v) the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party;
(c)Since December 31, 2024, no event shall have occurred which has had or would reasonably be expected to have a Material Adverse Effect, as determined by Administrative Agent in its Permitted Discretion, and Administrative Agent shall have received a certificate of a Responsible Officer of the Loan Parties to the foregoing effect;

(d)No action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or governmental instrumentality that would reasonably be expected to (i) materially and adversely affect the transactions contemplated hereby or (ii) result in a Material Adverse Effect;
(e)No Default or Event of Default shall exist (whether before or after giving effect to the funding of the Loans);
(f)The representations and warranties contained in Section 6 shall be true, correct and complete in all material respects on and as of the Effective Date (provided, however, that (i) those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such other date and (ii) any representation or warranty that is qualified by materiality, Material Adverse Effect or any similar standard shall be true, correct and complete in all respects);
(g)Administrative Agent shall have received company-prepared consolidated and consolidating financial statements of the Loan Parties, including a balance sheet and statements of income, retained earnings and cash flow, in a form reasonably acceptable to Administrative Agent, for the quarter ended March 31, 2025, and such other financial statements and reports and information concerning any Loan Party as Administrative Agent shall reasonably request;
(h)Administrative Agent shall have received a duly completed certificate dated as of July 7, 2025, certified by a Responsible Officer of the Loan Parties, certifying and evidencing that (i) the Adjusted EBITDA of the Loan Parties for the trailing 12 month period, on a pro forma basis, is no less than $90,000,000 and (ii) the Total Leverage Ratio on and as of the Effective Date, after giving effect to the transactions to occur on the Effective Date, is not greater than 3.50:1.00;
(i)With respect to each Mortgaged Property, Agents shall have received:
(i)a valid second-priority Mortgage for each such Mortgaged Property,
(ii)a Title Policy, or marked commitment therefor, with respect to each Mortgaged Property, without a survey or other exception unless acceptable to Administrative Agent;
(iii)to the extent required by Administrative Agent, an appraisal of each of the Mortgaged Properties by an independent appraiser selected by or acceptable to Administrative Agent, with each such appraisal being procured at the Loan Parties’ expense and in form acceptable to Administrative Agent,
(iv)to the extent required by Administrative Agent, an ALTA/NSPS survey with respect to each Mortgaged Property, including all improvements, easements and other customary matters thereon reasonably required by Administrative Agent, together with a surveyor’s certificate to Administrative Agent and the Title Company and complying in all material respects with the minimum detail requirements of the American Land Title Association and National Society of Professional Surveyors as such requirements are in effect on the date of preparation of such survey (sufficient for such title insurance company to remove all standard survey exceptions from the Title Policy relating to such real property and issue the customary survey related endorsements or otherwise reasonably acceptable to Administrative Agent), all to the extent required by Administrative Agent; provided, however, notwithstanding the foregoing, Administrative Agent acknowledges and agrees the foregoing requirement shall be satisfied by the applicable Loan Party providing an existing survey of its respective Mortgaged Property, updated to include Administrative Agent within the surveyor certification,
(v)an environmental site assessment reliance letter for each Mortgaged Property, to the extent required by Administrative Agent,
(vi)[reserved],
(vii)subject to Section 7.22, if such Mortgaged Property is in a flood zone, a flood notification form signed by the applicable Loan Party and evidence that flood insurance is in place for the buildings and their contents located thereon, each to the extent required by Administrative Agent,
(j)[Reserved];
(k)All filings, recordations and searches reasonably necessary or otherwise reasonably requested by Administrative Agent in connection with the Liens to be granted to Collateral Agent under the Loan Documents shall have been duly made, or shall be duly made on the Effective Date, and all documents and instruments required to perfect Administrative Agent’s security interest in the Collateral shall have been executed and delivered, and all filing and recording fees and taxes shall concurrently with such filing or recordation be duly paid;
(l)Administrative Agent shall have received a final payoff letter and Lien termination documents from any Person whose outstanding loans to any Loan Party are to be repaid, each in form and substance reasonably satisfactory to Administrative Agent;
(m)Administrative Agent shall have received UCC, PPSA, bankruptcy, federal, state and provincial tax and judgment/litigation liens searches for the Loan Parties, all in such locations as Administrative Agent reasonably requests showing no Liens affecting any Collateral, except for Permitted Liens and that the Loan Parties are not the subject of any federal, state or provincial judgment, are not involved in any material litigation in any federal, state or provincial court, and are not the subject to a petition in bankruptcy under any Bankruptcy Law;
(n)Administrative Agent shall have received evidence that the Loan Parties have established, or caused to be established, with East West Bank the Restricted Cash Account and funded the Restricted Cash Account with at least that amount of cash sufficient to comply with the requirements of Section 7.20;
(o)The Loan Parties shall have paid, or shall be paid with a portion of the proceeds of the Loans, the loans made pursuant to the First Lien Loan Agreement or cash on hand, on the Effective Date the fees and Lender Expenses then due pursuant to Section 2.4;
(p)Administrative Agent shall have received the executed legal opinion(s) of counsel to Borrowers and any other Loan Parties, in form and substance reasonably satisfactory to Administrative Agent, which shall cover such customary matters incident to the transactions contemplated by this Agreement, the Notes, the Pledge Agreement, the Mortgages, the other Loan Documents, and related agreements as Administrative Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinion to Administrative Agent and Lenders;
(q)Upon the reasonable request of any Lender made at least 10 days prior to the Effective Date, Borrowers shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act;
(r)At least five days prior to the Effective Date, if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Borrower shall deliver a Beneficial Ownership Certification to Administrative Agent;
(s)Except as disclosed in Schedule 6.4, each Loan Party shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by such Person of the Loan Documents or with the consummation of the transactions contemplated thereby or for the conduct of their respective businesses;
(t)Administrative Agent shall have completed its business, legal, and collateral due diligence, the results of which shall be reasonably satisfactory to Administrative Agent;
(u)Administrative Agent and Lenders shall have received credit committee approval for the transactions contemplated by this Agreement and the other Loan Documents;
(v)All conditions to the closing of the First Lien Debt Documents (other than the closing of the transactions hereunder) have been satisfied; and
(w)The Loan Parties shall have executed and delivered to Administrative Agent all such other documents, instruments and agreements as Administrative Agent may reasonably deem necessary or appropriate.

The request and acceptance by Borrowers of the proceeds of the Loans on the Effective Date shall be deemed to constitute, as of the closing, a representation and warranty by each Loan Party on the Effective Date as to the accuracy of the facts referred to in this Section 4.1.

5.CREATION OF SECURITY INTEREST.
5.1Grant of Security Interest.  Each Loan Party hereby grants and pledges to Collateral Agent on behalf of Secured Creditors a continuing security interest in and Lien on all Collateral, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, to secure the prompt payment of any and all Obligations and to secure the prompt performance by each Loan Party of each of its covenants and duties under the Loan Documents. Subject only to Permitted Liens that may have priority by operation of law and the Liens permitted by clause (s) of the definition of Permitted Liens, such security interest constitutes a valid, second-priority security interest in all presently existing Collateral, and will constitute a valid, second-priority security interest in all after-acquired Collateral. Notwithstanding any termination of this Agreement, Collateral Agent’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.
5.2Perfection of Security Interest.  Each Loan Party shall take all action that any Agent may request in its Permitted Discretion so as at all times to maintain the validity, perfection, enforceability and priority of Collateral Agent’s security interest in and Lien on the Collateral or to enable Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (a) promptly discharging all Liens other than Permitted Liens, (b) delivering to Collateral Agent, duly endorsed or accompanied by such instruments of assignment as Collateral Agent may specify, and stamping or marking, in such manner as Collateral Agent may specify, any and all Negotiable Collateral and advices thereof and documents evidencing or forming a part of the Collateral to the extent having a value of $575,000 or more, individually or in the aggregate, (c) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to Collateral Agent, (d) subject to Section 7.22, (i) delivering to Collateral Agent such executed Lien Waivers and Collateral Assignments of Leases as Collateral Agent shall reasonably request with respect to any leased Real Property at which the any Loan Party conducts cultivation, processing, manufacturing, distribution or similar activities which, for the avoidance of doubt, will not include any leased Real Property operating as a dispensary or retail location, and (ii) using commercially reasonable efforts to deliver such executed Lien Waivers and Collateral Assignments of Leases as Collateral Agent shall reasonably request with respect to any leased Real Property which is not utilized by the Loan Parties for cultivation, processing, manufacturing, distribution or similar activities (i.e., any leased Real Property operating as a dispensary or retail location), and (e) executing and delivering financing statements, Control Agreements (to the extent required hereunder), instruments of pledge, notices and assignments, in each case in form and substance reasonably acceptable to Collateral Agent, relating to the creation, validity, perfection, maintenance or continuation of Collateral Agent’s security interest and Lien under the UCC, PPSA or other Applicable Law.  Each Loan Party shall have possession of the Collateral except where expressly otherwise provided in this Agreement or where Collateral Agent chooses to perfect its security interest by possession in addition to the filing of a financing statement.  No Loan Party will create any Chattel Paper without placing a legend on the Chattel Paper reasonably acceptable to Collateral Agent indicating that Collateral Agent has a security interest in the Chattel Paper.  Each Loan Party shall provide Collateral Agent with prompt written notice of all Commercial Tort Claims where the amount claimed or under dispute is equal to or greater than $575,000, such notice to contain a brief description of the claims, and the case title together with the applicable court and docket number.  Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Collateral Agent a security interest and lien in and to such Commercial Tort Claims described therein and all proceeds thereof.  Each Loan Party shall provide Collateral Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any Letter-of-Credit Rights having an undrawn face amount of $575,000 or more, and at Collateral Agent’s request shall take such actions as Collateral Agent may reasonably request for the perfection of Collateral Agent’s security interest therein.  Any Loan Party from time to time may deposit with Collateral Agent specific cash collateral to secure specific Obligations; each Loan Party authorizes Collateral Agent to hold such specific balances in pledge for so long as the specific Obligations are outstanding.  Each Loan Party authorizes Collateral Agent to file at any time financing statements, continuation statements and amendments thereto that (x) either specifically describe the Collateral as “all assets” or “all present or after-acquired personal property” of such Loan Party and (y) contain any other information required by the UCC or PPSA for the sufficiency of filing office acceptance of any financing statement, continuation statement or amendment, including whether such Loan Party is an organization, the type of organization and any organizational identification number issued to such Loan Party, if applicable. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, Administrative Agent acknowledges and agrees that any notice required pursuant to this Section 5.2 will be satisfied by the Loan Parties providing Administrative Agent a copy of any filing one or more Loan Parties makes relating to this Agreement with the Securities and Exchange Commission or the Canadian Securities Exchange, to the extent such filing contains the information required by this Section 5.2 with respect to the applicable event or occurrence.

5.3Pledge of Shares.  Each Loan Party hereby pledges, assigns and grants to Collateral Agent, on behalf of Secured Creditors, a security interest in and Lien on all of such Loan Party’s right, title and interest in the Shares, together with all proceeds and substitutions thereof, all Operating Documents relating thereto, all cash, stock and other monies and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (collectively, the “Shares Collateral,” as security for the performance of the Obligations).  The certificate or certificates for the Shares, if any, will be delivered to Collateral Agent, accompanied by an instrument of assignment undated and duly executed in blank by the applicable Loan Party pledging such Shares, and such Loan Party shall cause the books of each entity whose shares are part of the Shares and any transfer agent to reflect the pledge of the Shares.  Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may effect the transfer of the Shares into the name of Collateral Agent and cause new certificates representing such securities to be issued in the name of Collateral Agent or its Transferee and shall thereafter have the right to exercise all voting rights with respect to the Shares. The Loan Parties will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares Collateral.

5.4Assignment of Insurance.  As additional security for the payment and performance of the Obligations, each Loan Party hereby assigns to Collateral Agent any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under insurance claims, and all other rights of such Loan Party with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and subject to the Loan Parties’ reinvestment rights set forth in Section 2.6(b)(i), each Loan Party hereby directs the issuer of any such policy to pay all monies received in respect of insurance claims in an aggregate amount greater than $287,500 directly to Collateral Agent.  At any time during the continuance of an Event of Default, Collateral Agent may (but need not), in Collateral Agent’s name or in a Loan Party’s name, execute and deliver proofs of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.  Subject to Section 2.8 and the Loan Parties’ reinvestment rights set forth in Section 2.6(b)(i), any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) greater than $287,500, or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Collateral Agent to be applied, at the option of Collateral Agent, either to the prepayment of the Obligations or shall be disbursed to the Loan Parties under staged payment terms reasonably satisfactory to Collateral Agent for application to the cost of repairs, replacements, or restorations.  Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.
5.5Deposit Accounts; Securities Accounts, Etc..  All Deposit Accounts, securities accounts and investment accounts of each Loan Party and its Subsidiaries as of the Effective Date are set forth on Schedule 5.5.  No Loan Party shall open any new Deposit Account, securities account or investment account with a bank, depository institution or securities intermediary other than East West Bank unless (a) the Loan Parties shall have obtained the prior written approval of Agents in their Permitted Discretion, and (b) such bank, depository institution or securities intermediary, each applicable Loan Party and Collateral Agent shall first have entered into a Control Agreement over such account (other than an Excluded Account). Upon the occurrence and during the continuation of an Event of Default, Collateral Agent may notify any depository institution or securities intermediary to liquidate the applicable Deposit Account, securities account, investment account or any investment-related property maintained or held thereby and remit the proceeds thereof to Collateral Agent.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, the account control requirement described in clause (b) above shall not apply to the De Minimis Deposit Accounts. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, the Loan Parties agree to make commercially reasonable efforts, within 90 days of (y) the Effective Date or (z) the opening any new De Minimis Deposit Account in a non-Applicable State, as applicable, to provide Control Agreements for each such De Minimis Deposit Accounts; provided, that, notwithstanding the foregoing, the Loan Parties shall not at any time maintain more than $575,000 in aggregate De Minimis Bank Account balances excluded from the Control Agreement requirement set forth herein. During the continuance of an Event of Default, the Loan Parties shall, promptly after demand by Administrative Agent, enter into Control Agreements with respect to any such De Minimis Deposit Accounts.

5.6Preservation of Collateral. Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 10.1, Collateral Agent: (a) may at any time take such steps as Collateral Agent deems necessary to protect Collateral Agent’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Collateral Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Collateral Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Collateral Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or Equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Real Property owned or leased by any Loan Party.  Each Loan Party shall cooperate fully with all of Collateral Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct.  All of Collateral Agent’s reasonable and documented out-of-pocket expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers and added to the Obligations.
6.REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

6.1Due Organization and Qualification; Subsidiaries.
(a)Each Loan Party (i) is duly existing and in good standing under the Applicable Laws of the jurisdiction in which it is formed or incorporated, (ii) is qualified and licensed to do business in any jurisdiction in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(b)Set forth on Schedule 6.1(b) is a complete and accurate description of the authorized Equity Interests of each Loan Party, by class, and, as of the Effective Date, a description of the number of shares of each such class that are issued and outstanding. Except as set forth on Schedule 6.1(b), there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of their Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. Except as set forth on Schedule 6.1(b), no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.
(c)Set forth on Schedule 6.1(c) is a complete and accurate list of each Loan Party’s Affiliates and direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Loan Party. All of the outstanding Equity Interests of each such Subsidiary (other than Excluded Subsidiaries) has been validly issued and is fully paid and non-assessable.
6.2Due Authorization; No Conflict.  The execution, delivery, and performance of the Loan Documents are within each Loan Party’s powers and have been duly authorized by all necessary action on the part of such Loan Party.  As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, provincial, local or foreign law or regulation applicable to such Loan Party, any provision of the Operating Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party, or any approval or consent of any Person under any Material Contract of a Loan Party, other than consents or approvals that have been obtained and that are still in force and effect.

6.3Enforceability; Perfected Liens.
(a)The Loan Documents to which each Loan Party is a party are the legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditor’s rights generally and to general principles of equity.
(b)This Agreement, together with the filing of a UCC financing statement or PPSA financing statement with the applicable Governmental Authority in each Loan Party’s jurisdiction of incorporation or formation, the recordation of the Mortgages and payment of any fees in connection therewith, creates a valid and continuing second-priority lien on and perfected security interest in the Collateral (except for property located in the United States in which a security interest may not be perfected by filing under the UCC or PPSA), prior to all other Liens (except for Permitted Liens that may have priority by operation of law and the Liens permitted by clause (s) of the definition of Permitted Liens) to the extent such perfection can be obtained by the completion of such filings and other actions.
6.4Governmental Consents.  Except as disclosed in Schedule 6.4, the execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing or recordation, as of the Effective Date.
6.5Indebtedness.  Except for Permitted Indebtedness and the Obligations, no Loan Party is obligated (directly or indirectly) for any loans or other Indebtedness. The Loan Parties have delivered to Administrative Agent complete and correct (in all material respects) copies of all existing Subordinated Debt Documentation (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.  None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Administrative Agent.
6.6Margin Security and Use of Proceeds.  None of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
6.7No Defaults.  No Loan Party is in default under any Material Contract or lease to which it is a party or by which it is bound which default would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.8Employee Matters. There are no controversies pending, or to the knowledge of a Responsible Officer, threatened, between any Loan Party and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect. The hours worked by and payments made to employees of Loan Party or any of their Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act of 1938, as amended, or any other applicable Federal, state, provincial, local or foreign law dealing with such matters, and each Loan Party is in material compliance with all other Federal, state, or provincial, local or foreign laws respecting employment and employment terms, conditions and practices.  All payments due from any Loan Party or any of their Subsidiaries, or for which any claim may be made against any Loan Party or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of any Loan Party or such Subsidiary (other than Excluded Subsidiaries). The consummation of the transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any of any Loan Party or any of their Subsidiaries is bound.
6.9Intellectual Property.  Schedule 6.9 contains a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights (the “Intellectual Property”) for which each Loan Party is the owner of record or otherwise utilizes pursuant to a valid license (other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks) and including for each of the foregoing items (a) the owner, (b) the title, (c) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (d) as applicable, the registration or application number and registration or application date and (e) any licenses or other rights (including franchises) granted by such Loan Party with respect thereto.  Except as disclosed in Schedule 6.9, (w) each Loan Party owns, or is licensed to use, such Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (x) no Person other than the applicable Loan Party owns or has been granted any right in the Intellectual Property, (y) all Intellectual Property is valid, subsisting and enforceable and (z) the applicable Loan Party has taken all commercially reasonable action necessary to maintain and protect the Intellectual Property.  The use of such Intellectual Property by each Loan Party and the operation of its businesses does not infringe in any material respect any valid and enforceable intellectual property rights of any other Person.  To the knowledge of each Responsible Officer, no slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party infringes upon any rights held by any other Person.  Except as specifically disclosed in Schedule 6.9, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of each Responsible Officer, threatened.
6.10Environmental Matters.
(a)Each Loan Party and each of their Subsidiaries possess all Environmental Permits required under applicable Environmental Law to conduct their respective businesses and are, and within applicable statutes of limitation, have been, in material compliance with the terms of such Environmental Permits. No Loan Party has received written notice that any Environmental Permits possessed by any of them will be revoked or suspended or will not be renewed;
(b)The execution and delivery of this Agreement and the consummation by the Loan Parties of the transactions set forth herein does not require any notification, registration, reporting, filing, investigation or environmental response action under any Environmental Law;

(c)Each of the Loan Parties and each of their Subsidiaries are currently, and within applicable statutes of limitation have been, in material compliance with all applicable Environmental Law;
(d)No Loan Party nor any of their Subsidiaries has received (i) written notice of any pending or threatened civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, notice or demand letter or request for information under any Environmental Law, or (ii) written notice of actual or potential liability under any Environmental Law, including any Environmental Liability that such Loan Party or Subsidiary may have retained or assumed either contractually or by operation of law, or of any Environmental Claim, in either case with respect to clauses (i) or (ii) that reasonably would be expected to result in a Material Adverse Effect.  To the knowledge of each Responsible Officer, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of a material Environmental Claim;
(e)As of the date of this Agreement: (i) no property or facility currently, or to the knowledge of each Responsible Officer, formerly owned, operated or leased by a Loan Party or any of their current or former Subsidiaries or by any respective predecessor in interest, and (ii) no property at which Hazardous Materials generated, owned or controlled by a Loan Party or any of their present or former Subsidiaries, or any predecessor in interest have been stored, treated or disposed of, has been identified by a Governmental Authority as requiring or potentially requiring environmental assessment or response actions under Environmental Law;
(f)(i) There has been no disposal, spill, discharge or Release of any Hazardous Material generated, used, owned, stored or controlled by a Loan Party, any of their Subsidiaries, or any predecessor in interest, on, at or under any property currently or formerly owned, leased or operated by a Loan Party, any of their Subsidiaries or any predecessor in interest, (ii) there are no Hazardous Materials located in, at, on or under such facility or property, or at any other location, in either case of clauses (i) or (ii) above, that reasonably would be expected to require investigation, removal, remedial or corrective measures by a Loan Party or any of their Subsidiaries or that reasonably would result in a material liability or obligations by any of the Loan Parties under Environmental Law or result in a material Environmental Claim, and (iii) neither any Loan Party nor any of their Subsidiaries has retained or assumed any liability contractually or by operation of law with regard to the generation, treatment, storage or disposal of Hazardous Materials or compliance with Environmental Law that would reasonably be expected to result in a Material Adverse Effect;
(g)(i) There has not been any underground or aboveground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area in each case containing Hazardous Materials in violation of applicable Environmental Law located on any facility or property currently, or to the knowledge of each Responsible Officer, formerly, owned, leased or operated by a Loan Party or any of their Subsidiaries, and (ii) no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on or under any facility or property currently, or, to the knowledge of each Responsible Officer, formerly, owned, leased or operated by a Loan Party or any of their Subsidiaries, in either case (i) or (ii) except in material compliance with applicable Environmental Laws or as would not reasonably be expected to result in material Environmental Liability;
(h)No Lien has been recorded against any properties, assets or facilities currently owned, leased or operated by a Loan Party or any of their Subsidiaries under any Environmental Law; and
(i)The Loan Parties have provided to Administrative Agent all material records and files, including all material assessments, reports, studies, analyses, audits, tests and data in their possession or under their control, concerning any Environmental Claim or the existence of Hazardous Materials at properties, assets or facilities currently or formerly owned, operated or leased by any Loan Party, any of their Subsidiaries, or any predecessor in interest, or concerning compliance by any Loan Party with, or liability under, any Environmental Law.
6.11ERISA Matters; Canadian Pension Plan; Canadian Employee Plan.
(a)ERISA. Except as set forth in Schedule 6.11(a), no Loan Party nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the Code or applicable state law).  Neither any Loan Party nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the Code or applicable state law with respect to any Plan.  No Reportable Event exists in connection with any Pension Plan.  Each Pension Plan which is intended to qualify under the Code is so qualified, and no fact or circumstance exists which may have an adverse effect on the Pension Plan’s tax qualified status.  Neither any Loan Party nor any ERISA Affiliate has (x) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) under any Pension Plan, whether or not waived, (y) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (z) any liability or knowledge of any facts or circumstances which could reasonably be expected to result in any liability to the PBGC, the Internal Revenue Service, the Department of Labor or any participant in connection with any Pension Plan (other than routine claims for benefits under the Pension Plan).
(b)Canadian Pension Plan and Canadian Employee Plan. Schedule 6.11(b) lists all Canadian Employee Plans and Canadian Pension Plans, including Canadian Defined Benefit Pension Plans,  currently maintained or contributed to the Loan Parties and their Subsidiaries.  The Canadian Pension Plans are duly registered under all Applicable Laws which require registration.  To the Loan Parties’ knowledge, each Loan Party and each of their Subsidiaries has in all material respects complied with and performed its obligations under and in respect of its respective Canadian Pension Plans and Canadian Employee Plans under the terms thereof, any applicable related funding agreements and all Applicable Laws (including any fiduciary, funding, investment and administration obligations, as applicable).  All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Employee Plan have been paid in a timely fashion (or which are not yet due, have accrued and are accurately reflected in each applicable Loan Party’s most recent financial statements delivered to Lenders) in compliance in all material respects with the terms thereof, any related funding agreement and all Applicable Laws.  There have been no withdrawals or applications of the assets under any of the Canadian Pension Plans or the Canadian Employee Plans contrary to the terms of such Canadian Pension Plans or Canadian Employee Plans, respectively, or Applicable Law.  No promises of benefit improvements under the Canadian Pension Plans have been made except where such improvement would not be reasonably expected to have a Material Adverse Effect and, in any event, no such improvements will result in a solvency deficiency or going concern unfunded liability in the affected Canadian Pension Plans that is not permitted under Applicable Laws.  There are no taxes, penalties or interest owing in respect of any Canadian Pension Plans.  All material reports and disclosures relating to the Canadian Pension Plans required by such plans and any requirement of Applicable Law to be filed or distributed have been filed or distributed.  There has been no partial termination of any Canadian Defined Benefit Pension Plan and to the Loan Party’s knowledge no facts or circumstances have occurred or existed that would result, or be reasonably anticipated to result, in the declaration by a Governmental Authority of a partial termination of any Canadian Defined Benefit Pension Plan under any requirements of Applicable Law.  To the Loan Parties’ knowledge, there are no outstanding disputes concerning the assets of the

Canadian Pension Plans or the Canadian Employee Plans, as applicable.  Each of the Canadian Defined Benefit Pension Plans is funded as required under Applicable Law.
6.12Anti-Money Laundering and Economic Sanctions Laws.
(a)Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with applicable anti-money laundering laws and any applicable Sanctions requirements of Applicable Law. To the Loan Parties’ knowledge, each Loan Party and each of its Subsidiaries and each of their respective officers and directors, and to the knowledge of each Responsible Officer, any Affiliates of a Loan Party or any of its Subsidiaries or agent acting or benefitting in any capacity in connection with the Loans, are in compliance with (i) the Patriot Act in all material respects and (ii)  any applicable anti-money laundering laws or any applicable Sanctions requirements of Applicable Law that in each case are binding on them except to the extent any such non-compliance results solely because a Loan Party’s Permitted Cannabis Business activities. None of the Loan Parties, their respective Subsidiaries, their respective officers or directors, or to the knowledge of each Responsible Officer, any Affiliates of a Loan Party or any of its Subsidiaries or agent acting or benefitting in any capacity in connection with the Loans, is an Embargoed Person.
(b)No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party or candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(c)None of the Loan Parties or their respective Subsidiaries, or any of their respective officers and directors, will directly or indirectly use any proceeds of the Loans or lend, contribute or otherwise make available such proceeds to any Person for the purpose of financing the activities of or with any Person or in any country or territory that, at the time of funding, is an Embargoed Person.
6.13Collateral.
(a)Each Loan Party and its Subsidiaries has (i) good, sufficient and valid title to (in the case of fee interests in Real Property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and marketable title to (in the case of all other Collateral), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 7.2, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. Each Loan Party acknowledges that (x) value has been given and (y) the parties have not agreed to postpone the time for attachment of the Liens granted hereunder. In respect of Collateral in which a Loan Party obtains an interest after the execution and delivery of this Agreement, the Liens granted hereunder shall attach thereto immediately upon such Loan Party obtaining such rights.  All of such assets are free and clear of Liens except for Permitted Liens.
(b)All Inventory is reflected in the books and records of the Loan Parties at such Inventory’s fair market value in accordance with GAAP.
(c)No Equipment is a fixture to real estate unless such real estate is owned by a Loan Party and is subject to a Mortgage in favor of Collateral Agent, or if such real estate is leased, is subject to Lien Waiver in favor of Collateral Agent, or an accession to other personal property unless such personal property is subject to a second-priority lien in favor of Collateral Agent for the benefit of Secured Creditors.

6.14Name; Location of Chief Executive Office; Locations of Collateral.
(a)The name of (within the meaning of Section 9-503 of the UCC) and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on Schedule 6.14(a).  Except as disclosed in Schedule 6.14(a), neither any Loan Party nor any Subsidiary of a Loan Party has done business under any name or uses any trade names, assumed names, fictitious names or division names in the operation of its business other than that specified on Schedule 6.14(a).
(b)The chief executive office of Loan Party, at which Loan Party keeps its books, records and accounts (or copies thereof) concerning the Collateral, is located at the address indicated in on Schedule 6.14(b).
(c)Schedule 6.14(c) sets forth a correct and complete list of the location, by state or province and street address, of all Real Property owned or leased by each Loan Party, identifying which Real Properties are owned and which are leased, together with the names and addresses of any landlords or other third parties in possession, custody or control of any Collateral.  The Collateral, including Inventory and Equipment, is kept, or, in the case of vehicles, based, only at the address set forth in Schedule 6.14(c), and at other locations within the continental United States of which Agents have been advised by Borrower-Agent in writing, except for Collateral in transit.
6.15Litigation.
(a)Except as set forth in Schedule 6.15(a), there are no actions or proceedings pending, or to the knowledge of each Responsible Officer, threatened by or against any Loan Party before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.
(b)No Loan Party has any Commercial Tort Claims pending other than those set forth in Schedule 6.15(b) and those of which Administrative Agent has been advised by such Loan Party in writing.
6.16Accuracy of Financial Statements.  All consolidated and consolidating financial statements related to any Loan Party that are delivered by a Loan Party to Administrative Agent fairly present in all material respects the financial condition of such Loan Party or the Loan Parties as of the date thereof and the results of operations of such Loan Party or the Loan Parties for the period then ended.  There has not been a material adverse change in the consolidated or in the consolidating financial condition of any Loan Party since the date of the most recent audited financial statements submitted to Administrative Agent
6.17Solvency, Payment of Debts.  (a) Each Loan Party is, and after giving effect to the transactions contemplated by this Agreement, each Loan Party will be, solvent, able to pay its debts as they mature, (b) each Loan Party has, and, after giving effect to the transactions contemplated by this Agreement, each Loan Party will have, capital sufficient to carry on its business and all businesses in which it is about to engage, (c) as of the Effective Date, the fair present saleable value of the assets of each Loan Party, calculated on a going concern basis, is in excess of the amount of its liabilities, and (d) subsequent to the Effective Date, the fair saleable value of the assets of each Loan Party, calculated on a going concern basis, will be in excess of the amount of its liabilities.
6.18Compliance with Laws and Regulations; Permits.  Each Loan Party has met the minimum funding requirements of ERISA with respect to each Pension Plan.  No event has occurred resulting from any Loan Party’s failure to comply with ERISA that is reasonably likely to result in such

Loan Party’s incurring any liability that would reasonably be expected have a Material Adverse Effect.  Each Loan Party and its properties (including the Mortgaged Properties and its Subsidiaries), business operations and leaseholds are in compliance in all material respects with all Applicable Laws, including all Applicable Cannabis Laws (other than possible violation of U.S. Federal Cannabis Laws, provided that the Loan Parties are not aware of any actual investigations, actions or threatened suits or actions under such laws). The Loan Parties have obtained (or have caused to be obtained) all (a) Required Permits and Approvals and (b) all other Permits that are required by any Governmental Authority to permit it to conduct and operate any Loan Party’s or their respective Subsidiaries’ business as such is conducted on the Effective Date, pursuant to any Applicable Law, and all such Required Permits and Approvals and other Permits are in full force and effect and all appeal periods permitting the challenge of the issuance of such Required Permits and Approvals and other Permits, as applicable, have expired.  No Loan Party: (x) has any material liability for Tax Liabilities, material Contingent Obligations or liabilities or long-term commitments which are not shown in the balance sheets included in its most recent financial statements submitted to Administrative Agent or noted therein; or (y) as of the Effective Date, has made or filed (or caused to be made or filed by all Persons responsible for reporting the income of the Loan Parties) all Federal, state, provincial, local and foreign income and all other Tax returns, reports and declarations required by the jurisdiction(s) to which the Loan Parties are subject and has paid all taxes on other governmental assessments and charges shown or which should be shown on such returns, reports and declarations.  The Specified Tax Receivables set forth on Schedule A-11 represent receivables reported on the financial statements of the Loan Parties in respect of Taxes previously paid by the Loan Parties.

6.19Holding Company; Margin Stock.  No Loan Party is a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, nor is any Loan Party an “investment company” or an “affiliated company” or a “principal underwriter” of an “investment company” as such terms are defined in the Investment Company Act of 1940. No Loan Party owns or has any present intention of acquiring any “margin stock” within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulation U, or cause this Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended. If requested by Administrative Agent, the Loan Parties will promptly furnish Administrative Agent with a statement in conformity with the requirements of Federal Reserve Form U-l referred to in said Regulation U.
6.20Affiliate Transactions.  Except as set forth in Schedule 6.20 or as permitted by Section 8.8, no Loan Party is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Loan Party than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.
6.21Cannabis Laws.  No Loan Party has suspended operations due to regulatory non-compliance or a violation of any Applicable Cannabis Laws.  No Loan Party has received any material individual fines or sanctions pursuant to any Applicable Cannabis Laws.
6.22No Burdensome Agreements.  Each Loan Party has heretofore delivered to Administrative Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject.  No Loan Party has agreed or consented to cause or permit in the future

(upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Lien.

6.23Missouri Acquisition.
(a)None of the Loan Parties, and, to each Responsible Officer’s knowledge, no other parties to any Missouri Acquisition Document are in default of any of their material obligations under any Missouri Acquisition Document, and (ii) after giving effect to the consummation of all of the Missouri Acquisition Documents, including obtaining the required regulatory approvals for changes of ownership to the cannabis licenses disclosed in the Missouri Acquisition Documents, the Loan Parties will have good title to the Targets and other assets to be purchased pursuant to the Missouri Acquisition Documents in all material respects, and such Targets and other assets shall be free and clear of all Liens other than Permitted Liens.
(b)The Loan Parties did not and will not incur or assume any liabilities or obligations pursuant to or in connection with the Missouri Acquisition other than those liabilities and obligations set forth on the Schedules attached hereto or as otherwise permitted hereunder.
(c)The Loan Parties have delivered to Administrative Agent a complete and correct copy of each Missouri Acquisition Document, including all schedules and exhibits thereto, in each case, that is in effect on the date hereof.  Such Missouri Acquisition Documents set forth all material terms and understandings of the parties thereto relating to the subject matter thereof as of the date hereof, and there are no other agreements, arrangements or understandings relating to any material terms of the Missouri Acquisition.  The execution, delivery and performance of each such Missouri Acquisition Document has been duly authorized by all necessary action of a Loan Party (including in reliance on the representations and warranties made in the Missouri Acquisition Documents, the obtaining of any consent of stockholders of the Loan Parties party thereto on the part of each Loan Party).  No authorization or approval or other action by, and no notice, to filing with or license from, any Governmental Authority is required for the consummation of the transactions contemplated by the Missouri Acquisition Documents that have not as of the date hereof been consummated, other than (i) the consents of the Missouri Department of Health and Senior Services Division of Cannabis Regulation and (ii) any such other consents, approvals, notices, filings or licenses, the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the interests of Lender Parties. Each Missouri Acquisition Document in effect as of the date hereof is the legal, valid and binding obligation of each Loan Party thereto, enforceable against such parties in accordance with its terms.
6.24Beneficial Ownership Certification.  As of the Effective Date, the information included in the Beneficial Ownership Certification is true and correct.
6.25Northeast B Transaction; HA-MD Transaction.  The Loan Parties have delivered to Administrative Agent a complete and correct copy of each HA-MD Transaction Document and each Northeast B Transaction Document, including all schedules and exhibits thereto, in each case,  in effect on the date hereof. Each HA-MD Transaction Document and each Northeast B Transaction Document that is in effect as of the date hereof is the legal, valid and binding obligation of each Loan Party thereto, enforceable against such parties in accordance with its terms. None of the Loan Parties, and, to each Responsible Officer’s knowledge, no other parties to any HA-MD Transaction Document or any Northeast B Transaction Document, in each case, that is in effect as of the date hereof, are in default of any of their material obligations under any such HA-MD Transaction Document or Northeast B Transaction Document.
6.26Full Disclosure.  No representation, warranty or other statement made by any Loan Party in any certificate or written statement furnished to Administrative Agent taken together with all such certificates and written statements furnished to Administrative Agent contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not materially misleading, it being recognized by Administrative Agent that the projections and forecasts provided by any Loan Party in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6.27Canadian Securities Law Matters.
(a)The outstanding subordinate voting shares in the share capital of Parent are listed and posted for trading on the CSE.
(b)Parent is a reporting issuer or the equivalent in each Reporting Jurisdiction and is in compliance with the Applicable Securities Legislation of each Reporting Jurisdiction and the policies of the CSE and is not included in any list of defaulting reporting issuers maintained by the securities commission of any Reporting Jurisdiction.
(c)There is no “material change”, as defined in the Applicable Securities Legislation, relating to Parent that has not been fully disclosed in accordance with the requirements of the Applicable Securities Legislation and the policies of the CSE.
7.AFFIRMATIVE COVENANTS.

Until payment in full of all outstanding Obligations, each Loan Party hereby agrees as follows:

7.1Conduct of Business and Maintenance of Existence and Assets.  Each Loan Party and each of their Subsidiaries (other than Excluded Subsidiaries), shall
(a)(i) maintain its organizational existence and good standing in its jurisdiction of incorporation or formation, maintain its qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected have a Material Adverse Effect, and shall furnish to Administrative Agent the organizational identification number issued to each Loan Party by the authorities of the jurisdiction in which such Person is organized or formed, if applicable, and (ii) continue to conduct and operate their business substantially as now conducted.
(b)(i) conduct its business in accordance with the state and local cannabis and hemp laws of each jurisdiction in which it does business and also in accordance with the Financial Crimes Enforcement Network (“FINCEN”) cannabis guidance relating to its operations, including FIN-2014-G001; (ii) ensure that it only does business with vendors and customers who have any required cannabis-related licenses and that do not, to its knowledge, act inconsistently with FINCEN cannabis guidance; and (iii) if any Loan Party leases real estate or equipment or loans money to a business required to have a cannabis license and such license lapses, such Loan Party shall call such lease or loan into default and seek to no longer do business with such tenant or obligor as soon as possible unless such failure was an unintentional oversight and tenant or obligor promptly corrects such failure.
7.2Financial Statements, Collateral Reports and Certificates.  The Loan Parties shall deliver the following to Administrative Agent:
(a)as soon as available, but in any event within 120 days after the end of each Fiscal Year, audited consolidated and consolidating financial statements of the Loan Parties and their

Subsidiaries prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified on such financial statements of an independent certified public accounting firm selected by Loan Party and reasonably acceptable to Administrative Agent (it being understood that Davidson & Company LLP is acceptable to Administrative Agent) and a copy of any management letter sent to the Loan Parties by such accountants;
(b)as soon as available, but in any event within 60 days after the end of each fiscal quarter, company-prepared consolidated and consolidating financial statements of the Loan Parties and their Subsidiaries, including a balance sheet and statements of income, retained earnings and cash flow, and a comparison against budget for such period, in a form reasonably acceptable to Administrative Agent and certified by a Responsible Officer;
(c)no later than 60 days after the beginning of each Fiscal Year, the Loan Parties’ 12 month forward-looking financial budget (including a balance sheet, an income statement, a statement of cash flows, a projection of Capital Expenditures, and a demonstration of pro forma financial covenant compliance), presented in a month-by-month format, for such Fiscal Year, with written certification signed by any duly authorized officer of approval thereof, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Administrative Agent;
(d)such sales projections, budgets, operating plans or other financial information generally prepared by the Loan Parties in the ordinary course of business as Administrative Agent may reasonably request from time to time;
(e)promptly following any Loan Party’s filing of any applications or registrations in respect of any Patents, Copyrights or Trademarks, a report, in form and substance reasonably satisfactory to Administrative Agent, listing such applications or registrations and setting forth the status of any outstanding applications or registrations, as well as any material change in any Loan Party’s Patents, Copyrights or Trademarks, including any subsequent ownership right of a Loan Party in or to any Trademark, Patent or Copyright not previously identified to Administrative Agent;
(f)concurrently with delivery of the annual financial statements required by clause (a) above and the quarterly financial statements required by clause (b) above, a Compliance Certificate certified as of the last day of the applicable Fiscal Year or quarter and signed by a Responsible Officer, in substantially the form of Exhibit C hereto;
(g)concurrently with delivery of the quarterly financial statements required by clause (b) above, a schedule of each De Minimis Deposit Account of the Loan Parties, which sets forth for each such De Minimis Deposit Account the name of the depository bank, the name in which the account is held, a description of the purpose of the account, the account number therefor and the current cash balance therein; and
(h)promptly following request therefor by Administrative Agent, such other business or financial data, reports, appraisals and projections as Administrative Agent may reasonably request.

Borrower-Agent may deliver to Administrative Agent on an electronic basis any certificates, reports or information required pursuant to this Section 7.2, and Administrative Agent and Lenders shall be entitled to rely on the information contained in the electronic files, provided that Administrative Agent in good faith believes that the files were delivered by a Responsible Officer.  If Borrower-Agent delivers any such information electronically, Borrower-Agent shall also deliver such information to Administrative Agent by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five Business Days after Borrower-Agent’s electronic submission of such information.

7.3Inventory; Returns.  Each Loan Party, and each of their Subsidiaries (other than Excluded Subsidiaries), shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made.  Returns and allowances, if any, as between any Loan Party or Subsidiary of any Loan Party (other than Excluded Subsidiaries) and its Account Debtors shall be on the same basis and in accordance with the usual customary practices of such Loan Party, as they exist on the Effective Date.
7.4Tax Liabilities.  Each Loan Party, and each of their Subsidiaries, shall make due and timely payment or deposit of all Federal, state, provincial, local and foreign Taxes or contributions required of it by Applicable Law, including those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Administrative Agent, promptly after demand, proof reasonably satisfactory to Administrative Agent indicating that such Person has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that no Loan Party, nor any of their Subsidiaries, need make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings, which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant, is reserved against (to the extent required by GAAP) by such Person, and Borrower-Agent shall have notified Administrative Agent in writing of such contest. Without limiting any other rights or remedies, to the extent not timely paid by the Loan Parties, Administrative Agent may at any time pay or discharge any Taxes at any time levied against, or placed on, any of the Collateral, and all amounts expended by any Lender Party in connection therewith, including reasonable, documented out-of-pocket attorneys’ fees, shall be considered Obligations.
7.5Insurance.
(a)Each Loan Party, and each of their Subsidiaries, at the Loan Parties’ expense, shall:  (i) keep all its insurable properties and properties in which such Person has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is as set forth in the Mortgage; (ii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others as set forth in the Mortgage; (iii) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state, province or other jurisdiction in which such Person is engaged in business; (iv) maintain credit insurance on all of such Person’s Accounts with an insurance carrier, and in an amount and with terms that are, in each case, reasonably acceptable to Agent in its Permitted Discretion; and (v) deliver to Collateral Agent (A) copies of all policies and evidence of the maintenance of such policies within 30 days of any renewal thereof, and (B) appropriate endorsements in form and substance reasonably satisfactory to Collateral Agent, naming Collateral Agent as an additional insured and mortgagee or lender loss payee or beneficiary (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i), (iii) and (v) above, and providing (x) that all proceeds thereunder shall be payable to Collateral Agent, (y) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (z) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least 30 days prior written notice is given to Collateral Agent (or in the case of non-payment, at least 10 days prior written notice).  In the event of any loss thereunder, the carriers named therein hereby are directed by Collateral Agent and the applicable Loan Party or Subsidiary to make payment for such loss to Collateral Agent and not to such Person and Collateral Agent jointly.  If any insurance losses are paid by check, draft or other instrument payable to any Loan Party or Subsidiary and Collateral Agent jointly, Collateral Agent may endorse such Person’s name thereon and do such other things as Collateral Agent may deem advisable to reduce the same to cash.

(b)Upon the occurrence and during the continuation of any Event of Default and upon at least two Business Days’ prior written notice to Borrower-Agent, Collateral Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 7.5(a)(i) and 7.5(a)(iii).  All loss recoveries received by Collateral Agent under any such insurance may be applied to the Obligations, in such order as Administrative Agent in its discretion shall determine.  Any surplus shall be paid by Administrative Agent to the Loan Parties or applied as may be otherwise required by Applicable Law.  Any deficiency thereon shall be paid by the Loan Parties to Administrative Agent, on written demand.  If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Collateral Agent, if Collateral Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Person, which payments shall be charged to the Loan Parties and constitute part of the Obligations.
7.6Primary Depository
(a)The Loan Parties shall, and shall cause each of their Subsidiaries (other than Excluded Subsidiaries) to establish their primary business Deposit Accounts, including general operating and administrative Deposit Accounts and cash management services, with East West Bank and such other First Lien Lenders reasonably acceptable to Administrative Agent, in each case, within 90 days following the Effective Date, which accounts must remain at East West Bank or such other First Lien Lender for the term of this Agreement. Subject to Section 5.5, the Loan Parties shall cause all banks or other depositary institutions with which the Loan Parties maintain any Deposit Accounts, securities accounts or investment accounts to enter into a Control Agreement with Collateral Agent.
7.7Financial Covenants.
(a)Total Leverage Ratio.  The Loan Parties shall cause to be maintained as of the end of each fiscal quarter, beginning with the fiscal quarter ending September 30, 2025, a Total Leverage Ratio of not more than 4.02 to 1.0.
(b)Minimum Liquidity.  The Loan Parties shall not permit Liquidity to be less than $12,750,000 at any time.
(c)Equity Cure.  Notwithstanding anything to the contrary contained in Section 9.1(b), if the Loan Parties fail to comply with the requirements of any covenant set forth in Section 7.7(a) or 7.7(b) (each, a “Financial Covenant”) for any Applicable Fiscal Period, the Loan Parties shall have the right to cure such Financial Covenant breach on the following terms and conditions:
(i)from the end of the calendar month for which such breach occurred until the 30th calendar day after the date on which financial statements are next required to be delivered pursuant to Section 7.2(b) (each such period, a “Financial Covenant Cure Period” and each such Financial Covenant Cure Period end date, a “Required Contribution Date”), Parent shall be entitled to endeavor to raise equity on such terms as Parent’s Board of Directors may approve (so long as such terms are not in violation of any Loan Document) in an amount that, if added to Adjusted EBITDA for the relevant testing period, would have been sufficient to cause compliance with such Financial Covenant for such period (each, a “Financial Covenant Equity Cure”), and provided, that:
(A)Parent shall notify Administrative Agent in writing of Parent’s intent to exercise a Financial Covenant Equity Cure no later than 10 days after the end of the applicable Applicable Fiscal Period, and the right to such exercise with respect to the applicable Financial Covenant breach shall be deemed waived if such notice is not received by such date;

(B)If Administrative Agent receives a notice from Parent as provided in clause (A) above, interest on the Obligations shall accrue during the applicable Financial Covenant Cure Period as follows: if such Financial Covenant Equity Cure occurs on or before the date 15 days after the commencement of such Financial Covenant Cure Period, at the interest rates described in Section 2.2(a), after the date 15 days after the commencement of such Financial Covenant Cure Period, but on or before the date 45 days after the commencement of such Financial Covenant Cure Period, at the Default Rate described in Section 2.2(b) in order to compensate Lenders for the increased risk associated with the aforementioned Financial Covenant breach, and after the date 45 days after the commencement of such Financial Covenant Cure Period, until the earlier of (1) the date on which such Financial Covenant Equity Cure occurs and (2) payment in full of the Obligations, at a per annum rate equal to the Default Rate plus 2.00% in order to compensate Lenders for the increased risk associated with such Financial Covenant breach and the duration of such Financial Covenant Cure Period; and
(C)the cash amount received by Borrowers pursuant to exercise of the right to make such Financial Covenant Equity Cure (each, a “Specified Capital Contribution”) shall be added to Adjusted EBITDA for the last fiscal month of the immediately preceding Applicable Fiscal Period solely for purposes of recalculating compliance with such Financial Covenant for such Applicable Fiscal Period and any subsequent fiscal period that includes the period of determination and not for any other purpose under this Agreement.  No Financial Covenant Equity Cure shall be taken into account for purposes of calculating any Financial Covenant in order to determine pro forma compliance with such Financial Covenant for purposes of the incurrence of any Indebtedness, or for purposes of calculating any baskets or compliance with any other covenants or for any other purpose hereunder.
(ii)[Reserved].
(iii)From the date of a given Financial Covenant breach until the expiration of the related Financial Covenant Cure Period or Cash Deposit Cure Period, the Event of Default resulting from such Financial Covenant breach shall be deemed to exist for all purposes of the Loan Documents; provided, that from the effective date of delivery by Parent of a written notice of its intent to cure such Event of Default pursuant to Section 7.7(c)(i)(A) or Section 7.7(c)(ii) (any such notice, a “Cure Notice”) until the earlier to occur of the expiration of such Financial Covenant Cure Period or Cash Deposit Cure Period, as applicable, and the date on which Administrative Agent is notified that the related Specified Capital Contribution will not be made, Lender Parties shall not accelerate the Obligations or exercise any enforcement remedy against any Loan Party or any of its Subsidiaries solely on the basis of such Financial Covenant breach in respect of which the Cure Notice was delivered.
(iv)Upon the Loan Parties’ receipt of a Specified Capital Contribution (which evidence shall be in form and substance reasonably satisfactory to Lenders), the Loan Parties shall be deemed to have satisfied the applicable Financial Covenant for the applicable measurement period as of the relevant measurement date, and no Event of Default shall be deemed to exist pursuant to such Financial Covenant (and any such Event of Default shall be retroactively considered not to have existed or occurred).
(v)If a Specified Capital Contribution is not made by the expiration of the applicable Financial Covenant Cure Period or Cash Deposit Cure Period, each such Default or Event of Default shall be deemed to have occurred on the date the applicable Financial Covenant breach first arose, and Lender Parties shall have all rights and remedies available to them in respect of such Financial Covenant breach as provided in this Agreement, including the right to charge the Default Rate or such higher rates against the Obligations as set forth in Section 7.7(c)(i)(B).

(vi)no Specified Capital Contribution may be in an amount greater than necessary to cure the applicable Event of Default resulting from a Financial Covenant breach in accordance with the terms hereof.
(vii)Concurrently with the receipt of the Specified Capital Contribution, the Loan Parties shall use such proceeds to prepay the Loans as provided in Section 2.6(c).
(viii)The Loan Parties may not receive more than two Specified Capital Contributions in any consecutive 12 fiscal months nor more than four Specified Capital Contributions during the term of this Agreement.
7.8Maintenance of Books and Records.  Each Loan Party and each of their Subsidiaries shall keep proper books of record and account in which full, true and correct entries, in all material respects, will be made of all dealings or transactions of or in relation to its business and affairs (including  accruals for allowances against doubtful Accounts and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of the independent certified public accounting firm engaged by the Loan Parties as provided in Section 7.2(a).
7.9Notices.  The Loan Parties shall provide written notice to Administrative Agent of the following:
(a)Locations.  Promptly after becoming aware thereof (but in no event less than 10 Business Days prior to the occurrence thereof) the opening of any new place of business or new location of Collateral (other than for Collateral in transit), the closing of any existing place of business or location of Collateral, any change of in the location of any Loan Party’s books, records and accounts or the opening or closing of any bank account.
(b)Litigation and Proceedings.  Promptly after becoming aware thereof, (i) of any litigation, arbitration, governmental investigation or other actions or proceedings which are pending or threatened in writing against any Loan Party or any Subsidiary or to which any of the properties of any thereof is subject which involves an amount in controversy in excess of $3,450,000 or which would reasonably be expected to have a Material Adverse Effect, and (ii) of any Commercial Tort Claims of any Loan Party which may arise.
(c)Beneficial Ownership.  Within 10 days after any change in the information provided in the most recently delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.
(d)ERISA Matters.  Promptly after (i) the occurrence of any Reportable Event which might result in the termination by the PBGC of any Pension Plan, any benefits of which are, or are required to be, guaranteed by the PBGC, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Pension Plan or appointment of a trustee therefore, (iii) its intention to terminate or withdraw from any Pension Plan or Multiemployer Plan, (iv) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (v) the failure of any Loan Party or any ERISA Affiliate of any member of the Controlled Group or any other Person to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Plan, (vi) the taking of any action with respect to a Pension Plan which would reasonably be expected to result in the requirements that any Loan Party furnish a bond or other security to the PBGC or such Pension Plan, (vii) the occurrence of any event with respect to any Pension Plan or Multiemployer Plan which would reasonably be expected to result in the incurrence by any ERISA

Affiliate or any member of the Controlled Group of any liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Plan) in excess of $3,450,000, (viii) any increase in excess of $3,450,000 in the contingent liability of any Loan Party with respect to any post-retirement welfare plan benefit or (ix) any notice that any Multiemployer Plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.
(e)Canadian Pension Plan Notices and Requests.  Promptly after:  (i) request by Administrative Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan, as applicable, as filed with any applicable Governmental Authority; (ii)  receipt thereof, a copy of any material direction, order, notice, ruling or opinion that any Loan Party or any Subsidiary (other than Excluded Subsidiaries) may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan that would reasonably be expected to have a Material Adverse Effect; (iii) (but in any event, within 30 days thereof) notice of any increases having a cost to one or more of the Loan Parties and their Subsidiaries in excess of $3,450,000 per annum in the aggregate, in the liabilities of a Loan Party or any Subsidiary (other than Excluded Subsidiaries) of any existing Canadian Defined Benefit Pension Plan, or the establishment of any new Canadian Defined Benefit Pension Plan, or the commencement of contributions to any such plan to which any Loan Party was not previously contributing, except where prior written consent has been obtained from Administrative Agent; and (iv) (but in any event within 30 days thereof) any voluntary or involuntary termination of, or participation in, a Canadian Defined Benefit Pension Plan except where prior written consent has been obtained from Administrative Agent.
(f)Environmental Matters.  Promptly after becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Loan Party or any of their Subsidiaries, any Environmental Claim, Environmental Liability or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials in violation of applicable Environmental Law or any other environmental matter which would reasonably be expected to materially and adversely affect any Loan Party, any of their Subsidiaries or their business operations or assets or any properties at which any such Person has transported, stored or disposed of any Hazardous Materials, unless the foregoing would not reasonably be expected to result in liability to the Loan Parties in excess of $3,450,000 or would not reasonably be expected to have a Material Adverse Effect.
(g)Communications with Governmental Authorities.  Promptly following delivery or receipt thereof (as applicable) all written communications to and from applicable Governmental Authorities, including Cannabis Authorities, regarding notice of enforcement proceedings, complaints, results of inspections with material deficits or otherwise relating to material  non-compliance, suspension or revocation of any Regulatory License held by any Loan Party.
(h)Default; Material Adverse Change.  Promptly (and in any event with five Business Days) of (i) the occurrence of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Event of Default hereunder, or (iii) the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both), in each case, specifying the nature thereof.
(i)Material Contracts.  Promptly (and in any event with five Business Days) of the occurrence of (i) any default or breach by any Loan Party or Subsidiary of a Loan Party under any Material Contract or (ii) any early termination of any Material Contract or the receipt by any Loan Party or

Subsidiary of a Loan Party of any notice from the other party to any Material Contract of such party’s intent to terminate such Material Contract early.
(j)Other Information. Promptly upon, and in any event within five Business Days after filing, distributing or publishing thereof, Administrative Agent shall have been notified in writing by Parent of the posting of all special reports, registration statements and prospectuses that Parent shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., the CSE or any applicable Governmental Authority under applicable securities laws.

All of the foregoing notices shall be provided by Borrower-Agent to Administrative Agent in writing and shall describe the steps being taken by any Loan Party or any Subsidiary affected thereby with respect thereto.

7.10Compliance with Laws and Maintenance of Permits.  Each Loan Party and each of their Subsidiaries shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and other Permits, including Regulatory Licenses, required for the operation of its business. Each Loan Party and each of their Subsidiaries shall remain in compliance in all material respects with all applicable Federal, state, provincial, local and foreign statutes, orders, regulations, rules and ordinances (including Environmental Laws and statutes, orders, regulations, rules and ordinances relating to Taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety and Applicable Cannabis Laws (but excluding U.S. Federal Cannabis Laws)).  Following any reasonable determination by Administrative Agent that there is material non-compliance, or any condition which requires any material action by or on behalf of any Loan Party or any of their Subsidiaries in order to avoid non-compliance, with any Environmental Law, at the Loan Parties’ expense, cause an independent environmental engineer reasonably acceptable to Administrative Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.
7.11Inspection and Field Examinations.  Each Loan Party shall permit Agents or any Persons designated by Agents  to call at such Loan Party’s places of business at any reasonable times, and upon reasonable advance notice while accompanied by a Loan Party or its authorized representative (or at any time without accompaniment by a Loan Party or representative thereof and without prior notice  during the existence and continuance of an Event of Default), to inspect the Collateral, conduct field exams and inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to such Person’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Person’s business as Agents may consider reasonable under the circumstances.  The Loan Parties shall furnish to Agents such information relevant to such Person’s rights under the Loan Documents as Agents shall at any time and from time to time request.  The Loan Parties authorizes Agents to discuss the affairs, finances and business of the Loan Parties and their Subsidiaries with any officers, employees or directors of the Loan Parties or any Affiliate or the officers, employees or directors of any Affiliate, and to discuss the financial condition of the Loan Parties and their Subsidiaries with the Loan Parties’ independent public accountants.  Any such discussions shall be without liability to Agents or to such independent public accountants.  Each Loan Party, will, and will cause each of its Subsidiaries to, while accompanied by a Loan Party or its authorized representative (or without accompaniment by a Loan Party or representative thereof during the existence and continuance of an Event of Default), permit Agents and each of their duly authorized representatives or agents to conduct field examinations, appraisals, or valuations of the Collateral at such reasonable times and intervals as Agent may designate, at the Loan Parties’ expense.  For each inspection or audit conducted by Agents hereunder, the Loan Parties shall pay to Agents (a) fees at Agents’ then-current per diem rate plus (b) all reasonable costs and out-of-pocket expenses incurred by Agents.  All such fees, costs and expenses shall constitute Obligations hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to the Loans hereunder.  Notwithstanding anything to the contrary, so long as no Event of Default exists, the Loan Parties shall not be obligated to pay for more than one field exam during any consecutive 12-month period. If an Event of Default exists, and notwithstanding anything to the contrary in the foregoing, there shall be no limitation on the number or frequency of field examinations, which shall be conducted at the expense of the Loan Parties.

7.12Appraisals.  Each Loan Party shall permit Agents to engage an independent appraiser satisfactory to Agents in their Permitted Discretion to conduct periodic appraisals of the Loan Parties’ Real Property.  Each such appraisal shall be at the Loan Parties’ expense; provided, that, so long as no Event of Default then exists, the Loan Parties shall not be obligated to pay for more than one appraisal for each of the Real Properties during any consecutive 12-month period. If an Event of Default exists, and notwithstanding anything to the contrary in the foregoing, there shall be no limitation on the number or frequency of appraisals, which shall be conducted at the expense of the Loan Parties.
7.13Collateral.  Each Loan Party shall in a manner consistent with commercially reasonable business judgment (a) keep the Collateral in good condition, repair and order, ordinary wear and tear excepted, and (b) make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in all material respects. Subject to the limitations on inspection rights set forth in Section 7.11, each Loan Party shall permit Agents to examine any of the Collateral at any time and wherever the Collateral may be located and, each Loan Party shall, promptly after request therefor by either of Agents, deliver to such Agent, any and all evidence of ownership of any of the Collateral including certificates of title and applications of title.  Each Loan Party shall, at the request of Collateral Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Collateral Agent, of the security interest of Collateral Agent hereunder.
7.14Use of Proceeds. Borrowers shall apply the proceeds of any Loan to (a) repay certain Indebtedness, (b) pay fees and expenses relating to this Agreement and the financing contemplated hereunder, including legal fees and expenses and (c) provide for its general corporate needs.
7.15Leases.  The Loan Parties will only enter into any new lease of any Mortgaged Property or renew or modify, in any material manner,  an existing any lease of any Mortgaged Property with Administrative Agent’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and the Loan Parties shall provide Administrative Agent with a duly executed copy of any such lease promptly following the execution of the same. The Loan Parties shall not terminate any lease of any Mortgaged Property to the extent that such termination does not comply with all Applicable Laws.
7.16Patriot Act, Bank Secrecy Act and Office of Foreign Assets Control; Know Your Customer.
(a)As required by federal law and Administrative Agent’s policies and practices, Administrative Agent may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and each Loan Party agrees to provide such information.  In addition, and without limiting the foregoing sentence, each Loan Party shall (i) ensure, and cause each of its Subsidiary to ensure, that no Person who owns a controlling interest in or otherwise controls any Loan Party is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC, the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto and (iii) comply, and cause each Subsidiary to comply, with all applicable bank secrecy act laws and regulations.

(b)Promptly following any written request therefor, the Loan Parties shall provide information and documentation reasonably requested by any Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable anti-money-laundering laws, including a Beneficial Ownership Certification form reasonably acceptable to such Agent or Lender.
7.17Creation of Subsidiaries.  In the event that at any time after the Effective Date, any Loan Party acquires, creates or has any Subsidiary that is not already a party to this Agreement, such Loan Party shall promptly notify Administrative Agent of the creation or acquisition of such new Subsidiary (other than Excluded Subsidiaries), and promptly, but in any event within 30 days (or such longer period to which Administrative Agent shall reasonably agree), shall or shall cause any such new Subsidiary to (a) become a Borrower (or Guarantor to the extent determined by Administrative Agent in its discretion) hereunder by executing and delivering to Administrative Agent a joinder to this Agreement, a Guaranty (if applicable) and the other applicable Loan Documents, or such other document as Agents shall reasonably deem appropriate for such purpose, in each case, in form and substance reasonably satisfactory to Agents, (b) grant to Collateral Agent (for the benefit of Secured Creditors) a Lien upon any and all assets and rights and interests in or to property of such Person constituting Collateral, (c) grant and pledge to Collateral Agent a perfected security interest in the Shares of such new Subsidiary and (d) deliver, and cause all other applicable Persons to deliver, to Administrative Agent documents of the types referred to in clauses (b), (j), (m), (p) and (q) of Section 4.1 and, if requested by Administrative Agent, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 7.17), and such other such other agreements, documents and instruments necessary or desirable to effectuate the intent of this Section 7.17, each in form and substance reasonably satisfactory to Agents.
7.18Material Property Agreements; Material Contracts; Environmental Reports.  The Loan Parties shall (a) provide Administrative Agent with copies of any environmental assessment report with respect to any Real Property owned, leased or operated by it obtained by a Loan Party or any of their Subsidiaries during the term of this Agreement; (b) provide Administrative Agent with copies of all Material Property Agreements (including all amendments or modifications thereto) requiring Administrative Agent’s prior approval prior to the execution of same, (c) promptly provide Administrative Agent with executed copies of all Material Property Agreements (including those not requiring Administrative Agent’s prior approval) and (d) comply (and use all commercially reasonable efforts to cause the other parties thereto to comply) with the terms and conditions set forth in each of the Material Property Agreements in all material respects.  As soon as possible and in any event within five days after execution, receipt or delivery thereof, the Loan Parties shall provide Administrative Agent with copies of any notices materially adverse to the interests of any Loan Party that any Loan Party executes, is required to provide, or receives in connection with any Material Contract.
7.19Additional Security; Material Real Property Matters.
(a)If any Loan Party, or any of their Subsidiaries (other than Excluded Subsidiaries) acquires, owns or holds an interest in any Real Property not covered by a Mortgage, and the current aggregate fair market value of all such unencumbered Real Property interests is greater than $1,000,000 individually, or $2,500,000 in the aggregate for all such unencumbered Real Property at any time (it being acknowledged and agreed that the fair market value of [***] and the Holland, MA Real Property shall not be taken into account in determining whether the Loan Parties exceed such thresholds), Borrower-Agent will promptly notify Administrative Agent in writing, identifying the property or interests in question and referring specifically to the rights of Administrative Agent and Lenders under this Section, and the Loan Party will, or will cause such applicable Subsidiary to, within 60 days following request by Administrative Agent (or such later date as Administrative Agent may agree to in its sole discretion), grant to Collateral Agent, for the benefit of Secured Creditors, a Lien on such Real Property pursuant to the terms of such Mortgages, security agreement or other documents as Administrative Agent may reasonably require, a joinder to any existing Loan Document or a Mortgage with respect to such Real Property, in each case, in form and substance reasonably satisfactory to Administrative Agent (collectively, the “Additional Security Documents”).  Furthermore, unless waived by Administrative Agent, the Loan Parties shall cause to be delivered to Administrative Agent such opinions of local counsel, corporate resolutions, a perfection certificate, documents and items of the types referred to in Section 4.1(i), and other related documents as may be reasonably requested by Administrative Agent, in connection with the execution, delivery and recording of any such Additional Security Document, as applicable, all of which documents shall be in form and substance reasonably satisfactory to Administrative Agent.  Notwithstanding anything to the contrary herein, (i) [***] shall not be required to be subject to a Mortgage and (ii) the Holland, MA Real Property shall not be required to be subject to a Mortgage, in the case of this clause (ii), so long as (A) the Holland, MA Real Property is subject to and in compliance with the applicable Negative Pledge, and (B) no Event of Default has occurred and is continuing.  The Loan Parties acknowledge and agree that on the Effective Date, Verdant Grove, LLC executed and delivered a Mortgage with respect to the Holland, MA Real Property to Collateral Agent to hold in escrow, and after the occurrence of an Event of Default, (x) Collateral Agent is hereby authorized to record such Mortgage with the applicable Governmental Authority, and (y) the Loan Parties shall execute and deliver to Collateral Agent such other agreements, instruments or other documents (each in form and substance reasonably satisfactory to Agents), and take such other action, as may be necessary to satisfy, or cause to be satisfied, the requirements of this Section 7.19 with respect to the Holland, MA Real Property.
(b)On or before the date that is 90 days prior to the Elk River Option Termination Date, Vireo Health of Minnesota, LLC or another Loan Party shall have consummated the acquisition of the Elk River Premises. Within 60 days following the closing of such acquisition (or such later date as Administrative Agent may agree to in its Permitted Discretion), the Loan Parties shall grant to Collateral Agent for the benefit of Secured Creditors, a Lien on the Elk River Premises pursuant to the terms of such Additional Security Documents as Administrative Agent may reasonably require, and, unless waived by Administrative Agent, the Loan Parties shall cause to be delivered to Administrative Agent such opinions of local counsel, corporate resolutions, a perfection certificate, documents and items of the types referred to in Section 4.1(i), and other related documents as may be reasonably requested by Administrative Agent, in connection with the execution, delivery and recording of any such Additional Security Document, as applicable, all of which documents shall be in form and substance reasonably satisfactory to Administrative Agent.
7.20Restricted Cash Account.
(a)The Loan Parties will at all times maintain a balance of funds on deposit in the Restricted Cash Account in an amount not less than the sum of (i) the Missouri Acquisition Reserve Amount, plus (ii) the Tax Reserve Amount, plus (iii) the Nevada License Reserve Amount, plus (iv) the St. Louis Premises Reserve Amount (in the case of clauses (i), (ii), (iii) and (iv), to the extent  applicable). For the avoidance of doubt, the Loan Parties will immediately replenish the Restricted Cash Account with any amounts necessary to maintain compliance with this Section 7.20, notwithstanding that any funds in the Restricted Cash Account may have been previously remitted to Borrowers in accordance with the terms of this Agreement.
(b)[Reserved].
7.21Missouri Acquisition. The Loan Parties shall not, and shall not permit any of their Subsidiaries to (a) materially (i) amend, (ii) vary, (iii) novate, (iv) supplement, (v) supersede or (vi) waive, or (b) terminate any terms or conditions of, any Missouri Acquisition Document or the material business terms of the Missouri Acquisition as of the Effective Date without the prior written consent of Administrative Agent, such consent not to be unreasonably conditioned, delayed or withheld, except for any amendments, variances, supplements, terminations or other modifications of or to any Missouri Acquisition Document which are not materially adverse to the interests of Agents or Lenders (it being acknowledged and agreed that any incurrence or retention of Indebtedness with respect to any Target of the Missouri Acquisition (other than the Indebtedness contemplated hereby) or any materially adverse modification to the economic terms of the Missouri Acquisition shall require the prior written consent of Administrative Agent, such consent not to be unreasonably conditioned, delayed or withheld).  The Loan Parties shall promptly supply to Administrative Agent a copy of any amendment, modification, supplement, termination or waiver of the Missouri Acquisition Documents. The Loan Parties shall provide Administrative Agent with at least five Business Days prior written notice of the closing of each transaction contemplated by the Missouri Acquisition Documents, and concurrently with each such closing, to the extent the Target thereof or assets acquired thereby is not already a Loan Party or subject to the security interest of Collateral Agent (for the benefit of Secured Creditors), as applicable, the Loan Parties shall cause each such Target of the Missouri Acquisition to join this Agreement as a Borrower or Guarantor (as determined by Administrative Agent), grant to Collateral Agent, for the benefit of Secured Creditors, a security interest in their real, personal and mixed property to secure the Obligations, cause their Equity Interest to be pledged to Collateral Agent, for the benefit of Secured Creditors (in each case, pursuant to such agreements, instruments or other documents that are, in form and substance reasonably satisfactory to Agents), and otherwise satisfy, or cause to be satisfied, the requirements of Sections 7.17, 7.19 and 7.25 with respect to the Targets and other assets not consisting of Collateral that are acquired in the Missouri Acquisition.  Promptly, but in any event with 10 days, following the closing of that portion of the Missouri Acquisition pursuant to which Guarantors become Subsidiaries of Parent, the Loan Parties shall make, execute, endorse, acknowledge, or deliver to Agents any such joinders, agreements, certificates, instruments and other documents and take such further steps, in each case, in form and substance reasonably satisfactory to Agents, necessary to join Guarantors as Borrowers under this Agreement and the other Loan Documents.

7.22Post-Closing Obligations.  In consideration of such accommodation, the other Loan Parties hereby agree to take each of the actions described on Schedule 7.22, in each case in the manner and by the dates set forth thereon, or such later dates as may be agreed to by Administrative Agent in its reasonable discretion.
7.23Northeast B Transaction. The Loan Parties shall not, and shall not permit any of their Subsidiaries to terminate or materially (a) amend, (b) vary, (c) [reserved], (d) supplement, (e) supersede or (f) waive any terms or conditions of, any Northeast B Transaction Document in effect as of the Effective Date or (c) amend, modify, remove or add any material business terms with respect to the Northeast B Transaction without the prior written consent of Administrative Agent (such consent not to be unreasonably conditioned, delayed or withheld); provided, that, for the avoidance of doubt, any amendments, variances, supplements, terminations or other additions or modifications which are not materially adverse to the interests of Agents or Lenders are expressly permitted without Administrative Agent’s consent (it being acknowledged and agreed that any materially adverse modification to the economic terms of the Northeast B Transaction shall require the prior written consent of Administrative Agent, such consent not to be unreasonably conditioned, delayed or withheld).  The Loan Parties shall promptly supply to Administrative Agent a copy of any new Northeast B Transaction Document executed after the Effective Date and any amendment, modification, supplement, termination or waiver of any Northeast B Transaction Document. The Loan Parties shall provide Administrative Agent with at least five Business Days prior written notice of the closing of the Northeast B Transaction, and concurrently with such closing, the Loan Parties shall execute and deliver (or cause to be executed and delivered) to Administrative Agent such documents and take such action as may be necessary to cause the Specified Transferred Equity Interests to be pledged to Collateral Agent, for the benefit of Secured Creditors (in each case, pursuant to such agreements (including, a pledge agreement and limited recourse guaranty), instruments or other documents that are, in form and substance, reasonably satisfactory to Agents).

7.24HA-MD Transaction. The Loan Parties shall not, and shall not permit any of their Subsidiaries to terminate or materially (a) amend, (b) vary, (c) [reserved], (d) supplement, (e) supersede or (f) waive any terms or conditions of, any HA-MD  Transaction Document in effect as of the Effective Date or (c) amend, modify, remove or add any material business terms with respect to the HA-MD Transaction without the prior written consent of Administrative Agent (such consent not to be unreasonably conditioned, delayed or withheld); provided, that, for the avoidance of doubt, any amendments, variances, supplements, terminations or other additions or modifications which are not materially adverse to the interests of Agents or Lenders are expressly permitted without Administrative Agent’s consent (it being acknowledged and agreed that any incurrence or retention of Indebtedness with respect to any Target of the HA-MD Transaction (other than the Indebtedness contemplated hereby) or any materially adverse modification to the economic terms of the HA-MD Transaction shall require the prior written consent of Administrative Agent, such consent not to be unreasonably conditioned, delayed or withheld).  The Loan Parties shall promptly supply to Administrative Agent a copy of any new HA-MD Transaction Document executed after the Effective Date and any amendment, modification, supplement, termination or waiver of any HA-MD Transaction Document. The Loan Parties shall provide Administrative Agent with at least five Business Days prior written notice of the closing of the HA-MD Transaction, and concurrently with such closing, the Loan Parties shall (w) cause each such Target of the HA-MD Transaction to join this Agreement as a Borrower or Guarantor (as determined by Administrative Agent), (x) grant to Collateral Agent, for the benefit of Secured Creditors, a security interest in its real, personal and mixed property to secure the Obligations, (y) cause its Equity Interests to be pledged to Collateral Agent, for the benefit of Secured Creditors, and (z) otherwise satisfy, or cause to be satisfied, the requirements of Sections 7.17, 7.19 and 7.25 with respect to the Targets and other assets that are acquired in the HA-MD Transaction, (in the case of each of the foregoing clauses (w) through (z), pursuant to such agreements, instruments or other documents that are, in form and substance reasonably satisfactory to Agents).
7.25Further Assurances.  The Loan Parties will, at the expense of the Loan Parties, make, execute, endorse, acknowledge, file or deliver to Agents from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Loan Documents as Agents may reasonably require.  If at any time Agents determine, based on Applicable Law, that all applicable taxes (including mortgage recording taxes or similar charges) were not paid in connection with the recordation of any Mortgage, the Loan Parties shall promptly pay the same promptly after written demand.
7.26Canadian Securities Law Matters.  Parent shall (a) maintain the listing and posting for trading of its subordinate voting shares on the CSE unless such Equity Interests are listed and posting for trading on the New York Stock Exchange or Nasdaq, in which case it shall maintain such listing and posting on such exchange, and (b) maintain its status as a “reporting issuer”, or, if Parent’s Equity Interests are listed and posting for trading on the New York Stock Exchange or Nasdaq, the equivalent thereof in the United States, and, in each case not in default (beyond any notice and cure period) of the requirements of the Applicable Securities Legislation in the Reporting Jurisdictions.
7.27Registration of Subordinated Voting Shares.
(a)Parent shall, with respect to resales of any Subordinate Voting Shares issued or reserved for issuance in connection with any conversion of the Convertible Loans, use commercially reasonable efforts to (i) prepare and file a registration statement, in form and substance reasonably satisfactory to Administrative Agent (each, a “Registration Statement”), with respect to such

Equity Interests with the SEC within 45 days of the Effective Date (or such later date to which Administrative Agent agrees in its discretion), (ii) cause such Registration Statement to become effective within 135 days after the initial filing date unless the SEC notifies Parent that it does not intend to review such Registration Statement, in which case Parent shall cause such Registration Statement to become effective within 15 days after receipt of such notification, and (iii) maintain the effectiveness of such Registration Statement at all times until the earlier of (A) the date on which all of shares of such Equity Interests  shall have been sold and (B) the first date on which all of the holders of such Equity Interests can sell all of such Equity Interests under Rule 144 under the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for Parent to be in compliance with the current public information required under Rule 144(c)(1) under the Securities Act (or Rule 144(i)(2) under the Securities Act, if applicable); provided, however, that use of such Registration Statement may be suspended as provided in the Representation Letters.
(b)Concurrently with the first issuance of Subordinated Voting Shares pursuant to the Convertible Notes, Canadian counsel to Parent shall deliver an opinion addressed to Agents and Lenders and shall be in form and substance reasonably satisfactory to Administrative Agent.
8.NEGATIVE COVENANTS.

Until the outstanding Obligations are paid in full, each Loan Party hereby agrees as follows:

8.1Dispositions.  Each Loan Party will not, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) not to, convey, sell, lease, license, transfer or otherwise dispose of (including by way of merger, amalgamation or continuance) or grant options, warrants or other rights to all or any part of its business or assets (including Equity Interests of any Loan Party or any of its Subsidiaries (other than Excluded Subsidiaries) (collectively, to “Transfer”), or, subject to Section 5.5, move cash balances on deposit with a Lender to accounts opened at another financial institution, other than Permitted Transfers.
8.2Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year.  Each Loan Party will not, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) not to, change its name or jurisdiction of organization or formation or relocate its chief executive office without giving notice to Agents at least 30 days prior to such change or relocation; each Loan Party will not, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) not to, replace, or permit any other Loan Party to replace, any Key Officer (a) without prompt notice to Administrative Agent and (b) unless a replacement for such officer is approved by such Person’s Board of Directors or similar governing body and engaged by such Person within 180 days after such change; engage in any business, or permit any of the other Loan Parties to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by such Persons; or change or permit any other Loan Party to change, its Fiscal Year end.
8.3Mergers or Acquisitions.  Each Loan Party will not, and will cause each of its Subsidiaries not to:  (x) enter into any merger, amalgamation or consolidation; (y) make or otherwise effect any Acquisition; or (z) enter into any joint ventures or partnerships with any other Person, other than:
(a)Permitted Acquisitions;
(b)Permitted Transfers;
(c)The HA-MD Transaction, so long as:  (i) no Event of Default shall then be continuing or would exist after giving effect to such transaction; (ii) such transaction is consummated in accordance with the terms of the HA-MD Transaction Documents (subject to Section 7.24); (iii) all assets of the Target thereof shall be free and clear of any Liens other than Permitted Liens; (iv) all consents necessary for such transaction (or portion thereof being consummated at any one time) have been obtained, and the transaction is consummated in accordance with Applicable Law; and (v) the Loan Parties shall have complied with the requirements of Section 7.24 in connection therewith; and
(d)The Missouri Acquisition, so long as:  (i) no Event of Default shall then be continuing or would exist after giving effect to such Acquisition; (ii) such Acquisition is consummated in  accordance with the terms of the Missouri Acquisition Documents in effect as of the Effective Date (subject to any amendment, supplement or modification thereof, or waiver thereunder being effectuated in accordance with Section 7.21); (iii) all assets of the Targets thereof shall be free and clear of any Liens other than Permitted Liens; (iv) all consents necessary for such Acquisition (or portion thereof being consummated at any one time) have been obtained, and the Acquisition is consummated in accordance with Applicable Law; and (v) the Loan Parties shall have complied with the requirements of Section 7.21 in connection therewith.
8.4Indebtedness.  Each Loan Party will not and will cause each of its Subsidiaries not to create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; or prepay any Indebtedness or take any actions which impose on a Borrower or any other Loan Party an obligation to prepay any Indebtedness, except (a) Indebtedness of the Target of the HA-MD Transaction pursuant to the terms of the HA-MD Transaction Documents, (b) Indebtedness to Lenders pursuant to the terms of this Agreement or (c) as otherwise expressly permitted hereunder.
8.5Encumbrances.  Each Loan Party will not, and will cause each of its Subsidiaries not to, create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, or covenant to any other Person that a Loan Party in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Loan Party’s property.
8.6Restricted Payments.  Each Loan Party will not, and will cause each of its Subsidiaries not to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)any Subsidiary that is not a Loan Party may make Restricted Payments to any Loan Party or any other Subsidiary, and any Loan Party may make Restricted Payments to any other Loan Party;
(b)Parent may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of Parent so long as no Change of Control will result therefrom;
(c)Parent may purchase, redeem or otherwise acquire Equity Interests issued by it to the extent permitted by Section 8.7 and so long as no Change of Control will result therefrom;
(d)Parent or one of its Subsidiaries may complete the $2,500,000 investment in [***] pursuant to the terms of the Missouri Acquisition Documents;
(e)In the case of any management, consulting or similar fees that are subject to a Collateral Assignment of Management Agreement or similar subordination agreement, the Loan Parties may make payments in respect of such management, consulting or similar fees, so long as such payment is permitted by the applicable Collateral Assignment of Management Agreement or similar subordination agreement; and
(f)The Specified Transferred Entity may make distributions to the Northeast B Counterparty in respect of the Specified Transferred Equity Interests in accordance with the terms of the Northeast B Transaction Documents, so long as no Event of Default has occurred and is continuing or would result therefrom; and
(g)a Loan Party may make cash distributions to their respective members for such members to pay their tax liabilities in respect of income earned by such Loan Party as may be permitted by the Operating Document of such Loan Party, so long as no Event of Default has occurred and is continuing or would result therefrom.
8.7Investments.  Each Loan Party will not, and will cause each of its Subsidiaries not to,  directly or indirectly acquire or own, or make any Investment in or to any Person, other than Permitted Investments.
8.8Transactions with Affiliates.  Each Loan Party will not, and will cause each of its Subsidiaries not to, directly or indirectly enter into or permit to exist any transaction with any Affiliate of such Person, except for (a) transactions among the Loan Parties which are not otherwise prohibited by the terms of this Agreement that are in the ordinary course of such Loan Party’s business; (b) transactions expressly permitted by Section 8.3, 8.4, 8.6, or 8.7; (c) the payment of reasonable fees and reasonable out-of-pocket costs to, and customary indemnities provided on behalf of, members of the board of directors or managers (or equivalent governing body), officers and employees of the Loan Parties (or any direct or indirect parent entity thereof) and their Subsidiaries (other than Excluded Subsidiaries) in the ordinary course of business, solely to the extent (i) no Event of Default then exists or would occur immediately after giving effect to such payment, and (ii) such arrangements amount to less than $1,150,000 in the aggregate in any Fiscal Year in the ordinary course of business; (d) transactions among Subsidiaries that are not Loan Parties; (e) transactions set forth on Schedule 6.20; and (f) transactions disclosed to Administrative Agent in writing, which are in the ordinary course of a Loan Party’s business, upon fair and reasonable terms that are no less favorable to such Loan Party than would be obtained in an arm’s length transaction with a non-affiliated Person, provided, however, neither the extension of any credit or Indebtedness to, the Investment in, nor the assumption, endorsement or guaranty of any Indebtedness of, any Affiliate, other than a Borrower, shall be deemed to be a transaction in the ordinary course of business for purposes of the foregoing.
8.9Other Debt.  Each Loan Party will not, and will cause each of its Subsidiaries not to, (a) make any payment in respect of any Subordinated Debt, except in compliance with the terms of such Subordinated Debt and the terms of the Subordination Agreement relating to such Subordinated Debt, (b) amend any provision of any document evidencing such Subordinated Debt, except in compliance with the terms of the Subordination Agreement relating to such Subordinated Debt, or amend any provision affecting rights of Agents or Lenders contained in any documentation relating to the Subordinated Debt without Administrative Agent’s prior written consent or (c) amend any provision of any First Lien Debt Document, except in compliance with the terms of the First Lien Intercreditor Agreement.
8.10Inventory and Equipment.  Each Loan Party will not store any Collateral with a bailee, warehouseman, or similar third party unless the third party has been notified of Collateral Agent’s security interest and Collateral Agent (a) has received a bailment agreement or other acknowledgment from the third party that it is holding or will hold such Collateral for Collateral Agent’s benefit, which bailment agreement or other acknowledgment shall be in form and substance reasonably satisfactory to Collateral Agent, or (b) is in possession of the warehouse receipt, where negotiable, covering such Collateral.  Except for Inventory sold in the ordinary course of business and except for such other locations as Administrative Agent may approve in writing and for Collateral in transit, each Loan Party shall keep the Inventory and Equipment only at the locations set forth in Schedule 6.14(c) or of which Loan Party gives Agents prior written notice.

8.11No Investment Company; Margin Regulation.  Each Loan Party will not, and will cause each of its Subsidiaries not to, become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, required to register as such thereunder, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of the Loans for such purpose.
8.12ERISA; Canadian Defined Benefit Pension Plan .  Each Loan Party will not, and will cause each of its Subsidiaries not to:
(a)Except as disclosed to Administrative Agent in writing prior to the date hereof, directly or through any ERISA Affiliate, (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Pension Plan in a manner that would materially increase its funding obligations, in each case, except to the extent such action, either individually or in the aggregate with all such actions, could not reasonably be expected to result in a Material Adverse Effect; or
(b)(i) Establish, maintain, administer, sponsor, contribute to, participate in or assume or incur any liability in respect of any new Canadian Defined Benefit Pension Plan other than those disclosed on Schedule 6.11(b) or for which prior written consent has been obtained from the Lender, or (b) acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Canadian Defined Benefit Pension Plan without the prior written consent of Administrative Agent; (ii) terminate or cause to terminate, in whole or in part, or initiate the termination of, in whole or in part, any Canadian Defined Benefit Pension Plan so as to result in any liability which would reasonably be expected to have a Material Adverse Effect except with the prior written consent of Administrative Agent; (iii) permit to exist a going concern unfunded liability or the solvency deficiency under any Canadian Defined Benefit Pension Plan except as permitted under Applicable Law or permitted by a Governmental Authority; (iv) fail to make minimum required contributions to a Canadian Defined Benefit Pension Plan within the time period set out under Applicable Laws or fail to make a required contribution under any Canadian Defined Benefit Pension Plan which would reasonably be expected to result in the imposition of a Lien upon the assets of such Loan Party or any of its Subsidiaries; or (v) makes any withdrawals or applications of assets of a Canadian Defined Benefit Pension Plan contrary to the terms of the applicable Canadian Defined Benefit Pension Plan, or Applicable Laws.
8.13Use of Proceeds; OFAC; Anti-Corruption Laws and Anti-Terrorism Laws.  Each Loan Party will not, and will cause each of its Subsidiaries not to use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any other Person, directly or, to the knowledge of each Responsible Officer, indirectly to fund any activities or business of or with any Person or in any country or territory in such a manner that would result in a violation of Sanctions, Anti-Corruption Laws or Anti-Terrorism Laws by any Person, which violation would reasonably be expected to have a Material Adverse Effect.
8.14Leases; Material Agreements; Etc. Each Loan Party will not, without the prior written consent of Administrative Agent, such consent not to be unreasonably conditioned, delayed or withheld, (a) enter into, or materially (i) amend or (ii) modify, or restate any lease of any Mortgaged Property other than in the ordinary course of business in violation of the terms set forth in Section 7.9 and the Mortgages, (b) enter into, amend, restate or modify in any material respect, or waive any material rights under any (i) Material Property Agreement or (ii) other Material Contract, except in the ordinary course of business of the Loan Parties and to the extent not materially adverse to the interests of Agents or Lenders.

8.15Uses. Each Loan Party will not, and will cause each of its Subsidiaries not to, permit the use of any Mortgaged Property for any purpose other than the Permitted Uses or engage in any Restricted Cannabis Activities.
8.16Sale and Leaseback. No Loan Party will, and none will permit any of its Subsidiaries, directly or indirectly, to engage in any sale-leaseback, build-to-suit lease, synthetic lease or similar transaction after the Effective Date with respect to any property of any Loan Party or any Subsidiary thereof; provided, however, notwithstanding the foregoing, that a Loan Party shall be permitted to enter into simultaneous sale and leaseback transactions of any Real Property owned by such Loan Party or any improvement owned by such Loan Party located on Real Property owned by another Person so long as (a) no Event of Default has occurred and is continuing or would result from such transaction, (b) any Capitalized Lease Obligations or Liens arising in connection therewith are permitted by Section 8.4, (c) Borrowers make a timely mandatory prepayment of the Loans with the Net Cash Proceeds thereof to the extent required by and in accordance with Section 2.6(b), (d) any such transaction shall be subject to a Lien Waiver and Collateral Assignment of Lease in accordance with Section 5.2 and (e) such Loan Party shall receive 100.00% cash consideration in an amount not less than the fair market value of such Real Property or improvement, as determined in good faith by the Loan Parties (any such simultaneous sale and leaseback transactions in accordance with the foregoing, a “Permitted Sale-Leaseback”).
9.EVENTS OF DEFAULT.
9.1Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:
(a)Payment Default.  If any Loan Party fail to pay when due any payment of principal or interest due on the Loans, or any Loan Party fail to pay any fee or any other amount payable hereunder or under any Loan Document, in each case within five Business Days after the due date thereof; provided, that such cure right may not be exercised more than two times during any trailing consecutive 12-month period;

(b)Covenant Default.
(i)If any Loan Party (A) fails or neglects to perform or observe any obligation under Section 7.22, or (B) fails or neglects to perform or observe any obligation under Section 7.1, 7.2, 7.5, 7.6, 7.7, 7.9, 7.11, 7.12, 7.16, 7.23 or 7.24 and does not cure such default within 10 days after its occurrence or (C) violates any of the covenants contained in Section 8 of this Agreement, which violation is not cured within 10 days after its occurrence; or
(ii)If any Loan Party fails or neglects to perform or observe (A) any obligation under Section 7.3, 7.4, 7.8, 7.10, 7.13, 7.14, 7.15, 7.17, 7.18, 7.19, 7.20, 7.21 or 7.25 and does not cure such default within 30 days after its occurrence or (B) any other term, provision, condition or covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Loan Party and any Agent or Lender and, as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within 30 days after its occurrence;

(c)Defective Perfection.  If Agents shall receive at any time following the Effective Date an SOS Report indicating that, except for Permitted Liens, Collateral Agent’s Lien on the Collateral (including the Mortgaged Property) is not prior to all other security interests or Liens of record reflected in the report (other than as a result of voluntary and intentional discharge of the Lien by Collateral Agent);
(d)Levy, Seizure or Attachment.  If (i) any Mortgaged Property or any material portion of any Loan Party’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 45 days, or (ii) any Loan Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Loan Party’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of any Loan Party’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, province, county, municipal, or governmental agency, and the same is not paid within 45 days after the applicable Loan Party receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by the applicable Loan Party;
(e)Insolvency.  If (i) any Loan Party becomes insolvent, or (ii) an Insolvency Proceeding is commenced by any Loan Party, or (iii) an Insolvency Proceeding is commenced against any Loan Party and, solely with respect to this clause (iii), is not dismissed or stayed within 60 days;
(f)Other Agreements.  If (i) there is a default or other failure to perform in (A) any lease of Real Property from which any Loan Party conducts business and that provides for aggregate payments in any calendar year in excess of $1,150,000, (B) any Material Contract (other than any First Lien Debt Document), or (C) any other agreement to which any Loan Party is a party with a third party or parties in respect of Indebtedness in an amount in excess of $3,450,000 or that would reasonably be expected to have a Material Adverse Effect (other than any First Lien Debt Document) or (ii) acceleration of the First Lien Debt, or any portion thereof, occurs;
(g)Subordinated Debt.  If any Loan Party makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any Subordination Agreement entered into with Administrative Agent relating to such Subordinated Debt;
(h)Judgments.  If one or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least $3,450,000 (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against any Loan Party and (i) the same are not within 45 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay or (ii) with respect to any judgment in respect of any Uncertain Tax Liability, the Loan Parties have not within 45 days after the entry thereof, deposited an amount equal to such Uncertain Tax Liability into the Restricted Cash Account;
(i)Misrepresentations.  Any representation or warranty, made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading, in each case, in any material respect (or, if any such representations and warranties are already qualified by materiality, in any respect) when made or deemed made;

(j)Material Adverse Effect.  If a Material Adverse Effect occurs, as determined by Administrative Agent in its Permitted Discretion;
(k)Guaranty. If any Guarantor revokes or purports to revoke a Guaranty;
(l)Invalidity of Loan Documents.  If (i) this Agreement or any other Loan Document or any interest of Secured Creditors hereunder or thereunder shall for any reason be terminated, invalidated, void or unenforceable or (ii) any Lien in favor of Collateral Agent shall be declared invalid or unenforceable, in either case as a result of any act or omission of the Loan Parties;
(m)Trustee Process.  If there occurs service of any process upon any Agent or Lender seeking to attach by mesne or trustee process any funds in excess of $3,450,000, individually or in the aggregate, of a Loan Party on deposit with such Person unless such service is fully satisfied, released, vacated, discharged or bonded over within 60 days;
(n)Dissolution.  If there occurs a dissolution, termination or winding up of a Loan Party.
(o)Change in Law. If (i) any change in the Applicable Laws that makes a Loan Party’s permitted use of the Mortgaged Property as a Marijuana Establishment illegal under the Applicable Law of the applicable state, subject to any applicable appeal or contest rights pertaining thereto (in which case it shall not be an Event of Default while such appeal or contest rights are being pursued), and unless any such use is changed so as to no longer be subject to such change or to be illegal within 45 days of such change in Applicable Law; or (ii) a Change in Cannabis Law shall occur which restricts a Loan Party’s business in any material adverse manner, or causes a Loan Party to engage in any Restricted Cannabis Activities;
(p)Required Permit and Approvals.  If (i) any Required Permit and Approval is not renewed or is terminated, revoked or suspended and not reinstated, in each case, within 60 days of such termination, revocation or suspension, or (ii) there occurs any loss or suspension of any of Loan Party’s Material Contracts and such event continues unremedied for a period of 60 days;
(q)Fraud; Prosecution, Etc..  If (i) a Loan Party shall be found guilty by a court of competent jurisdiction of an act of fraud or shall have been indicted for or convicted of a felony crime, or (ii) a Loan Party or any director, Key Officer or manager thereof shall have become subject to any civil or criminal prosecution, enforcement, asset forfeiture or any other civil or criminal enforcement action or proceeding brought by any U.S. federal Governmental Authority with respect to an alleged breach of U.S. Federal Cannabis Law or by any state, provincial, local or foreign Governmental Authority with respect to any allege breach of Applicable Cannabis Law, and, with respect to any of the foregoing described in this clause (ii), if (A) in the case of a prosecution, enforcement, asset forfeiture or other enforcement action or proceeding involving a Key Officer, director or manager (and not a Loan Party), the applicable Key Officer, director or manager is not removed from his or her position within 10 days of the commencement of such prosecution, enforcement action, forfeiture or other proceeding and a replacement Key Officer, director or manager, as applicable, is not appointed within 90 days thereof, or to the extent any of the foregoing can be corrected in the opinion of such Governmental Authority, such Person fails to take corrective action required to satisfy, reinstate or otherwise address any alleged issues within the corrective action period, if any, subject in each case to any applicable appeal or contest rights pertaining thereto, and (B) such civil or criminal enforcement action or proceeding would reasonably be expected to have a Material Adverse Effect on the Loan Parties taken as a whole;

(r)Pension Plans. An event or condition specified in Section 7.9(d),  8.12(e)(ii), 8.12(e)(iii) or 8.12(e)(iv) shall occur or exist with respect to any Pension Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Administrative Agent be reasonably likely to incur, a liability to a Pension Plan, Multiemployer Plan, the Internal Revenue Service, the Department of Labor or the PBGC (or any combination thereof) or a Canadian Defined Benefit Pension Plan, in each case, which would have a Material Adverse Effect; or
(s)Change of Control.  If any Change of Control occurs.
9.2Guarantor Events of Default.  Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuation of a Guarantor Event of Default, the Loan Parties may cure any such Guarantor Event of Default by depositing funds in the Restricted Cash Account in an amount equal to the Missouri Acquisition Reserve Amount within 15 days following the earlier of (x) any Loan Party obtaining knowledge thereof or (y) Administrative Agent's delivery of written notice of the occurrence and continuation of such Guarantor Event of Default (each, a “Guarantor Event of Default Cure Period”); provided that:  (a) Administrative Agent receives written notice from Parent of such intent to cure such Guarantor Event of Default prior to or during the applicable Guarantor Event of Default Cure Period; (b) from the date of such Guarantor Event of Default until the expiration of such Guarantor Event of Default Cure Period, the Event of Default resulting from such Guarantor Event of Default shall be deemed to exist for all purposes of the Loan Documents; provided, that from the effective date of delivery by Parent of a written notice of its intent to cure such Guarantor Event of Default until the earlier to occur of the expiration of such Guarantor Event of Default Cure Period, and the date on which Administrative Agent is notified that the deposit of the Missouri Acquisition Reserve Amount will not be made, Lender Parties shall not accelerate the Obligations or exercise any enforcement remedy against any Loan Party or any of its Subsidiaries solely on the basis of such Guarantor Event of Default in respect of which a cure notice was delivered; and (c) if the Missouri Acquisition Reserve Amount is not deposited into the Restricted Cash Account before the expiration of such Guarantor Event of Default Cure Period, Administrative Agent may charge the Default Rate against the Obligations in accordance with the Loan Documents retroactive to the date such Guarantor Event of Default first arose, and Lender Parties shall have all rights and remedies available to them in respect of such Guarantor Event of Default as provided in this Agreement. Upon the Loan Parties’ deposit of an amount equal to the Missouri Acquisition Reserve Amount in the Restricted Cash Account prior to the expiration of such Guarantor Event of Default Cure Period, and so long as the funds earmarked as the Missouri Acquisition Reserve Amount remain in the Restricted Cash Account, such Guarantor Event of Default in respect of which a cure notice was delivered shall be deemed cured for the purposes of this Agreement (and such Guarantor Event of Default shall be retroactively considered not to have existed or occurred).
10.LENDERS’ RIGHTS AND REMEDIES.
10.1Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Agents, may, at their election, and Agents shall at the direction of the Required Lenders, without notice or demand, do any one or more of the following, all of which are authorized by the Loan Parties:
(a)Administrative Agent may declare the Commitments to be terminated forthwith, whereupon the Commitments shall terminate immediately, and declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 9.1(e), the

Commitments shall terminate immediately and all Obligations shall become immediately due and payable, in each case without any action by Administrative Agent;
(b)Administrative Agent may instruct Lender Parties to cease advancing money, or otherwise extending credit to or for the benefit of Borrowers and other Loan Parties under this Agreement or any other Loan Document;
(c)each of Administrative Agent and Collateral Agent may exercise, on behalf of itself and Lenders, all rights and remedies available to it, Lenders, under the Loan Documents;
(d)each of Administrative Agent and Collateral Agent may settle or adjust disputes and claims directly with Account Debtors for amounts, upon terms and in whatever order Administrative Agent reasonably considers advisable;
(e)each of Administrative Agent and Collateral Agent may make such payments and do such acts as Administrative Agent considers necessary or reasonable to protect Collateral Agent’s security interest in the Collateral.  Each Loan Party agrees to assemble the Collateral if Administrative Agent so requires, and to make the Collateral available to Agents as Administrative Agent may designate.  Each Loan Party authorizes Administrative Agent and Collateral Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Administrative Agent’s determination appears to be prior or superior to its Lien and to pay all expenses incurred in connection therewith.  With respect to any of the Loan Parties’ owned premises, each Loan Party hereby grants Agents a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender Parties’ rights or remedies provided herein, at law, in equity, or otherwise;
(f)each of Administrative Agent and Collateral Agent may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Each Agent is hereby granted a license or other right, solely pursuant to the provisions of this Section 10.1, to use, without charge, the Loan Parties’ labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with its exercise of its rights under this Section 10.1, the Loan Parties’ rights under all licenses and all franchise agreements shall inure to Lender Parties’ benefit;
(g)Collateral Agent may sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Loan Parties’ premises) as Administrative Agent determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Administrative Agent deems appropriate.  Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  Collateral Agent may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  If Collateral Agent sells any of the Collateral upon credit, the Loan Parties will be credited only with payments actually made by the purchaser, received by Collateral Agent, and applied to the indebtedness of the purchaser.  If the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and the Loan Parties shall be credited with the proceeds of the sale;
(h)any Agent may credit bid and purchase the Collateral at any public sale;
(i)Agents and other Secured Creditors may pursue their rights and remedies under Section 10.5; and

(j)any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Loan Parties.

Administrative Agent and Collateral Agent may comply with any applicable state, provincial, local, foreign or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

10.2Mitigation Obligations; Replacement of Lenders .

(a)Designation of a Different Lending or Issuing Office.  If any Lender requests compensation under Section 2.5, or requires the Loan Parties to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9, then such Lender shall (at the request of Borrower-Agent) use reasonable efforts to, as applicable, designate a different lending or issuing office for funding or booking its Loans hereunder or issuing Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.5 or 2.9, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Loan Parties hereby agree to pay all reasonable, documented out-of-pocket costs and expenses incurred by such  Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 2.5, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9 and, in each case, such Lender has declined or is unable to designate a different lending or issuing office in accordance with Section 10.2(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrower-Agent may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.4, 2.5 or 2.9) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)Borrower-Agent shall have paid to Administrative Agent the assignment fee (if any) specified in Section 14.1;

(ii)such Lender shall have received, as applicable, payment of an amount equal to the outstanding principal of its Loans and participations in Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Loan Parties (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.5 or payments required to be made pursuant to Section 2.9, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with Applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 10.2(b) may be effected pursuant to an Assignment and Assumption executed by Borrower-Agent, Administrative Agent, the assignee, each Agent and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto

10.3Power of Attorney.  Each Loan Party hereby irrevocably appoints Administrative Agent and Collateral Agent (and any of such Agent’s designated officers, or employees) as such Loan Party’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Collateral Agent’s security interest in the Accounts; (b) endorse such Loan Party’s name on any checks or other forms of payment or security that may come into an Agent’s possession, cash or deposit such checks or other items of payment or security, and apply to the Obligations all proceeds of such checks or other items; (c) sign such Loan Party’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) sign such Loan Party’s name on all agreements, documents or instruments deemed necessary or appropriate by Agents to preserve, protect, or perfect Collateral Agent’s interest in the Collateral and to file same; (e) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; (f) receive, open and dispose of all mail addressed to any Loan Party at any post office box/lockbox maintained by an Agent for the Loan Parties or at any other business premises of Agents; (g) enforce collection of any Accounts or other amounts owed to a Loan Party by suit or otherwise, (h) dispose of any Collateral and apply all cash sale proceeds to the Obligations; (i) make, settle, and adjust all claims under and decisions with respect to such Loan Party’s policies of insurance and apply to the Obligations all amounts received by an Agent pursuant to such policies; and (j) settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms which Agents determine to be reasonable, and apply to the Obligations all amounts received by Agents in connection with any such settlement and adjustment; provided, that the foregoing clauses (b), (c), (d), (f) through (h), and (j) shall be exercised only after the occurrence and during the continuance of an Event of Default.  The appointment of Administrative Agent and Collateral Agent as each Loan Party’s attorney in fact, and each and every one of Agents’ rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed.
10.4Accounts Collection.  At any time after the occurrence and during the continuation of an Event of Default, the Loan Parties shall collect all amounts owing to such Person for Administrative Agent, receive in trust all payments as Administrative Agent’s trustee, and immediately deliver such payments to Administrative Agent in their original form as received from the account debtor, with proper endorsements for deposit. Administrative Agent may at any time, following the occurrence and during the continuation of an Event of Default, at the Loan Parties’ expense, notify any parties obligated on any of the Accounts to make payment directly to Administrative Agent of any amounts due or to become due thereunder. No Agent or any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or for any damage resulting therefrom, except to the extent determined by a court of competent jurisdiction in a final judgment to have resulted from such Agent’s (or, subject to Section 11.2, any of its agents’ or representatives’) or such other Lender Party’s (or any of its agents’ or representatives’) gross negligence, bad faith or willful misconduct.

10.5Receivership as a Remedy. Administrative Agent, Collateral Agent or other Secured Creditors may, upon concurrent notice to Borrower-Agent, apply for and have a receiver, trustee, liquidator or conservator appointed under state or federal law by a court of competent jurisdiction in any action taken by Administrative Agent, Collateral Agent or Secured Creditors to enforce their rights and remedies hereunder and under the other Loan Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of any Collateral and continue the operation of the business of any Loan Party, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Loans and other fees and expenses due hereunder and under the Loan Documents as aforesaid until a sale or other disposition of the Collateral shall be finally made and consummated. Each Loan Party, for itself and every other person liable for payment of the Obligations hereby waives, and authorizes Agents and other Secured Creditors to waive, any requirement that a receiver post a bond. To the extent permitted by Applicable Law (including Applicable Cannabis Laws, and subject to any requisite consents or approvals in connection therewith) and in accordance with the terms of this Section 10.5, each Loan Party hereby consents to the appointment of a receiver as provided herein and agrees to cooperate fully with Agents and other Secured Creditors in connection with the assumption and exercise of control by the receiver overall or any portion of the Collateral. All amounts expended by any Agent or other Secured Creditor in connection with the foregoing, including reasonable, documented out-of-pocket attorney’s fees, and expenses shall be considered Obligations  and shall be secured by the Loan Documents.
10.6Application of Funds.  After the exercise of remedies provided for in Sections 10.1 through 10.5, any amounts received by an Agent or any Lender on account of the Obligations shall be turned over to and applied by Administrative Agent in the following order:

First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including any expenses related to the exercise of remedies against the Collateral, fees, charges and disbursements of counsel to Agents) payable hereunder or under the Fee Letter to any Agent or Lead Arranger in its capacity as such (including interest thereon));

Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to Lenders, in each case, ratably among Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, in each case, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, in each case, ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are then due and payable to Administrative Agent and the other Secured Creditors on such date, in each case, ratably among them in proportion to the respective aggregate amounts of all such Obligations owing to Administrative Agent and to the other Secured Creditors on such date; and

Last, the balance, if any, after all of the Obligations (other than Inchoate Obligations) have been paid in full (excluding, for this purpose, any Obligations which have been cash collateralized in accordance with the terms hereof), to the Loan Parties or as otherwise required by Applicable Law.

10.7Lender Expenses.  If the Loan Parties fail to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement within five days after written request, then Administrative Agent may do any or all of the following after reasonable notice to Borrower-Agent:  (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 7.5 of this Agreement, and take any action with respect to such policies as such Agent deems prudent.  Any amounts so paid or deposited by an Agent shall constitute Lender Expenses, shall be promptly due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral.  Any payments made by an Agent shall not constitute an agreement by any Agent to make similar payments in the future or a waiver by an Agent of any Event of Default under this Agreement.
10.8Agents’ Liability for Collateral.  No Agent has any obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by the Loan Parties.
10.9No Obligation to Pursue Others.  No Agent has any obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Administrative Agent and Collateral Agent may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting any Agent’s or Lenders’ rights against any Loan Party.  Each Loan Party waives any right it may have to require any Agent or any Lender to pursue any other Person for any of the Obligations.
10.10Remedies Cumulative.  Lender Parties’ rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Lender Parties shall have all other rights and remedies not inconsistent herewith as provided under the UCC or PPSA, by law or in equity.  No exercise by any Lender Party of one right or remedy shall be deemed an election, and no waiver by Lender Parties of any Event of Default shall be deemed a continuing waiver.  No delay by any Lender Party shall constitute a waiver, election, or acquiescence by it.  No waiver by Lender Parties shall be effective unless made in a written document signed by Administrative Agent and then shall be effective only in the specific instance and for the specific purpose for which it was given.  Each Loan Party expressly agrees that this Section 10.10 may not be waived or modified by Administrative Agent by course of performance, conduct, estoppel or otherwise.
10.11Demand; Protest.  Except as otherwise expressly provided in this Agreement, each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.
11.AGENTS.
11.1Appointment and Authority.
(a)Each of Lenders hereby irrevocably appoints Chicago Atlantic to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to (i) take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto and (ii) enter into all Loan Documents to which such Agent is intended to be party, all of which shall be binding upon Secured Creditors.
(b)The provisions of this Section 11 (other than Section 11.2) are solely for the benefit of Agents, Lenders and the Loan Parties (other than the consent right set forth in Section 11.9) shall not have rights as a third-party beneficiary of any of such provisions.  Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities to any Lender or any other Person, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against such Agent.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.
(c)Each of Lenders hereby irrevocably appoints Chicago Atlantic to act on its behalf as Collateral Agent under the Loan Documents, and each of the other Lenders (in their respective capacities as a Lender) hereby irrevocably (i) authorize Collateral Agent to enter into all Collateral Documents and any Subordination Agreements, (ii) and accept all Collateral Documents for Collateral Agent’s benefit and the pro rata benefit of Lenders, and (iii) appoint and authorize Collateral Agent to act as the agent of Secured Creditors for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by Collateral Agent pursuant to Section 11.2 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Loan Documents, or for exercising any rights and remedies thereunder at the direction of Collateral Agent, shall be entitled to the benefits of all provisions of this Section 11 and Section 14.6 (including Section 11.7, as though such co-agents, sub-agents and attorneys-in-fact were Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.  Without limiting the generality of the foregoing, Collateral Agent is further authorized on behalf of all Lenders, without the necessity of any notice to or further consent from Lenders, from time to time to take any action, or permit the any co-agents, sub-agents and attorneys-in-fact appointed by Collateral Agent to take any action, with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the Liens upon any Collateral granted pursuant to any Loan Document.
11.2Delegation of Duties.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent; provided, however, that any such sub-agent receiving payments from a Loan Party shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1.  Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties; provided, however, that any such sub-agent receiving payments from a Loan Party shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1.  The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities provided for herein as well as activities as each Agent.  No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
11.3Exculpatory Provisions.  No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, no Agent shall:
(a)be subject to any fiduciary or other implied duties, regardless of whether any Event of Default has occurred and is continuing;

(b)have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law; and
(c)except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to any Loan Party or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 14.6), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.

No Agent shall be responsible for or have any duty to ascertain or inquire into (v) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, w) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (x) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (y) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (z) the satisfaction of any condition set forth in Section 4.1 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

11.4Reliance by Agents.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent.  Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this

Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon Lenders and all future holders of the Loans.

11.5Notice of Default.  No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default unless such Agent has received notice in writing from a Lender or Loan Party referring to this Agreement, describing such Event of Default and stating that such notice is a “notice of default.”  In the event that an Agent other than Administrative Agent receives such a notice, such Agent shall give notice thereof to Administrative Agent and Lenders.  Agents shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until Agents shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action, or direct Collateral Agent to take any action, with respect to such Event of Default as it shall deem advisable in the best interests of Lenders.
11.6Non-Reliance on Agents, Lead Arranger  and Other Lenders.  Each Lender expressly acknowledges that neither Agents, Lead Arranger nor any of their officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by any Agent or Lead Arranger hereafter taken shall be deemed to constitute any representation or warranty by such Agent or Lead Arranger to any Lender.  Each Lender represents to Agents and Lead Arranger that it has, independently and without reliance upon Agents, Lead Arranger or any other Lender or any of their Related Parties, and based upon such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own credit analysis and decision to make its Loans hereunder and enter into this Agreement.  Each Lender also agrees that it will, independently and without reliance upon Agents, Lead Arranger or any other Lender or any of their Related Parties, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents or any related agreement or any document furnished hereunder or thereunder, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates.  Except for notices, reports and other documents expressly required to be furnished to Lenders by an Agent or Lead Arranger hereunder, no Agent or Lead Arranger shall have a duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties or any of their Affiliates that may come into the possession of such Agent, Lead Arranger or any of their officers, directors, employees, agents, attorneys in fact or affiliates.
11.7Indemnification.  Each of Lenders agrees to indemnify Agents, Lead Arranger and each of their Related Parties in its capacity as such (to the extent not reimbursed by the Loan Parties pursuant to any Loan Document and without limiting the obligation of the Loan Parties to do so) according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 11.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Obligations) be imposed on, incurred by or asserted against any Agent, Lead Arranger or such other Person in any way relating to or arising out of, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent,

Lead Arranger or such other Person under or in connection with any of the foregoing and any other amounts not reimbursed by the Loan Parties; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted primarily from such Agent’s, Lead Arranger’s or such other Person’s gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of the Commitments and the payment of the Loans and all other amounts payable hereunder.

11.8Agents in Their Individual Capacity.  Each of the Persons serving as Administrative Agent and Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent.  The term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent or Collateral Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to Lenders.
11.9Successor Agents.
(a)Any Agent may at any time give notice of its resignation to Lenders and Borrower-Agent.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of Borrowers, which consent shall not be unreasonably withheld, to appoint a successor (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of Lenders or (ii) after the occurrence and during the continuance of any Event of Default).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to), on behalf of Lenders, appoint a successor Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)[Reserved].
(c)With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Collateral Agent on behalf of Secured Creditors under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed and such collateral security is assigned to such successor Collateral Agent) and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders or retiring Agent, as the case may be, appoint a successor Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, as applicable, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments owed to the retiring Agent), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Loan Parties to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Loan Parties and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 14.2 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
(d)Notwithstanding the foregoing, Chicago Atlantic may resign as Administrative Agent or Collateral Agent, and choose a successor for such capacity, without notice to, or the consent of, Lenders (including Required Lenders) or Borrowers if such successor is an Affiliate of Chicago Atlantic.
11.10Collateral and Guaranty Matters.  Lenders irrevocably authorize Collateral Agent, at its option and in its discretion:
(a)to release any Lien on any Collateral or other property granted to or held by Collateral Agent under any Loan Document (i) upon the Discharge of Obligations (other than Inchoate Obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 14.6, if approved, authorized or ratified in writing by the Required Lenders;
(b)to subordinate any Lien on any Collateral or other property granted to or held by Collateral Agent under any Loan Document to the holder of any Lien on such property to the extent such Lien is permitted by this Agreement;
(c)[reserved];
(d)Upon request by Collateral Agent at any time, the Required Lenders will confirm in writing Collateral Agent’s authority to release or subordinate its interest in particular types or items of property; and
(e)Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Collateral Agent’s Lien thereon, or any certificate prepared by a Loan Party in connection therewith, nor shall Collateral Agent be responsible or liable to Lenders for any failure to monitor or maintain any portion of the Collateral.
11.11Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their respective agents and counsel and all other amounts due Lenders and Agents under Sections 2.4, 2.6 and 14.2) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent, for the benefit of Agents, any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent or the other Agents under Sections 2.4, 2.6 and 14.2.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

11.12No Other Duties, Etcetera.  Notwithstanding anything herein to the contrary or any title afforded to any Lender Party or Lead Arranger under this Agreement, no such Lender Party or Lead Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent, or Lead Arranger or a Lender hereunder.
11.13ERISA.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agents and their Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agents and their Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that:
(i)None of Agents or any of their Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(v)no fee or other compensation is being paid directly to any Agent or any of their Affiliates for investment advice (as opposed to other services) in connection with the Loans or this Agreement.
(c)Each Agent hereby informs Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans and this Agreement, (ii) may recognize a gain if it extended the Loans for an amount less than the amount being paid for an interest in the Loans by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
11.14Survival.  This Section 11 shall survive the Discharge of Obligations.

12.NOTICES.
(a)Unless otherwise provided in this Agreement, all notices, demands, requests and other communications by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements, compliance certificates and other informational documents which may be sent by first-class mail, postage prepaid or e-mail) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, to the Loan Parties or to Administrative Agent, as the case may be, at its addresses set forth below:

If to the Loan Parties:c/o Borrower-Agent

Vireo Growth Inc.

207 S. 9th Street

Minneapolis, MN 55402

Attention: Adam Koscielski, Assistant General Counsel

with a copy (which shall not constitute notice) to:

Dentons US LLP

233 South Wacker Drive

Suite 5900

Chicago, IL 60606-6361

Attn: Eric P. Berlin | Lee Smith

Email: eric.berlin@dentons.com | lee.smith@dentons.com

If to Administrative Agent,

Collateral Agent or an Affiliate

thereof:

Chicago Atlantic Admin, LLC

420 North Wabash Avenue, Suite 500

Chicago, Illinois 60611

Attn: Loan Department

E-mail: reporting@chicagoatlantic.com

with an additional copy (which shall not constitute notice) to:

Kilpatrick Townsend & Stockton LLP

1100 Peachtree Street, Suite 2800

Atlanta, Georgia 30309

Attn: Shannon C. Baxter

E-mail: sbaxter@kilpatricktownsend.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All such notices or demands shall be effective when received on a Business Day (or, if not received on a Business Day, on the first Business Day after receipt).

(b)Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communications (including email and Internet websites) pursuant to procedures approved by Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 unless otherwise agreed by Administrative Agent and the applicable Lender.  Administrative Agent or Borrower-Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it;

provided that approval of such procedures may be limited to particular notices or communications.  Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)(i)The Loan Parties agree that Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (as applicable, the “Platform”).
(ii)The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall any Agent or any of their Related Parties (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of a Loan Party’s or any Agent Party’s transmission of communications through the Platform in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Loan Parties pursuant to any Loan Document or the transactions contemplated therein which is distributed to any Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
13.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL PREFERENCE.
13.1Governing Law and Venue.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.  Each Loan Party, Administrative Agent and Lenders hereby submit to the exclusive jurisdiction of the state and Federal courts located in the Southern District of the State of New York, Borough of Manhattan; provided, however, that nothing in this Agreement shall be deemed to operate to preclude any Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction which such Person deems necessary or appropriate to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of any Agent or any Lender.  Each party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in, or subsequently provided by such party in accordance with, Section 12 and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three days after deposit in the U.S. mails, proper postage prepaid.

13.2JURY TRIAL WAIVER.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY.
14.GENERAL PROVISIONS.
14.1Successors and Assigns; Participations and Assignments.
(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and their respective assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 14.1(b), (ii) by way of participation in accordance with the provisions of Section 14.1(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.1(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 14.1(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in Section 14.1(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in Section 14.1(b)(i)(A), the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000 unless Administrative Agent otherwise consents.
(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned.
(iii)Required Consents.  No consent shall be required for any assignment by a Lender except to the extent required by this Section 14.1(b)(i)(B) and, in addition:

(A)the consent of Borrowers, such consent not to be unreasonably withheld, conditioned or delayed shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund, or to a US federally-chartered or state-chartered banking institution (a “Commercial Bank”); provided that Borrowers shall be deemed to have consented to any such assignment unless Borrower-Agent shall object thereto by written notice to Administrative Agent within 10 Business Days after having received notice thereof; and
(B)the consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment to a Person that is not a Lender, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.
(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to Administrative Agent any such Administrative Questionnaire as Administrative Agent may request.
(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) any Loan Party or any of their Affiliates, or (B) to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural Person.
(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrowers and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans with its Loan Percentages.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 14.1(c) and entry in the Register, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of this Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.1(d).

(c)Register.  Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Borrowers, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrower-Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations.  Any Lender may at any time, without the consent of, or notice to, Borrowers or Administrative Agent, sell participations to any Person (other than a natural Person, a Defaulting Lender or any Loan Party or any of the Loan Parties’ Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations under this Agreement (including all or a portion of its Commitments or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Loan Parties, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnities under Section 11.7 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which affects such Participant and for which the consent of such Lender is required.  Each Loan Party agrees that each Participant shall be entitled to the benefits of Sections 2.8(c), and 2.9 through the Lender granting such participation (and, for the avoidance of doubt, shall have no direct rights against the Loan Parties) (subject to the requirements and limitations therein, including the requirements under Section 2.9(f) (it being understood that the documentation required under Section 2.9(f) shall be delivered to such Participant)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.1(b); provided that such Participant shall not be entitled to receive any greater payment under Section 2.8(c), with respect to any participation, than its participating Lender would have been entitled to receive.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.8(f) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under

Section 5f.103-1(c) of the United States Treasury Regulations or such disclosure is otherwise required thereunder.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, no Agent (in its capacity as an Agent) shall have any responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Nothing herein is intended to prevent, impair, limit or otherwise restrict the ability of a Lender or an Agent to collaterally assign or pledge all or any portion of its interests in the Loans or other rights to payment, and in its interests in the other rights and benefits under the Loan Documents, to an unaffiliated third party lender of such Lender or such Agent (each such Person, a “Collateral Assignee”); provided that unless and until Borrowers receive notification from a Collateral Assignee of such assignment directing payments to be made to such Collateral Assignee, any payment made by Borrowers for the benefit of such Lender or such Agent in accordance with the terms of the Loan Documents shall satisfy Borrowers’ obligations thereunder to the extent of such payment.  Borrowers hereby acknowledge that Agents, Lenders and their Affiliates may pledge the Loans as collateral security for loans to Agents, Lenders or their Affiliates.  Borrowers shall, to the extent commercially reasonable, cooperate with Agents, Lenders and their Affiliates to effect such pledges at the sole cost and expense of such Agent or such Lender.  Any such Collateral Assignee, upon foreclosure of its security interests in the Loans pursuant to the terms of such assignment and in accordance with applicable law, shall succeed to all the interests of or shall be deemed to be an Agent or a Lender, as applicable, with all the rights and benefits afforded thereby, and such transfer shall not be deemed to be a transfer for purposes of and otherwise subject to the other provisions of this Section 14.1.  Notwithstanding the foregoing, Agents and Lenders shall remain responsible for all of their respective obligations and liabilities arising hereunder or under any other Loan Document, and, except as otherwise expressly set forth in any applicable pledge or assignment, nothing herein is intended or shall be construed to impose any obligations upon or constitute an assumption by a Collateral Assignee thereof.
(f)Representations and Warranties of Lenders.  Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments or Loans, as the case may be, represents and warrants as of the Effective Date or as of the effective date of the applicable Assignment and Assumption that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments, loans or investments such as the Commitments and Loans; and (iii) it will make or invest in its Commitments and Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments and Loans within the meaning of the Securities Act or the Exchange Act, or other federal securities laws (it being understood that, subject to the provisions of this Section 14.1, the disposition of such Commitments and Loans or any interests therein shall at all times remain within its exclusive control).
14.2Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses.  Each Loan Party shall pay (i) all reasonable, documented out of pocket expenses incurred by Administrative Agent, Collateral Agent and their Affiliates (including the reasonable, documented out-of-pocket fees, charges and disbursements of external counsel for Administrative Agent and Collateral Agent), in connection with the syndication of the Loans, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable, documented out of pocket expenses incurred by Administrative Agent and Collateral Agent (including the reasonable, documented out-of-pocket fees, charges and disbursements of external counsel for Administrative Agent and Collateral Agent) in connection with the enforcement or protection of their and the other Secured Creditors’ rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 14.2, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans).
(b)Indemnification by Loan Parties.  The Loan Parties shall indemnify each Agent (and any sub-agent thereof), each Lender, Lead Arranger and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all documented (i) losses, (ii) claims, (iii) damages, (iv) liabilities and (v) related reasonable out-of-pocket expenses (including the reasonable out-of-pocket fees, charges and disbursements of any external counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (x) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (y) any Loan or the use or proposed use of the proceeds therefrom or (z) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or its Related Parties or (B) result from a claim brought by any Loan Party against an Indemnitee or its Related Parties for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if a Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 14.2(b) shall not apply with respect to Tax Liabilities other than any Tax Liabilities that represent losses, claims or damages arising from any non-Tax claim.
(c)Reimbursement by Lenders.  To the extent that a Loan Party for any reason fails to pay any amount required under Sections 14.2(a) and 14.2(b) to be paid by it to an Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent), in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent), in connection with such capacity.
(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each party hereby waives, any claim of such Loan Party against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof.  No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(e)Payments.  All amounts due under this Section 14.2 shall be payable promptly after demand therefor.
(f)Mutual Waiver. To the fullest extent permitted by applicable law, each party hereto agrees that it shall not assert, and each hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof.
(g)Survival.  Each party’s obligations under this Section 14.2 shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Loan Documents, the termination of the Commitments and the Discharge of Obligations.
14.3Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.
14.4Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
14.5No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
14.6Amendments and Waivers.
(a)Neither this Agreement, nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 14.6.  The Required Lenders and the Loan Parties may, or, with the written consent of the Required Lenders, Administrative Agent and the Loan Parties may, from time to time, (x) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of any Loan Party hereunder or thereunder or (y) waive, on such terms and conditions as the Required Lenders or Agents, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall:
(i)forgive the principal amount or extend the final scheduled date of maturity of the Loans, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby;
(ii)eliminate or reduce the voting rights of any Lender under this Section 14.6 without the written consent of such Lender;
(iii)reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Loan Parties of any of their rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all of the Collateral without the written consent of all Lenders;
(iv)amend, modify or waive the pro rata requirements of Section 2.8 in a manner that adversely affects Lenders without the consent of each Lender;
(v)amend, modify or waive any provision of Section 11 without the written consent of Agents;
(vi)amend or modify the application of payments set forth in Section 10.6 in a manner that adversely affects Lenders without the written consent of Lenders; or
(vii)release any Guarantor from its liability under any guarantee of the Obligations without the written consent of each Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of Lenders and shall be binding upon the Loan Parties, Lenders, Agents, and all future holders of the Loans.  In the case of any waiver, each Loan Party, Lenders and Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Event of Default waived shall be deemed to be cured during the period such waiver is effective; but no such waiver shall extend to any subsequent or Event of Default, or impair any right consequent thereon.

(b)Notwithstanding the foregoing, any amendment, restatement, supplement or other modification of, or any waiver with respect thereto, the Fee Letter requires only the written consent of the parties thereto.
14.7Adjustments; Set-off.
(a)Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 10.1, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.
(b)Upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, without prior notice to the Loan Parties, any such notice being expressly waived by each Loan Party, but with prior notice to and the consent of Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, at any time held or owing, and any other credits, indebtedness, claims or obligations, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, its Affiliates or any branch or agency thereof to or for the credit or the account of any Loan Party, against any and all of the obligations of the Loan Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of a Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any of its Affiliates shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.8 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate thereof from its other funds and deemed held in trust for the benefit of Administrative Agent and Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or Affiliate thereof as to which it exercised such right of setoff.  Each Lender agrees to notify Borrower-Agent promptly after any such setoff and application made by such Lender or any of its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender and its Affiliates under this Section 14.7 are in addition to other rights and remedies (including other rights of set-off) which such Lender or its Affiliates may have.
14.8Payments Set Aside.  To the extent that any payment or transfer by or on behalf of a Loan Party is made to an Agent or any Lender, or an Agent or any Lender exercises its right of setoff, and such payment or transfer or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by an Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to such Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  This Section 14.8 shall survive the Discharge of Obligations.
14.9Correction of Loan Documents.  Administrative Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.
14.10Integration. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the other Loan Documents.
14.11Counterparts; Electronic Execution.  This Agreement and any other Loan Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement or Loan Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission, by e-mail delivery of a “.pdf” format data file or as another type of Electronic Signature, such signature shall create a valid and binding obligation of the party executing this Agreement or any other Loan Document (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page or other signature page with an Electronic Signature were an original hereof or thereof.

14.12Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or any Lender has any obligation to make any Credit Extension to any Borrower.  The obligations of the Loan Parties to indemnify any Lender Party and its Related Parties with respect to the expenses, damages, losses, costs and liabilities described in Section 14.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against any Lender Party or its Related Parties have run.
14.13Confidentiality.  In handling any confidential information, each Agent and each Lender and all employees and agents of each such Person shall exercise the same degree of care that such Person exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (a) to the subsidiaries or Affiliates of such Agent or Lender in connection with their present or prospective business relations with the Loan Parties, (b) to prospective Transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of the Loan Parties and have delivered a copy to Borrower-Agent, (c) as required by law, regulation, rule or order, subpoena, judicial order or similar order or Governmental Authority, (d) as may be required in connection with the examination, audit or similar investigation of such Lender, (e) to such Agent’s or Lender’s accountants, auditors, attorneys, professional advisors, service providers and regulators, (f) as such Agent or Lender may determine in connection with the enforcement of any remedies hereunder, (g) in connection with any pledge permitted under Section 14.1(e), (h) to any rating agency and (i) to its investors.  Confidential information hereunder shall not include information that:  (x) is in the public domain or in the knowledge or possession of such Agent or Lender when disclosed to such Agent or Lender, or becomes part of the public domain after disclosure to such Agent or Lender through no fault of such Agent or Lender; (y) is disclosed to such Agent or Lender by a third party, provided such Agent or Lender does not have actual knowledge that such third party is prohibited from disclosing such information; or (z) is independently developed by an Agent or a Lender without use of confidential information.
14.14Automatic Debits.  With respect to any principal, interest, fee, or any other cost or expense (including reasonable, documented out-of-pocket attorney costs of Agents payable by the Loan Parties hereunder) due and payable to any Agent or any Lender under the Loan Documents, each Loan Party hereby irrevocably authorizes Agents at their option to (a) debit any Loan after the Effective Date, (b) any Deposit Account of any Loan Party maintained with an Agent or (b) make demand upon any Loan Party for payment of all reasonable, documented out-of-pocket  attorney’s fees and expenses incurred by Agents in connection with the negotiation and documentation of the Loans by counsel retained by Administrative Agent, which attorney’s fees and expenses become due through the Effective Date or after the Effective Date.  If there are insufficient funds in such Deposit Accounts to cover the amount then due, such debits will be reversed (in whole or in part, as applicable) and such amount not debited shall be deemed to be unpaid.  No such debit under this Section 14.14 shall be deemed a set-off.
14.15Patriot Act and the Proceeds of Crime Money Laundering and Terrorist Financing Act (Canada).  Each Lender that is subject to the Patriot Act or the Proceeds of Crime Money Laundering and Terrorist Financing Act (Canada) and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act and Proceeds of Crime Money Laundering and Terrorist Financing Act (Canada), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act and the Proceeds of Crime Money Laundering and Terrorist Financing Act (Canada).  The Loan Parties shall, promptly following a written request by any Agent or any Lender, provide all documentation and other information that such Agent or Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act. For legal entity borrowers, each Lender or Agent will require the legal entity to provide identifying information about each beneficial owner or individuals who have significant responsibility to control, manage or direct the legal entity.

14.16Lenders as Qualified Purchasers.  Each Lender represents and warrants to the Loan Parties that it, and each of its assignees or participants, if any, (a) is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and the rules and regulations relating thereto and (b) is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.
14.17Mo. Rev. Stat. § 432.047 Statement. The following statement is given pursuant to Mo. Rev. Stat. § 432.047: “Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.” For purposes of this Section and the foregoing Missouri statute: (a) all of the terms of the other Loan Documents are incorporated in and made part of this Agreement by reference; provided, however, that to the extent of any direct conflict between the terms of this Agreement and those of the other Loan Documents, the terms of this Agreement will prevail and govern; (b) “borrower” is the applicable Loan Party; (c) “creditor” is any Lender Party; and (d) the “credit agreement” is this Agreement.
14.18Publicity.  Only with Borrower-Agent’s prior consent, which consent shall not be unreasonably withheld or delayed, may Agents and Lenders make public announcements of the financial arrangement between the Loan Parties and Agents and Lenders.
14.19Appointment of Borrower-Agent; Nature and Extent of Each Loan Party’s Liability.
(a)All Obligations, representations, warranties, covenants, and indemnities set forth in the Loan Documents to which a Loan Party is a party shall be joint and several.  Each Loan Party hereby represents and warrants that Borrower-Agent provides valuable financial, management and administrative services for each Loan Party, and each Loan Party is or will be Affiliates of one another, and therefore each Loan Party has determined that it is advantageous and convenient for it to enter into this Agreement on a basis of joint and several liability and to designate as its agent to effect borrowings and other extensions of credit under this Agreement and to distribute the proceeds of borrowings to it, and each Borrower, by entering into this Agreement, desires and intends to induce Lender Parties to enter into this Agreement.  Each Loan Party is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender Parties under this Agreement, for the mutual benefit, directly and indirectly, of each Loan Party and in consideration of the undertakings of each other Loan Party to accept joint and several liability for the Obligations. If and to the extent that any Loan Party shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Loan Parties will make such payment with respect to, or perform, such Obligation.

(b)Each Loan Party hereby irrevocably appoints Borrower-Agent as its agent to effect borrowings, obtain other extensions of credit and to execute instruments and documents and take other actions in the name, or on behalf of, but not as a lender to, each Borrower, as provided or contemplated in this Agreement.  Each Loan Party represents and covenants that all requests for advances under this Agreement shall be made solely by Borrower-Agent as agent for each Loan Party, and that the authority of Borrower-Agent so to request advances on behalf of, and to bind, each Borrower, shall continue unless and until (i) Administrative Agent receives written notice of the termination of such authority signed by an authorized officer each Loan Party, (ii) this Agreement has been terminated, and (iii) all Obligations of the Loan Parties have been paid or otherwise satisfied.  In performing its duties under this appointment, Borrower-Agent shall be acting solely as a conduit for money transfers between Agents, Lenders and the Loan Parties, and Borrower-Agent shall not make, nor shall it be construed as making, any loans or advances of money under this Agreement to any Loan Party. Except as otherwise expressly provided in this Agreement or any other Loan Document, each Loan Party hereby waives notice of acceptance of its joint and several liability, notice of any Loans issued under or pursuant to this Agreement, notice of the occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Agent or Lender under or in respect of any of the Obligations and, generally, to the extent permitted by Applicable Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in the Loan Documents).
(c)Each Loan Party further agrees and acknowledges that any advances which may be made by any Lender Party under the credit facilities provided under this Agreement may be made directly to Borrower-Agent for use only by each Borrower (subject to the limitations contained elsewhere in this Agreement).  Without limiting the foregoing, each Borrower acknowledges that it shall be directly indebted to Lender Parties for each Credit Extension distributed to it by Borrower-Agent as if each such Credit Extension had been made directly to such Borrower which received such proceeds (whether or not the subject advance was based upon the Collateral of such Borrower which actually received such Credit Extension), in addition to which the other Borrower shall be jointly and severally obligated to Lender Parties in that amount.
(d)No Lender Party shall have any responsibility to inquire as to the distribution of any Loan advances made by such Person through Borrower-Agent as described herein. The provisions of Section 14.19 are made for the benefit of Secured Creditors and their respective successors and assigns, and may be enforced by it or them from time to time against any Loan Party as often as occasion therefor may arise and without requirement on the part of any Secured Creditor, or its successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Loan Party or to exhaust any remedies available to it or them against any Loan Party or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy.
(e)Borrower-Agent and each Loan Party agrees, jointly and severally, to indemnify, defend, and to hold Lender Parties and their Related Parties harmless from and against any liability, claim, demand, expense, or loss made against any such Person on account of, or arising out of, this Agreement and the transactions contemplated hereby, Lender Parties’ and their Related Parties’ reliance upon Loan Documents submitted by Borrower-Agent and any other action taken by such Person hereunder or under any of the Loan Documents or any other agreement with Borrower-Agent or any Loan Party or any other Person, other than for claims based solely on Lender Parties’ or their Related Parties’ gross negligence or willful misconduct.
(f)Until the Discharge of Obligations, each Loan Party hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Loan Party with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Secured Creditors with respect to any of the Obligations or any collateral security therefor until such time as all of the Discharge of Obligations.  Any claim which any Loan Party may have against any other Loan Party with respect to any payments to a Secured Creditor hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior Discharge of Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Loan Party, its debts or its assets, whether voluntary or involuntary, the Discharge of Obligations shall have occurred before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Loan Party therefor.
(g)Each Loan Party hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Loan Party to any other Loan Party is hereby subordinated to the prior Discharge of Obligations.  Each Loan Party hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Loan Party owing to such Borrower until the Obligations shall have been Paid in Full.  If, notwithstanding the foregoing sentence, any Loan Party shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Loan Party as trustee for Secured Creditors, and such Loan Party shall deliver any such amounts to Administrative Agent, for application to the Obligations.
15.CANNABIS LAWS
15.1Each Loan Party, Agent and Lender acknowledge that although certain Applicable Cannabis Laws have legalized the cultivation, distribution, sale and possession of Cannabis, (a) the nature and scope of U.S. Federal Cannabis Laws may result in circumstances where activities permitted under Applicable Cannabis Laws may contravene U.S. Federal Cannabis Laws and (b) engagement in Restricted Cannabis Activities may contravene U.S. Federal Cannabis Law. Accordingly, for the purpose hereof, and notwithstanding anything to the contrary contained in this Agreement, each representation, covenant and other provision hereof relating to compliance with Applicable Laws will be subject to the following: (i) engagement in any activity that is Permitted Cannabis Business, and in respect to which the applicable Governmental Authorities have agreed, or are bound by any future Applicable Laws, to forego or have otherwise suspended prosecution or enforcement of such U.S. Federal Cannabis Laws, will not, in and of itself, be deemed to be non-compliance with Applicable Laws; (ii) engagement in any Restricted Cannabis Activity will be deemed to be non-compliance with Applicable Laws; (iii) no party hereto shall have any right of rescission or amendment to this Agreement arising out of or relating to any non-compliance with U.S. Federal Cannabis Law to the extent that such non-compliance, and the remedies of Governmental Authorities associated with such non-compliance, exist as of the date of this Agreement, as determined in the Lender’s sole, but reasonable discretion, unless such non-compliance also constitutes a violation of Applicable Cannabis Laws; and (iv) no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the applicable state laws, rules and regulations are fully compliant with U.S. Federal Cannabis Laws. Nothing contained in this Agreement shall require the parties to violate any provisions of Applicable Cannabis Laws or attending regulations, as applicable.
15.2To the extent that having or being vested in any rights, powers and authorities herein or in any other Loan Document by a Loan Party as to access to the properties or books or records of any Loan Party or the exercise of any rights or remedies that may result in any Lender Party being considered an owner or person exercising control over any Loan Party (whether before or after an Event of Default) results in any Lender Party being required to obtain approval from any Governmental Authorities prior to possessing, being vested in or exercising such rights, then the Loan Parties shall reasonably cooperate with such efforts by such Lender Party and take all reasonable action necessary to obtain such approvals or compliance at any time that the Lender reasonably requests. THIS SECTION 15.2 WILL

GOVERN NOTWITHSTANDING ANY PROVISION TO THE CONTRARY OR IN CONFLICT WITH ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.
16.FIRST LIEN INTERCREDITOR AGREEMENT.  The Obligations are subordinate, in the manner and to the extent set forth in the First Lien Intercreditor Agreement, to the indebtedness and other liabilities owed under and pursuant to the First Lien Loan Agreement and the other First Lien Debt Documents, and each Lender, by its acceptance hereof, acknowledges and agrees to be bound by the provisions of the First Lien Intercreditor Agreement.  Each Lender authorizes Agents to enter into the First Lien Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

BORROWERS:

VIREO GROWTH INC.

VIREO HEALTH, INC.

VERDANT GROVE, LLC

VIREO HEALTH OF PUERTO RICO, LLC

VIREO HEALTH DE PUERTO RICO LLC

MARYMED LLC

VIREO OF CHARM CITY, LLC

RESURGENT BIOSCIENCES, INC.

RETAIL MANAGEMENT ASSOCIATES, LLC

VIREO HEALTH OF NEVADA I, LLC

MJ DISTRIBUTING C201, LLC

MJ DISTRIBUTING P132, LLC

VIREO PR MERGER SUB INC.

VIREO PR MERGER SUB II INC.

By:/s/ John Mazarakis

Name:John Mazarakis

Title:Chief Executive Officer

2178 STATE HIGHWAY 29A LLC

HICOLOR, LLC

VIREO HEALTH OF MINNESOTA, LLC

VIREO HEALTH OF NEW YORK LLC

VIREO MARKETING, LLC

By:/s/ Amber Shimpa

Name:Amber Shimpa

Title:Chief Executive Officer

DEEP ROOTS HOLDINGS, INC.

DEEP ROOTS OPERATING, INC.

DEEP ROOTS HARVEST, INC.

DEEP ROOTS PROPERTIES, LLC

DEEP ROOTS ARIA ACQCO, INC.

By: /s/ Keith Capurro

Name:Keith Capurro

Title:Chief Executive Officer

Loan and Security Agreement

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WHOLESOMECO, INC.

WHOLESOME AG, LLC

WHOLESOME GOODS, LLC

WHOLESOME THERAPY, LLC

WHOLESOME DIRECT, LLC

WC STAFFING, LLC

ARCHES IP, INC.

By:  /s/ Chris Jeffery

Name:Chris Jeffery

Title:Chief Executive Officer

Loan and Security Agreement

321838674v1

AGENTS, LEAD ARRANGER AND LENDERS:

CHICAGO ATLANTIC ADMIN, LLC,

as Administrative Agent and Collateral Agent

By:/s/ Peter Sack

Name:Peter Sack

Title:Authorized Person

CHICAGO ATLANTIC CREDIT ADVISERS, LLC,

as Lead Arranger

By:/s/ Peter Sack

Name:Peter Sack

Title:Authorized Person

CHICAGO ATLANTIC OPPORTUNITY FINANCE, LLC, as a Lender

By:/s/ Peter Sack

Name:Peter Sack

Title:Authorized Person

Loan and Security Agreement

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EXHIBIT A

DEFINITIONS

“Account Debtor” means the Person obligated on an Account.

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to any Loan Party arising out of the sale or lease of goods (including the licensing of software and other technology) or the rendering of services by any Loan Party and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Loan Party and any Loan Party’s Books relating to any of the foregoing.

“Acquired Non-Loan Party” means a Target acquired by a Loan Party in a transaction which is a Permitted Acquisition.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, whether by merger or otherwise, in (a) the acquisition of all or substantially all of the assets of any Person, business or division of a Person, or (b) the acquisition of in excess of 50.00% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary.

“Adjusted EBITDA” means, for any period, the sum of the Loan Parties’ and their Subsidiaries’: (a) net income after taxes for such period (excluding extraordinary gains or losses); plus (b) Interest Expense for such period; plus (c) income tax expense for such period; plus (d) depreciation and amortization for such period; plus or minus (e) any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis; plus (f) all out-of-pocket costs, fees and expenses paid in connection with (i) the execution and delivery of the Loan Documents, the Missouri Acquisition Documents, the Deep Roots Acquisition Documents and the Wholesome Acquisition Documents and the consummation of the transactions contemplated hereby or thereby, which out-of-pocket costs, fees and expenses for each such transaction are set forth on Schedule A-9, and (ii) any other Acquisition consummated after the Effective Date with the prior approval of Agents (excluding any Acquisition of an Excluded Subsidiary); provided, that amounts added back pursuant to this clause (f)(ii) shall not exceed $1,000,000 in the aggregate; plus (g) non-cash compensation expenses arising from the grant of stock-based awards by the Loan Parties; plus (h) severance expenses up to $1,000,000 in the aggregate incurred in any trailing 12-month period;  plus (i) [reserved]; plus (j) Q4 of 2024 flood-related Missouri expenses amounting to $1,224,023; plus (k) 2024 Deep Roots start-up costs associated with the opening of their new dispensary, amounting to $488,318; plus (l) 2024 Deep Roots one-time non-cash inventory adjustment of $1,167,409; plus (m) those (i) litigation expenses and (ii) add-backs set forth on Schedule A-9; provided, however, Adjusted EBITDA shall not include the results of (x) any foreign Subsidiary of any Loan Party except to the extent that such foreign Subsidiary has repatriated its net income to such Loan Party, or (y) any Excluded Subsidiary.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

“Administrative Questionnaire” means an Administrative Questionnaire on Administrative Agent’s standard form.

“Affiliate” of any Person means (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, officer, manager, managing member or general partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person means the power, direct or indirect, (x) to vote 15.00% or more of the Equity Interests having ordinary voting power for the

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election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Agent” and “Agents” are defined in the introductory paragraph hereto.

“Agreement” is defined in the introductory paragraph hereto.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to the amount of such Lender’s pro rata share of the outstanding principal amount of the Loans.

“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Amortization Amount” means an amount equal to 1.00% of the aggregate principal amount of all Loans made by Lenders.

“Anti-Corruption Law” means all laws or rules related to bribery or anti-corruption and similar regulations or ordinances, including the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, the Criminal Code (Canada), as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, and any anti-bribery legislation promulgated by the European Union and implemented by its member states.

“Anti-Terrorism Law” means any law, statute, treaty ordinance, rule or regulation in any jurisdiction in which any Loan Party or any of its Subsidiaries are located or doing business that relates to money laundering or financing terrorism, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto including:  (a) Canadian Anti-Terrorism Laws; and (b) the Patriot Act, The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

“Applicable Cannabis Laws” means the applicable state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority of the Applicable States and each applicable municipality and other authority of, or within, the Applicable States pertaining to Cannabis, all as in effect and as amended from time to time.

“Applicable Securities Legislation” means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions.

“Applicable Fiscal Period” means the applicable fiscal quarter.

“Applicable Law” means, subject to the carve-outs and acknowledgments contained in Section 15, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, policy, decree, judgment, consent decree, writ, injunction, treaty, determination or governmental requirement enacted, promulgated or imposed by any Governmental Authority or any arbitrator, in each case applicable to or

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binding on such Person or any of its property, products, business, assets or operations or to which such Person or any of its property, products, business, assets or operations is subject.

“Applicable Margin” means (a) with respect to any Term Loan or Incremental Loan, 5.50%, and (b) with respect to any Convertible Loan, 5.00%.

“Applicable States” means, collectively, Maryland, Minnesota, Missouri, Nevada, New York and Utah, and each individually, is an “Applicable State”.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption in substantially of form of Exhibit D (or any other form approved by Administrative Agent), entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.1), and accepted by Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products” means any service or facility extended to any Loan Party by any Lender or any affiliate of a Lender, or procured for such Loan Party from any third party by any Lender or any affiliate of a Lender by means of a full-recourse agreement or other credit support extended to such third party including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) letters of credit, or (h) Hedging Agreements.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.).

“Bankruptcy Law” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, or any successors or subsequent amendments to such statutes, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, restructuring, dissolution, winding-up or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance satisfactory to Lender Parties.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230

“Benefitted Lender” is defined in Section 14.7(a).

“Borrower” and “Borrowers” are defined in the introductory paragraph hereto.

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“Borrower-Agent” means Parent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of Illinois or the State of New York.

“Caliente Purchase Agreement” means that certain Asset Purchase Agreement, dated as of November 12, 2022, by and among [***], [***], and [***], in the form delivered to Administrative Agent prior to the Effective Date.

“Caliente Transaction Documents” means, collectively, the Caliente Purchase Agreement and the other documents entered into or delivered in connection therewith, in each case, in the form delivered to Administrative Agent prior to the Effective Date.

“Canadian Anti-Terrorism Laws” means (a) Part II.1 and related sections of the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada), the Anti-Terrorism Act (Canada), the Corruption of Foreign Public Officials Act (Canada), United Nations Al-Qaida and Taliban Regulations, the Special Economic Measures Act (Canada) and, in each case, all regulations, guidelines, and orders made thereunder or in connection therewith, as amended from time to time, and (b) any other applicable anti-money laundering, anti-terrorist financing, governments sanction, and “know-your-customer” laws in effect in Canada from time to time.

“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan that contains a “defined benefit provision”, as defined in Section 147.1(1) of the Income Tax Act (Canada), as amended from time to time.

“Canadian Employee Plan” means any employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, supplemental pension, profit sharing, retiring allowance, severance, deferred compensation, stock compensation, stock purchase, retirement, life, hospitalization insurance, medical, dental, disability or other employee group or similar benefit or employment plans or supplemental arrangements applicable to the Canadian employees of a Loan Party, other than a Canadian Pension Plan, Multiemployer Plan, Plan, Pension Plan or Statutory Plan.

“Canadian Pension Plan” means any pension plan required to be registered under Section 147.1 of the Income Tax  Act (Canada) or any Canadian federal or provincial law and or contributed to by a Loan Party for its Canadian employees, including any pension plan or pension benefit plan within the meaning of the Pension Benefits Act (Ontario), Employment Pensions Plan Act (Alberta), Pension Benefits Standards Act (British Columbia), the Supplemental Pensions Plan Act (Quebec) or any other like or similar provincial statute, including a Canadian Defined Benefit Pension Plan but does not include any Multiemployer Plan, Pension Plan, Plan or Statutory Plan.

“Canadian Securities Legislation” means the Securities Act (Ontario) or other securities legislation of the applicable Canadian province or provinces or territory or territories, as all such legislation now exists or may from time to time hereafter be amended, modified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.

“Cannabis” means: (a) any plant or seed, whether live or dead, from any species or subspecies of genus Cannabis, including Cannabis sativa, Cannabis indica and Cannabis ruderalis, and marijuana (as defined in the Controlled Substances Act of the United States, 21 U.S.C. ⸹⸹ 801 et seq.) and industrial hemp subject to the Controlled Substances Act and any part, whether live or dead, of the plant or seed thereof, including any stalk, branch, root, leaf, flower or trichome; (b) any material obtained, extracted, isolated or purified from the plant or seed or the parts contemplated by clause (a) of this definition, including any oil

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cannabinoid, terpene, genetic material or any combination thereof; (c) any organism engineered to biosynthetically produce the material contemplated by clause (b) of this definition, including any micro-organism engineered for such purpose; (d) any biologically or chemically synthesized version of the material contemplated by clause (b) of this definition or any analog thereof, including any product made by any organism contemplated by clause (c) of this definition; and (e) any other meaning ascribed to the term “cannabis,” “marijuana” or “marihuana” (or any similar term) under Applicable Law.

“Cannabis Authorities” means the Maryland Cannabis Administration, Minnesota Office of Cannabis Management, State of Nevada Cannabis Compliance Board, Missouri Department of Health and Senior Services (Division of Cannabis Regulation), New York State Office of Cannabis Management, State of Utah Department of Agriculture and Food, any successor authority, or municipal authorities having jurisdiction over the Loan Parties to enforce any Applicable Cannabis Laws.

“Cannabis Establishment” means any facility cultivating, producing, manufacturing, distributing or retailing Cannabis for medical or adult use in the Applicable States pursuant to the Applicable Cannabis Laws.

“Capital Expenditures” means with respect to any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) by a Person during such period that are required by GAAP, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of such Person. Capital Expenditures for any period shall include (a) the total principal portion of Capitalized Lease Obligations paid in such period.

“Capitalized Lease Obligation” means any Indebtedness of any Person represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Change in Cannabis Law” means any change in any Applicable Law (subject to the carve-outs and acknowledgments contained in Section 15), including Applicable Cannabis Laws, or change in the enforcement practices of federal authorities that would (a) that would make it unlawful for any Agent or any Lender to (i) continue to be a party to any Loan Document, (ii) perform any of its obligations hereunder or under any other Loan Document or (iii) to fund or maintain the Loans, (b) pursuant to which any Governmental Authority has enjoined any Agent or any Lender from (i) continuing to be a party to any Loan Document, (ii) performing any of its obligations hereunder or under any other Loan Document or (iii) funding or maintaining the Loans, (c) pursuant to which any Governmental Authority requires (i) confidential information from or disclosure of confidential information about any Agent, any Lender, any Affiliate thereof or any investor therein or (ii) any Agent or any Lender to obtain any Permit, in each case, to (A) continue to be a party to any Loan Document, (B) perform any of its obligations hereunder or under any other Loan Document or (C) fund or maintain the Loans, or (d) result in the activities conducted by any Loan Party necessary to the performance of its business being Restricted Cannabis Activities.

“Change of Control” means an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act and the rules thereunder), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, beneficially or of record, of 30.00% or more of the combined voting power of the Parent’s outstanding Equity Interests ordinarily having the right to vote at an election of directors; or (b) the majority of the board of directors of Parent fails to consist of Continuing Directors as of the Effective Date; or (c) John Mazarakis ceases to serve as Co-Chairman or Chief Executive Officer of Parent; or (d) except as permitted by Section 8.1 or 8.3, any Loan Party shall cease to own and control, directly or indirectly, free and clear of all Liens (other than Liens created pursuant to any Loan Document), (i) at least the percentage of the

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Equity Interests of each of its Subsidiaries held by such Loan Party on the Effective Date and (ii) 100.00% of the Equity Interests of each of its Subsidiaries formed or acquired after the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (a) all assets and personal property of each Loan Party, wherever located and whether now owned or hereafter acquired, including with respect to each Loan Party, the property described on Exhibit B attached hereto, and (b) any and all other property described in any of the other Loan Documents as security for the payment or performance of any of the Obligations, including each Mortgaged Property. Notwithstanding the foregoing, Collateral shall not include any Excluded Property.

“Collateral Assignment of Lease” means an agreement with respect to a Loan Party’s leased location pursuant to which such Loan Party collaterally assigns to Collateral Agent, for the benefit of Secured Creditors, such Person’s rights, title and interest in and to the applicable lease agreement with respect to such location, in form and substance reasonably satisfactory to Collateral Agent, as the same may be amended, amended and restated, modified, supplemented, or substituted from time to time.

“Collateral Assignment of Management Agreement” means, collectively, each Subordination and Collateral Assignment of Management Agreement by and among Collateral Agent, the applicable Loan Parties and each managed entity now or hereafter delivered to secure the Obligations, in each case, in form and substance reasonably satisfactory to Collateral Agent, as the same may be amended, amended and restated, modified, supplemented, or substituted from time to time.

“Collateral Assignment of Merger Agreement” means that certain Collateral Assignment of Merger Agreement, dated as of July 3, 2025, among the Loan Parties and Collateral Agent, pursuant to which on the Effective Date, the applicable Loan Parties, among other things, shall collaterally assigns their rights and benefits under the Missouri Acquisition Documents to Collateral Agent, for the benefit of Secured Creditors, in form and substance reasonably satisfactory to Collateral Agent, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Collateral Assignments of Purchase Agreement” means, collectively (a) that certain Collateral Assignment of Merger Documents, dated as of July 3, 2025, by the applicable Loan Parties party thereto in favor of Collateral Agent, pursuant to which, on the Effective Date, such Loan Parties, among other things, shall collaterally assign their rights and benefits under the Wholesome Acquisition Documents, and (ii) that certain Collateral Assignment of Merger Documents (as defined therein) to Collateral Agent, for the benefit of Secured Creditors, and (b) that certain Collateral Assignment of Merger Documents, dated as of July 3, 2025, among the applicable Loan Parties and Collateral Agent, pursuant to which, on the Effective Date, such Loan Parties, among other things, shall collaterally assigns their rights and benefits under the Deep Roots Acquisition Documents to Collateral Agent, for the benefit of Secured Creditors, in each case, in form and substance reasonably satisfactory to Collateral Agent, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Collateral Documents” means, collectively, this Agreement, the Collateral Assignment of Merger Agreement, each Pledge Agreement, each Collateral Assignment of Management Agreement, each Collateral Assignment of Purchase Agreement, the Mortgages, each Collateral Assignment of Lease, each Lien Waiver, the Negative Pledge, any intellectual property security agreements, other security agreements, other pledge agreements or other similar agreements delivered to Collateral Agent pursuant to Section 7.19, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of Collateral Agent for the benefit of Secured Creditors, as each of the same may be amended, amended and restated, modified or supplemented from time to time.

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“Commitments” means, collectively, the Convertible Loan Commitments, the Incremental Loan Commitments and the Term Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit C, with appropriate insertions.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (a) any indebtedness, mandatory dividend, letter of credit or other similar obligation of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (b) any obligations with respect to undrawn letters of credit issued or provided for the account of that Person; and (c) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the Contingent Obligation arrangement.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who was a member of such board of directors on the Effective Date.

“Control Agreement” means, with respect to any Deposit Account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Collateral Agent, among Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, entitlement or contract, as applicable, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Collateral Agent.

“Controlled Group” means a controlled group of corporations as defined in 26 U.S.C. § 1563.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute, and “Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute.

“Convertible Loan Commitment” means, for any Lender, its obligation to make its pro rata share of, as applicable, the Convertible Loans on the Effective Date in an original principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1.

“Convertible Loans” is defined in Section 2.1(c)(i).

“Convertible Loan Note” means a Convertible Loan Promissory Note in substantially similar form as Exhibit G attached hereto.

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“Convertible Loan Percentage” means, as to any Lender at any time, the percentage which such Lender’s share of the outstanding amount of the Convertible Loans then constitutes of the entire outstanding amount of the Convertible Loans.

“Copyrights” means, collectively:

(a)	All present and future United States registered copyrights and copyright registrations (including all of the exclusive rights afforded a copyright registrant in the United States under 17 U.S.C. Section 106 and any exclusive rights which may in the future arise by act of Congress or otherwise), and all present and future applications for copyright registrations (including applications for copyright registrations of derivative works and compilations) (collectively, “Registered Copyrights”), and any and all royalties, payments and other amounts payable to any Loan Party in connection with Registered Copyrights, together with all renewals and extensions of Registered Copyrights, the right to recover for all past, present and future infringements of Registered Copyrights, and all computer programs and tangible property embodying or incorporating Registered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto; and
(b)	All present and future copyrights, mask works, computer programs and other rights subject to (or capable of becoming subject to) United States copyright protection which are not registered in the United States Copyright Office (collectively, “Unregistered Copyrights”), whether now owned or hereafter acquired, and any and all royalties, payments, and other amounts payable to a Person in connection with Unregistered Copyrights, together with all renewals and extensions of Unregistered Copyrights, the right to recover for all past, present and future infringements of Unregistered Copyrights, and all computer programs and all tangible property embodying or incorporating Unregistered Copyrights, and all other rights of every kind whatsoever accruing thereunder or pertaining thereto.

“Credit Extension” means each Loan or any other extension of credit by an Agent or any Lender to or for the benefit of Borrowers hereunder.

“CSE” means the Canadian Securities Exchange.

“De Minimis Deposit Accounts” means, collectively, two petty cash account and similar Deposit Accounts per state with de minimis balances on deposit therein of not more than $230,000 at any time for any one such account, with any funds not needed by Borrowers to fund their operations to be transferred to a Deposit Account with East West Bank subject to a Control Agreement once per month.

“Deep Roots Acquisition Documents” means, collectively, (a) the Agreement and Plan of Merger, dated as of December 18, 2024 by and among Parent, Deep Roots Holdings Inc. (as successor in interest to Vireo DR Merger Sub, Inc.) and Shareholder Representative Services LLC, as amended or modified from time to time, and (b) all other documents entered into or delivered in connection therewith, in each case, in the form delivered to Administrative Agent prior to the Effective Date.

“Default Period” means the period of time commencing on the day an Event of Default occurs and continuing through the date the Event of Default has been cured or waived.

“Default Rate” has the meaning specified in Section 2.2(b).

“Defaulting Lender” means, subject to Section 2.11(b), any Lender that (a) has failed to pay to any Agent, or any other Lender any other amount required to be paid by it hereunder within two Business Days after

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the date when due, (b) has become the subject of a Bail-in-Action, or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Bankruptcy Law or (ii) had appointed for it a receiver, interim receiver, receiver and manager, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, provincial or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or both of clauses (a) and (b) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(b)) upon delivery of written notice of such determination to Borrower-Agent, and each Lender.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Discharge of Obligations” means, subject to Section 14.8, the satisfaction of the Obligations by the payment in full, in cash (or, as applicable, cash collateralization in accordance with the terms hereof), of the principal of and interest on or other liabilities relating to each Credit Extension, all fees and all other expenses or amounts payable under any Loan Document (other than Inchoate Obligations), and other Obligations, provided that the aggregate Commitments of Lenders are terminated.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Earnout Payments” means the contingent liabilities and indebtedness incurred in connection with any Acquisition which became non-contingent and payable upon the occurrence of certain performance criteria set forth in the applicable Acquisition’s purchase documents to the extent in form and substance reasonably satisfactory to Administrative Agent.

“East West Bank” means East West Bank, a California banking corporation.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means July 7, 2025.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 14.1(b)(iii), 14.1(b)(v) and 14.1(b)(vi) (subject to such consents, if any, as may be required under Section 14.1(b)(iii)).

“Elk River Lease” means that certain Lease Agreement, dated as of February 22, 2024, by and among [***] and [***], in the form delivered to Administrative Agent prior to the Effective Date.

“Elk River Option Termination Date” means 5:00 p.m. (CST) on the earlier of (a) [***], (b) [***] defaults under that certain Option Agreement, dated [***] by and between [***] and [***], and (c) the date [***]’s right to occupy the Elk River Premises pursuant to the terms of the Elk River Lease or the Elk River Lease are terminated.

“Elk River Premises” means the Real Property located at [***].

“Embargoed Person” means (a) any country or territory that is the target of a sanctions program administered by OFAC or (b) any Person that (i) is or is owned or controlled by a Person publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC, (ii) is the target of a sanctions program or sanctions list (A) administered by OFAC, or (B) under the Iran Sanctions Act, as amended, section 1245 of the National Defense Authorization Act for Fiscal Year 2012 or Executive Order 13590 “Authorizing the Imposition of Certain Sanctions with respect to the Provision of Services, Technology or Support for Iran’s Energy and Petro-chemical Sectors,” effective November 21, 2011 (collectively, “Sanctions”) or (iii) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of a sanctions program administered by OFAC.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of liability, non-compliance or violation, investigations, proceedings, settlements, consent decrees, consent orders, consent agreements and all costs and liabilities relating to or arising from or under any Environmental Law, including (a) any and all claims by Governmental Authorities for enforcement, investigation, corrective action, cleanup, removal, response, remedial or other actions, cost recovery, damages, natural resource damages or penalties pursuant to or arising under any Environmental Law, (b) any and all claims by any one or more Persons seeking damages, contribution, restitution, indemnification, cost recovery, compensation or injunctive relief directly or indirectly resulting from, based upon or arising under Environmental Law, pertaining to Hazardous Materials, natural resources, or the indoor or outdoor environment, and (c) all liabilities contingent or otherwise, expenses, obligations, losses, damages, fines and penalties arising under any Environmental Law.

“Environmental Laws” means all federal, state, provincial, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to any the Loan Party’s business or facilities owned or operated by any Loan Party, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

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“Environmental Liability” means, in respect of any Person, any statutory, common law or equitable liability, contingent or otherwise of such Person directly or indirectly resulting from, arising out of or based upon (a) the violation of any Environmental Law or Environmental Permit, or (b) an Environmental Claim, whether on, prior or after the date hereof.

“Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which any Loan Party has any interest.

“Equity Interests” means, of any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act or Canadian Securities Legislation, as the context requires).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

“ERISA Affiliate” means any Person who for purposes of Title IV of ERISA is a member of a Loan Party’s Controlled Group, or under common control with any Loan Party, within the meaning of Section 414 of the Code.

“Event of Default” has the meaning assigned in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Accounts” means Deposit Accounts (a) specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the Loan Parties’ employees, and (b) specially and exclusively used for any trust, escrow, or other similar fiduciary account, in each case, approved by Administrative Agent.

“Excluded Property” means (a) any non-material lease, license, contract or agreement to which any Loan Party is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (i) any Applicable Law, or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in clauses (i) or (ii) above, (b) 100.00% of any Equity Interests of all Excluded Subsidiaries and 100.00% of any assets of any Excluded Subsidiary, (c) personal property as to which Administrative Agent and the Loan Parties reasonably agree in writing that the costs or other consequences or burdens of obtaining a security interest or perfection thereof are excessive in view of the benefits to be obtained by Lender Parties therefrom, (d) any “intent-to-use” application for registration of a Trademark filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an

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“Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, and (e) any Excluded Accounts; provided, that Excluded Property shall not include any proceeds (or right to receive proceeds), substitutions or replacements of any assets or property excluded by the foregoing provisos or any goodwill of any Loan Party’s business associated therewith or attributable thereto. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, Lender Parties acknowledge and agree that the Real Property located at [***] is an Excluded Property.

“Excluded Subsidiary” means (a) any Subsidiary that is prohibited or restricted by Applicable Law from guaranteeing or incurring the Obligations and (b) any Acquired Non-Loan Party.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of or grant of security interest by such Loan Party becomes effective with respect to such related Swap Obligation (such determination being made after giving effect to any applicable keepwell, support, or other agreement for the benefit of the applicable Loan Party).

“Excluded Tax Liabilities” means any of the following Tax Liabilities imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Tax Liabilities imposed on or measured by net income (however denominated), franchise Tax Liabilities, and branch profits Tax Liabilities, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Tax Liabilities, (b) in the case of a Lender, U.S. federal withholding Tax Liabilities imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loans pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loans or (ii) such Lender changes its applicable lending office, except in each case to the extent that, pursuant to Section 2.9, amounts with respect to such Tax Liabilities were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its applicable lending office, (c) Tax Liabilities attributable to such Recipient’s failure to comply with Section 2.9(f) and (d) any U.S. federal withholding Tax Liabilities imposed under FATCA.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced, or any Canadian law equivalent thereto, as applicable.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the IRC.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website

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from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0.00%.

“Fee Letter” means that certain letter agreement dated July 3, 2025, among Borrowers, Agents and Lead Arranger.

“Financial Covenant” has the meaning set forth in Section 7.7(c)(i).

“Financial Covenant Cure Period” has the meaning set forth in Section 7.7(c)(i).

“Financial Covenant Equity Cure” has the meaning set forth in Section 7.7(c)(i).

“FINCEN” has the meaning set forth in Section 7.1(b).

“First Lien Administrative Agent” means East West Bank, in its capacity as administrative agent under the First Lien Debt Documents.

“First Lien Collateral Agent” means East West Bank, in its capacity as collateral agent under the First Lien Debt Documents.

“First Lien Debt” means Indebtedness of the Loan Parties under the First Lien Debt Documents, in each case, subject to the First Lien Intercreditor Agreement.

“First Lien Debt Documents” means the First Lien Loan Agreement and the “Loan Documents” referenced in the First Lien Loan Agreement, in each case, as amended, amended and restated, modified or supplemented from time to time in accordance with and as permitted by the First Lien Intercreditor Agreement.

“First Lien Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated as of July 3, 2025, by and among Administrative Agent, Collateral Agent, the Loan Parties party thereto, First Lien Administrative Agent and First Lien Collateral Agent, as amended, amended and restated, modified or supplemented from time to time in accordance therewith and as permitted thereby.

“First Lien Lenders” means the “Lenders” from time to time under the First Lien Loan Agreement.

“First Lien Loan Agreement” means that certain Loan and Security Agreement dated as of July 3, 2025, by and among Borrowers, the Guarantors party hereto from time to time, the Lenders (as defined therein) party thereto from time to time, First Lien Administrative Agent, First Lien Collateral Agent and the other Persons party thereto, as amended, amended and restated, modified or supplemented from time to time in accordance with and as permitted by the First Lien Intercreditor Agreement.

“Fiscal Year” means each 12-month accounting period of the Loan Parties, which ends on December 31st of each year.

“Floor” means 7.50%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“Governmental Authority” means the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, local or foreign, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantor Event of Default” means any Event of Default solely on the part of one or more Proper Guarantors that occurs prior to the Proper Guarantors becoming Subsidiaries of Parent in connection with the consummation of the Missouri Acquisition (or a portion thereof) in accordance with and subject to the terms of this Agreement.

“Guarantors” means the Persons, if any, identified as guarantors on the signature pages hereto and any other Person who may guarantee, pursuant to a written agreement, payment or collection of all or any of the Obligations.

“Guaranty” means any guaranty now or hereafter executed by any Guarantor with respect to any portion of the Obligations, in each case, in form and substance reasonably satisfactory to Administrative Agent and as each now exists or may hereafter be entered into, amended, amended and restated, modified, supplemented, extended, renewed, or replaced.

“HA-MD Transaction” means that certain transaction, more specifically described on Schedule A-7, pursuant to which a Loan Party shall acquire a third-party for an amount not to exceed [***] (as more specifically set forth on Schedule A-7) pursuant to the terms of the HA-MD Transaction Documents.

“HA-MD Transaction Documents” means (a) that certain Term Sheet, dated [***], by and between that certain Loan Party (the “HA-MD Buyer”) and that certain Target disclosed in writing to Administrative Agent (the “HA-MD Target”), in the form delivered to Administrative Agent prior to the Effective Date, (b) that certain Option Agreement by and among Parent, HA-MD Target and the other parties thereto dated as of [***], in the form delivered to Administrative Agent prior to the Effective Date, (c) that certain Consulting Agreement between HA-MD Buyer and HA-MD Target dated as of [***], in the form delivered to Administrative Agent prior to the Effective Date, and (d) all other documents and agreements entered into or delivered in connection with the consummation of the HA-MD Transaction after the Effective Date, in each case, subject to Section 7.24.

“Hazardous Materials” means, to the extent in violation of applicable Environmental Law, any hazardous, toxic or dangerous substance, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law); provided, however, notwithstanding anything to the contrary and for the avoidance of doubt, the definition of Hazardous Materials shall not in any event include (w) Cannabis, as are any substances or products that

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would be deemed Hazardous Materials solely because they contain cannabis, in each case, to the extent such substances are deemed hazardous solely because the applicable businesses are unlawful under U.S. Federal Cannabis Law, (x) materials or substances of any kind and in any amounts used or stored in the ordinary course of construction, developing, maintaining, cleaning or operation of any property, or (y) De Minimis Amounts (as defined below). As used herein, De Minimis Amounts means any Hazardous Materials either (a) being transported on or from a property or being stored for use by a Loan Party or any tenant on such property in connection with Loan Party’s or such tenant’s current operations, or (b) being currently used by a Loan Party or any tenant on an applicable property, in either case in such quantities and in a manner that both (i) do not constitute a violation or threatened violation of any Environmental Law and (ii) are consistent with customary business practice for such operations in the state or province where such property is located.

“Hedging Agreement” means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rate, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreements.  The amount of any Person’s obligations in respect of any Hedging Obligation shall be deemed to be the incremental obligations that would be reflected in the financial statements of such Person in accordance with GAAP.

“Holland, MA Real Property” means the Real Property located at [***].

“Inchoate Obligations” means contingent indemnification or expense reimbursement Obligations other than those related to claims, causes of action or liabilities that have been asserted or threatened or that otherwise can be reasonably identified by any Agent or any Lender based on the then known facts and circumstances.

“Incremental Loan Commitment” means, for any Lender, its obligation to make its pro rata share of, as applicable, the Incremental Loans on the applicable date in an original principal amount not to exceed the amount to which such Lender agreed pursuant to Section 2.1(d)(i).

“Incremental Loans” is defined in Section 2.1(d)(i).

“Incremental Loan Note” means a Promissory Note in substantially similar form as Exhibit F attached hereto.

“Incremental Loan Percentage” means, as to any Lender at any time, the percentage which such Lender’s share of the outstanding amount of the Incremental Loans then constitutes of the entire outstanding amount of the Incremental Loans.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)	the maximum amount (after giving effect to any reductions or prior drawings which have been reimbursed) of all direct or Contingent Obligations of such Person arising under letters of credit (including standby and commercial) (other than to the extent cash collateralized), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

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(c)	obligations under any Hedging Agreement, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement;
(d)	all obligations of such Person to pay the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts, including Earnout Payments;
(e)	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (but if limited in recourse or that Person has not assumed or otherwise become liable for that indebtedness, then that indebtedness will be measured at the lesser of (i) the aggregate principal amount of such indebtedness and (ii) the fair market value of the property securing that indebtedness as determined by such Person in good faith, in each case at the applicable time of determination);
(f)	all Capitalized Lease Obligations;
(g)	all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person);
(h)	all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; and
(i)	any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Tax Liabilities” means (a) Tax Liabilities other than Excluded Tax Liabilities and (b) to the extent not otherwise described in clause (a), Other Tax Liabilities.

“Indemnified Uncertain Tax Liabilities” means any Uncertain Tax Liabilities of the Loan Parties for which (a) a Loan Party is fully indemnified pursuant to contracts, agreements, or other documents or instruments in effect as of the Effective Date (true, correct and complete copies of which have been delivered to Administrative Agent), and (b) such contracts, agreements, or other documents or instruments providing for the indemnification described in the foregoing clause (a) have been collaterally assigned to Collateral Agent in a manner reasonably acceptable to Agents.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of any Bankruptcy Law or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

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“Intellectual Property” has the meaning assigned in Section 6.9.

“Interest Expense” means, for any period, for the Loan Parties and their Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses (excluding closing costs associated with this transaction) in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets during such period, plus (b) all payments made under interest rate Hedging Agreements during such period to the extent not included in clause (a) of this definition, minus (c) all payments received under interest rate Hedging Agreements during such period, plus (d) the portion of rent expense with respect to such period under Capitalized Lease Obligations.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended from time to time.

“ISP” means the International Standby Practices as published by the International Chamber of Commerce.

“Joint Venture” means any co-investment between a Loan Party and non-Affiliate in which the Loan Party owns a non-controlling ownership interest in the Investment described by such Loan Party to the satisfaction of Administrative Agent.

“Key Officer” means (a) John Mazarakis and any successor chief executive officer and (b) Tyson Macdonald and any successor chief financial officer.

“Lead Arranger” has the meaning set forth in the introductory paragraph hereto.

“Lender Expenses” means all documented (a) costs or (b) expenses (including reasonable, documented out-of-pocket attorney’s fees and expenses) incurred by any Agent, Lender or Lead Arranger in connection with:  the preparation, negotiation, administration and enforcement of the Loan Documents; Collateral field examinations; and any reasonable, documented out-of-pocket attorney’s fees and expenses incurred by any Agent, Lender or Lead Arranger in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), at any time, including before, during and after an Insolvency Proceeding, whether or not suit is brought by an Agent.

“Lender Parties” means, collectively, Administrative Agent, Collateral Agent and Lenders, and “Lender Party” means any of the foregoing Persons individually.

“Lenders” means, collectively, the financial institutions or entities from time to time parties to this Agreement.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, judgment lien, assignment, financing statement, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law, all whether perfected or unperfected.

“Lien Waiver” means the waiver or subordination of Liens reasonably satisfactory to Collateral Agent from a lessor, mortgagee, warehouse operator, bailee, processor or other third party that may have a Lien upon any Collateral that is in such third party’s possession or is located or leased by such party to a Loan Party, by which such Person shall waive or subordinate its Liens and claims with respect to any Collateral in favor

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of Collateral Agent and shall assure Collateral Agent’s access to any Collateral for the purpose of allowing Collateral Agent to enforce its rights and Liens with respect thereto, as the same may be amended, amended and restated, modified, supplemented, or substituted from time to time.

“Liquidity” means, as at any time of determination, the aggregate amount of cash and cash equivalents (i.e., Permitted Investments consisting of certificates of deposit maturing no more than one year from the date of investment therein, money market accounts and other liquid investments, in each case, made available by a Lender to a Loan Party and reflected on such Lender’s balance sheet) of the Loan Parties, under GAAP accounting, that is (a) free and clear of all Liens (other than Permitted Liens described in clause (b), (i) or (s) of the definition thereof), (b) not earmarked for any particular use nor subject to any restrictions on the use thereof and (c) held at such time by the Loan Parties in Deposit Accounts maintained with Collateral Agent or otherwise subject to a Control Agreement, and excluding, for the avoidance of doubt, all cash on deposit in the Restricted Cash Account.

“Loan Documents” means, collectively, this Agreement, the Notes, the Collateral Documents, any Guaranty, the First Lien Intercreditor Agreement, any Subordination Agreement, and all other agreements, instruments and documents, deeds of trust, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, guaranties, financing statements, Hedging Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of any Loan Party, any other Loan Party, or any other Person and delivered to any Agent or Lender or to any parent, affiliate or subsidiary of such Agent or Lender in connection with the Obligations or the transactions contemplated hereby, as each of the same may be amended, amended and restated, modified or supplemented from time to time.

“Loan Party” means each Borrower and each Guarantor (other than Proper Holdings, LLC), and “Loan Parties” means all Borrowers and Guarantors (other than Proper Holdings, LLC) collectively.

“Loan Party’s Books” means all of each Loan Party’s books and records including: ledgers; records concerning such Loan Party’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment containing such information.

“Loan Percentages” means, collectively, the Convertible Loan Percentages, the Incremental Loan Percentages and the Term Percentages.

“Loans” means, collectively, the Convertible Loans, the Incremental Loans and the Term Loans.

“Make-Whole Amount” means, with respect to any prepayment of the Loans or any repayment in connection with an acceleration of the Loans prior to the Maturity Date, if such prepayment or repayment occurs (a) on or prior to December 30, 2026, an amount equal to the greater of the sum of all payments of interest on the Loans that would be due from the date of such prepayment or repayment through December 30, 2026, if no prepayment or repayment of such Loans was made on or prior to December 30, 2026.

“Management Agreement” means any agreement or contract between any Loan Party, or its Subsidiaries (other than Excluded Subsidiaries), and any other cannabis business, pursuant to which (a) any Loan Party or any of its Subsidiaries, will provide management services to such other cannabis business or (b) any other cannabis business will provide management services to any Loan Party or any of its Subsidiaries (other than Excluded Subsidiaries).

“Material Adverse Effect” means any of the following:  (a) a material adverse change in, or material adverse effect upon, the business, condition (financial or otherwise), operations, properties, prospects, assets, liabilities or performance of the Loan Parties taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole, to perform their respective obligations under the Loan Documents; or

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(c) a material adverse effect upon: (i) the legality, validity, binding effect or enforceability of any Loan Document to which any Loan Party is a party against the Loan Parties taken as a whole; or (ii) the rights and remedies of any Agent under or in respect of any Loan Document.

“Material Contract” means with respect to any Loan Party, (a) each Regulatory License, (b) each contract or agreement to which such Loan Party or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Loan Party or such Subsidiary of $3,450,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of business of such Loan Party or such Subsidiary, employment agreements, and other than contracts that by their terms may be terminated by such Loan Party or Subsidiary in the ordinary course of its business upon less than 30 days’ notice without penalty or premium); (c) each Management Agreement; and (d) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.

“Material Property Agreement” means all agreements to which any Loan Party is a party relating to the use, renovation, operation, development, construction, design or management of any Mortgaged Property (including any management, asset or development management agreements, service agreements and exclusive leasing agreements) that provides for aggregate payments in any calendar year in excess of $3,450,000 and which is not terminable by the Loan Parties on 30 or fewer days’ notice from the Loan Parties.

“Maturity Date” means October 2, 2028; provided, however, that, at Borrowers’ election, the Maturity Date may be extended to October 1, 2029, so long as (a) Borrowers deliver written notice to Administrative Agent of their election to extend the Maturity Date at least 90 days prior to October 2, 2028, (b) no Default or Event of Default exists at the time of such request and at the time of such extension and (c) Borrowers pay to Administrative Agent, for the account of Lenders, an extension fee equal to 1.00% of the Loans advanced hereunder.

“Missouri Acquisition” means that certain Acquisition pursuant to the terms of the Missouri Acquisition Documents.

“Missouri Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of December 18, 2024, by and among Vireo PR Merger Sub Inc., Vireo PR Merger Sub II Inc., Parent, NGH Investments, Inc., Proper Holdings Management, Inc., Proper Holdings, LLC, and the other parties thereto.

“Missouri Acquisition Documents” means, collectively, the Missouri Acquisition Agreement and all other documents entered into or delivered in connection with the consummation of the Missouri Acquisition, including the Option Agreement, the related purchase agreement, and any applicable assignment agreements in connection with the Missouri Acquisition, in each case, subject to Section 7.21, in the form delivered to Administrative Agent prior to the Effective Date.

“Missouri Acquisition Reserve Amount” means (a) in the event that the Proper Pledge and Guaranty is not obtained on the Effective Date and until the earlier of (i) the consummation the Proper Pledge and Guaranty or (ii) the consummation of the Missouri Acquisition such that the Loan Parties acquire the Proper Guarantors in accordance with the terms hereof (including Section 8.3(d)) and satisfy, or cause to be satisfied, the requirements of Section 7.21, or (b) following the occurrence and during the continuation of a Guarantor Event of Default, $25,000,000. For the avoidance of doubt, if the Proper Pledge and Guaranty is not obtained on the Effective Date, upon the satisfaction of either condition in clause (a) of this definition, funds in the Restricted Cash Account earmarked as the Missouri Acquisition Reserve Amount shall be remitted to Borrowers. In addition, to the extent the Missouri Acquisition Reserve Amount is funded into the Restricted Cash Account pursuant to the Loan Parties’ cure right in Section 9.2, upon the cure or waiver

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of such Guarantor Event of Default, in each case, in a manner satisfactory to Administrative Agent in its discretion (and provided the “Event of Default” continuing under the First Lien Debt Documents as a result of such Guarantor Event of Default has been cured or waived in accordance with the First Lien Debt Documents), funds in the Restricted Cash Account earmarked as the Missouri Acquisition Reserve Amount shall be remitted to Borrowers. For the avoidance of doubt, the Loan Parties shall be required to replenish the Restricted Cash Account with the Missouri Acquisition Reserve Amount to the extent necessary to comply with Section 7.20(a).

“Missouri Management Services Agreements” means those certain Management Services Agreement by and between [***] and [***], dated as of August 20, 2024; [***], [***], and [***] dated as of May 24, 2025; and [***] and [***] dated as of February 14, 2024.

“Mortgage” means each mortgage, deed of trust, or deed to secure debt, trust deed, assignment of leases and rents or other security document granted by any Loan Party to Collateral Agent, for the benefit of Secured Creditors, in respect of any Real Property owned or leased by such Loan Party, in form and substance reasonably satisfactory to Collateral Agent, as each of the same may be amended, amended and restated, modified or supplemented from time to time.

“Mortgaged Property” means, individually and collectively, any Real Property subject to a Mortgage, including the Real Property located at (a) [***], (b) [***], (c) reserved, (d) [***], and (e) [***]. Notwithstanding anything to the contrary, and for the avoidance of doubt, no Excluded Property constitutes Mortgaged Property.

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Loan Party or any ERISA Affiliate contributes or is obligated to contribute or with respect to which any Loan Party of any ERISA Affiliate has any current or contingent liability but does not include a Canadian Employee Plan or Canadian Pension Plan.

“Negative Pledge” means (a) that certain Negative Pledge, dated as of July 3, 2025, by 2178 State Highway 29A, LLC in favor of Collateral Agent with respect to the Real Property located at [***] (subject to a mortgage on such property described in Permitted Indebtedness), (b) that certain Negative Pledge, dated as of July 3, 2025, by Verdant Grove, LLC in favor of Collateral Agent with respect to the Holland, MA Real Property, and (c) any other Negative Pledge approved from time to time by Agents, in each case, as may be amended, amended and restated, modified or supplemented from time to time.

“Negotiable Collateral” means all of each Loan Party’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, Documents, documents of title, Chattel Paper, and each Loan Party’s Books relating to any of the foregoing.

“Net Cash Proceeds” means:

(a)with respect to any Transfer by a Person, cash and cash equivalent proceeds received by or for such Person’s account  (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, net of (i) fees, costs and expenses paid to third parties (other than Affiliates) and relating to such Transfer, (ii) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) that is required to be, and is, repaid in connection with such Transfer, and (iii) income, sale, use or other transactional Tax Liabilities paid or reasonably estimated to be payable by such Person as a result of such Transfer (provided that, if the amount of any estimated Tax Liabilities  pursuant to subclause (iii) exceeds the amount of Tax Liabilities actually required to be paid in cash in respect of such Transfer, the aggregate amount of such excess shall constitute Net Cash Proceeds (as and so when determined as such);

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(b)with respect to any condemnation or taking of such assets by eminent domain proceedings of a Person, cash and cash equivalent proceeds received by or for such Person’s account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of (i) fees, costs and expenses paid to third parties (other than Affiliates) in connection with the collection of such proceeds, awards or other payments and (ii) Tax Liabilities paid or reasonably estimated to be payable by such Person as a result of such casualty, condemnation or taking (provided that, if the amount of any estimated Tax Liabilities pursuant to subclause (ii) exceeds the amount of Tax Liabilities actually required to be paid in cash in respect of such casualty, condemnation or taking, the aggregate amount of such excess shall constitute Net Cash Proceeds (as and so when determined as such); and
(c)with respect to any offering of Equity Interests of a Person or the issuance of any Indebtedness by a Person, cash and cash equivalent proceeds received by or for such Person’s account, net of (i) legal, underwriting, and other fees, costs and expenses paid to third parties (other than Affiliates) and incurred as a result thereof, and (ii) transfer and income Tax Liabilities paid or reasonably estimated to be payable by such Person as a result of such transaction (provided that, if the amount of any estimated Tax Liabilities pursuant to subclause (ii) exceeds the amount of Tax Liabilities actually required to be paid in cash in respect of such transaction, the aggregate amount of such excess shall constitute Net Cash Proceeds (as and so when determined as such).

“Nevada License Reserve Amount” has the meaning set forth in the First Lien Loan Agreement, as in effect on the date hereof.

“Nevada Regulatory Licenses” means the Regulatory Licenses of the Loan Parties issued by the Cannabis Authorities in the State of Nevada as set forth on Schedule A-6.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 2.11 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Northeast B Counterparty” has the meaning set forth in the definition of Northeast B Transaction Documents.

“Northeast B Transaction” means that certain transaction more specifically described on Schedule A-8 pursuant to which the transferor Loan Party (the “Specified Transferor”) shall Transfer the Specified Transferred Equity Interests to the Northeast B Counterparty, pursuant to the terms of the Northeast B Transaction Documents.

“Northeast B Transaction Documents” means (a) that certain Memorandum of Understanding by and among the Specified Transferor, that certain third party transferee disclosed in writing to Administrative Agent (the “Northeast B Counterparty”) and the Specified Loan Party, dated as of [***], in the form delivered to Administrative Agent prior to the Effective Date, (b) that certain Assignment of Membership Interest  by and between the Specified Transferor, and the Northeast B Counterparty in the form delivered to Administrative Agent prior to the Effective Date, (c) that certain Amended and Restated Operating Agreement of the Specified Loan Party in the form delivered to Administrative Agent prior to the Effective Date and (d) all other documents and agreements entered into or delivered in connection with the consummation of the Northeast B Transaction after the Effective Date, in each case, subject to Section 7.23.

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“Note” means any Convertible Loan Note, any Incremental Loan Note or any Term Loan Note, and “Notes” means all such promissory notes, collectively.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) all liabilities of any Loan Party to any Lender or to any affiliate of any Lender arising out of or relating to Bank Products, (c) Lender Expenses, (d) Hedging Obligations of any Loan Party, (e) Make-Whole Amounts and (f) all other reasonable, documented and out of pocket fees and commissions (including out-of-pocket attorney’s fees and expenses), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Loan Parties and each of their respective Subsidiaries to any Agent or any Lender or to any parent, affiliate or subsidiary of any Agent or any Lender of every kind, nature and description, direct or indirect, primary or secondary, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether several, joint, or joint and several, and whether or not evidenced by any note, and including any debt, liability or obligation owing from any Loan Party to others that any Agent or any Lender may have obtained by assignment or otherwise, and interest and fees that accrue after the commencement by or against any Loan Party of any bankruptcy or similar proceeding, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, Obligations shall not include any Excluded Swap Obligation.

“OFAC” means the United States Office of Foreign Assets Control.

“Operating Documents” means, for any Person as of any date, such Person’s constitutional documents, formation documents or certificate of incorporation (or equivalent thereof), as certified (if applicable) by such Person’s jurisdiction of formation as of a recent date, and, (a) if such Person is a corporation, its bylaws or memorandum and articles of association (or equivalent thereof) in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Tax Liabilities” means, with respect to any Recipient, Tax Liabilities imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax Liability (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Tax Liabilities” means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Parent” has the meaning set forth in the introductory paragraph hereto.

“Participant” is defined in Section 14.1(d).

“Participant Register” is defined in Section 14.1(d).

“Patents” means all patents, patent applications and like protections including  improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

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“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“Payment Date” means the last Business Day of each calendar month.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of any Loan Party or any ERISA Affiliate and covered by Title IV of ERISA or with respect to which any Loan Party or any ERISA Affiliate has any current or contingent liability but does not include any Canadian Employee Plan or Canadian Pension Plan.

“Periodic Payments” means all installments or similar recurring payments that any Loan Party may now or hereafter become obligated to pay to Lenders pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between any Loan Party and any Lender.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or operations or to which such Person or any of its property or operations is subject, including the Regulatory Licenses listed on Schedule A-5.

“Permitted Acquisition” means any Acquisition or Joint Venture by a Loan Party which satisfies each of the following conditions:

(a)	[reserved];
(b)	(i) none of the consideration for such Acquisition or Joint Venture shall be funded with cash of any Loan Party (but, for the avoidance of doubt, may be financed with the issuance of Equity Interests of a Loan Party to the extent permitted hereby) and (ii) none of the Loan Parties shall, in connection with such Acquisition or Joint Venture, assume, remain or become liable at any time in respect of any Indebtedness or other liabilities of the seller or sellers or Target(s) of such Acquisition or such Joint Venture or any other participants in such Joint Venture (including by way of any guaranty, indemnity obligations or otherwise) and the agreements, instruments and other documents referred to in clause (c) below shall provide for the same;
(c)	Borrower-Agent shall have delivered to Administrative Agent not less than 30 days (or such shorter time period as Administrative Agent may otherwise agree in writing) prior to the consummation of such Acquisition or Joint Venture (x) a summary providing a reasonably detailed description of the Target or Joint Venture and the terms and conditions of the proposed acquisition, material financial, business and legal due diligence information relating to the Target or Joint Venture as Administrative Agent, or any Lender through Administrative Agent, may reasonably request, and all material legal documentation pertaining to such Acquisition or Joint Venture, and (y) all information any Lender or any Agent may request to satisfy its “know your customer”, Beneficial Ownership Certification and other similar requirements necessary for such Lender or Agent to comply with its internal compliance and regulatory requirements with respect to the proposed Target or Joint Venture, and the results of which shall be satisfactory to each Agent and Lender;

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(d)	both immediately before and immediately after giving pro forma effect to any such Acquisition or Joint Venture, (x) the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Section 7.7, and (y) no Event of Default shall have occurred and be continuing;
(e)	the Target or Joint Venture shall be engaged in a business reasonably similar or complementary to Loan Parties’ business; and
(f)	all transactions in connection with such Acquisition or Joint Venture shall be consummated, in all material respects, in accordance with all Applicable Laws.

“Permitted Acquisition Indebtedness” means, in connection with any Permitted Acquisition, Indebtedness of an Acquired Non-Loan Party acquired in such Permitted Acquisition which existed prior to, and not in contemplation of, such Permitted Acquisition, so long as (a) such Indebtedness is unsecured or secured only by the property of the applicable Acquired Non-Loan Party, and for the avoidance of doubt, is not secured by any property or assets of any Loan Party, and (b) none of the Loan Parties assume, remain or become liable in any respect or at any time for all or any portion of such Indebtedness (including by way of any guaranty or otherwise).

“Permitted Cannabis Business” means legitimate business activity that is substantially compliant with Applicable Cannabis Laws, but not compliant with U.S. Federal Cannabis Laws.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured lender) business judgment.

“Permitted Indebtedness” means:

(a)	Indebtedness of the Loan Parties in favor of Lenders arising under this Agreement or any other Loan Document;
(b)	Hedging Obligations of the Loan Parties in favor of any Lender or any Affiliate of Lender;
(c)	Indebtedness existing on the Effective Date and disclosed in Schedule A-1;
(d)	Indebtedness (i) evidencing the deferred purchase price of newly acquired equipment or incurred to finance the acquisition of equipment of such Loan Party (pursuant to purchase money security arrangements or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of such Loan Party (provided that such Indebtedness is incurred within 60 days of the acquisition of such property), or (ii) evidenced by Capitalized Leases into which such Loan Party enters for the acquisition of equipment used in the ordinary course of business of such Loan Party; provided that the aggregate outstanding principal amount of such Indebtedness under clauses (i) and (ii) of this clause (d) shall not exceed $3,450,000 in unsecured Debt the aggregate in any Fiscal Year of the Loan Parties;
(e)	Permitted Acquisition Indebtedness;
(f)	Endorsements for collection, deposit or negotiation and warranties of products or services, in each case, incurred in the ordinary course of business;

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(g)	Mortgage loan in the original principal amount not to exceed $920,000 secured by residential real property located at [***];
(h)	Subordinated Debt;
(i)	unsecured Indebtedness incurred in the ordinary course of business of such Loan Party and its Subsidiaries in respect of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Loan Party;
(j)	unsecured intercompany Indebtedness: (i) between any Loan Parties, so long as such Indebtedness is evidenced by a note which is pledged to Collateral Agent and is subject to a subordination agreement (or evidenced by a note which includes subordination terms) in commercially reasonable form and substance; (ii) [reserved]; and (iii) between any Subsidiaries that are not Loan Parties;
(k)	Indebtedness in respect of surety bonds, performance bonds and similar instruments issued in the ordinary course of business in, an aggregate amount not to exceed $3,450,000 at any time;
(l)	unsecured Indebtedness in an aggregate amount not exceeding $3,450,000 at any time;
(m)	Contingent Obligations of any Loan Party in respect of Indebtedness otherwise permitted hereunder;
(n)	Indebtedness in respect of netting services, overdraft protection and otherwise in connection with deposit accounts or similar accounts incurred in the ordinary course of business;
(o)	Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Loan Party or any Subsidiary incurred in connection with such Person providing such benefits or insurance pursuant to customary reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business;
(p)	Indebtedness of any Loan Party to the extent constituting (i) Permitted Investments or (ii) Permitted Transfers;
(q)	Indebtedness relating to judgments, including appeal bonds, or awards not constituting an Event of Default under Section 9.1(h);
(r)	extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the applicable Loan Party; and
(s)	the First Lien Debt subject to the First Lien Intercreditor Agreement.

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“Permitted Investments” means:

(a)	Investments existing on the Effective Date disclosed in Schedule A-2;
(b)	Investments made pursuant to Hedging Agreements with any First Lien Lender or any Affiliate of a First Lien Lender;
(c)

(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii)  certificates of deposit maturing no more than one year from the date of investment therein, and (iv)  money market accounts; provided, that, with respect to any such Investments with a financial institution other than a First Lien Lender, such Investments in an aggregate shall not exceed $1,150,000 in any Fiscal Year;

(d)

repurchases of stock from former employees or directors of any Loan Party under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $1,150,000 in any Fiscal Year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to any Loan Party regardless of whether an Event of Default exists;

(e)

Investments of Subsidiaries in or to other Subsidiaries (other than Excluded Subsidiaries)  or the Loan Parties and Investments by the Loan Parties in Subsidiaries (other than Excluded Subsidiaries) not to exceed $5,750,000 in the aggregate in any Fiscal Year;

(f)

Investments not to exceed $575,000 in the aggregate in any Fiscal Year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of any Loan Party pursuant to employee stock purchase plan agreements approved by the applicable Loan Party’s Board of Directors or other governing body;

(g)	transactions expressly permitted by Section 8.3;
(h)	Investments by Excluded Subsidiaries in other Excluded Subsidiaries;
(i)

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of any Loan Party’s business;

(j)

Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause (j) shall not apply to Investments of the Loan Parties in any Subsidiary; and

(k)	so long as (i) the Loan Parties are in compliance with the Financial Covenants on a pro forma basis, (ii) no Event of Default has occurred and is then continuing and (iii) the Loan

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Parties have an Adjusted EBITDA or Liquidity equal to at least $93,500,000 on a pro forma basis, stock or other equity repurchases in an amount up to 10.00% of the Loan Parties’ Adjusted EBIDTA, on a pro forma basis.

“Permitted Liens” means: (a) statutory Liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (b) Liens or security interests in favor of Collateral Agent for the benefit of Secured Creditors; (c) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of Real Property, in each case, which do not interfere in any material respect with the value or use of the property to which such Lien is attached; (d) Liens in connection with purchase money indebtedness with respect to Equipment and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such Liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases; (e) Liens set forth in Schedule A-3, provided that such Liens shall secure only those obligations which they secure on the Effective Date and shall not subsequently apply to any other property or assets of a Loan Party; (f) Liens specifically permitted by Agents in writing; (g) Liens for taxes, assessments and other government charges or levies not yet due and payable or which are being contested in good faith and by appropriate proceedings and for which the Loan Parties have maintained adequate reserves and notified Administrative Agent in writing; (h) Liens consisting of deposits or pledges made in the ordinary course of business in connection with workers’ compensation, unemployment, social security and similar laws, or to secure the performance of statutory obligations, bids, leases, government contracts, trade contracts, and other similar obligations (exclusive of obligations for the payment of borrowed money); (i)  Liens of collecting banks under the Uniform Commercial Code on items in the course of collection and normal and customary rights of set-off of banks; (j) Liens arising from filing Uniform Commercial Code or PPSA financing statements relating solely to leases not prohibited by this Agreement; (k) Liens on cash and cash equivalents on deposit with any of the First Lien Lenders and affiliates of any of the First Lien Lenders securing obligations owing to such Persons under any treasury, depository, overdraft or other cash management services agreements or arrangements with any Loan Party; (l) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Loan Party in the ordinary course of business and not prohibited by this Agreement; (m) Liens on the property or assets of an Acquired Non-Loan Party securing Permitted Acquisition Indebtedness; (o) judgment Liens in respect of judgments that do not constitute an Event of Default; (p) restrictions or conditions imposed on creating, incurring or allowing Liens by any agreement relating to secured Indebtedness solely to the extent permitted under this Agreement, if such restrictions or conditions apply only to the property securing such Indebtedness; (q) any customary restrictions and conditions imposed on creating, incurring or allowing Liens contained in agreements relating to the sale or other Transfer of property pending such sale or other Transfer; provided that such restrictions and conditions apply only to the property to be sold or disposed of and such sale or Transfer is permitted hereunder; (r) customary provisions in leases restricting the assignment or sublet thereof; (s) the Liens granted to First Lien Collateral Agent to secure the obligations under the First Lien Debt Documents, so long as the First Lien Intercreditor Agreement is in full force and effect and no breach thereof (other than by any Agent) has occurred and is continuing; and (t) Liens on real property located at [***] securing the mortgage loan permitted under clause (g) of the definition of Permitted Indebtedness.

“Permitted Sale-Leaseback” is defined in Section 8.16.

“Permitted Transfer” means the Transfer by any Loan Party or any Subsidiary of any Loan Party of:

(a)	Inventory in the ordinary course of business;
(b)	non-exclusive licenses and similar arrangements for the use of the property of the Loan Parties in the ordinary course of business;

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(c)	worn-out or obsolete Equipment;
(d)	any Transfer resulting from a loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property (subject to compliance with Section 2.6(b));
(e)	the making of Permitted Investments;
(f)	Holland, MA Real Property (subject to compliance with Section 2.6(b));
(g)	[***];
(h)	a Permitted Sale-Leaseback (subject to compliance with Section 2.6(b));
(i)	the issuance of Equity Interests of Parent pursuant to the Missouri Acquisition Documents;
(j)	the issuance of Equity Interests of Parent pursuant to the CAG Convertible Loan Notes;
(k)	other issuances of Equity Interests of Parent to the extent any such issuance does not constitute a Change of Control;
(l)	so long as no Event of Default has occurred and is continuing or would result therefrom, assets of the Loan Parties that do not in the aggregate exceed $2,875,000 during any Fiscal Year;
(m)

dispositions of those certain Regulatory Licenses and other assets disclosed in the Caliente Purchase Agreement, pursuant to the terms of the Caliente Transaction Documents (subject to compliance with Section 2.6(b)); and

(n)

dispositions of the Specified Transferred Equity Interests pursuant to the terms of the Northeast B Transaction Documents, so long as:  (i) no Event of Default shall then be continuing or would exist after giving effect to such transaction; (ii) such transaction is consummated in accordance with the terms of the Northeast B Transaction Documents (subject to Section 7.23); (iii) the Loan Parties shall have provided to Agents and Lenders all information any Agent or Lender may request to satisfy its “know your customer”, Beneficial Ownership Certification and other similar requirements necessary for such Agent or Lender to comply with its internal compliance and regulatory requirements with respect to the Northeast B Transaction, and the results of which shall be satisfactory to each Agent and Lender; (iv) all third party consents (including consents from Governmental Authorities) and consents from the directors, managers or equityholders of the parties thereto that are necessary for such transaction have been obtained, and the transaction is consummated in accordance with Applicable Law; and (v) the Loan Parties shall have complied with the requirements of Section 7.23 in connection therewith.

Notwithstanding anything to the contrary, and for the avoidance of doubt, Permitted Transfers shall include all Transfers by and among the Loan Parties; provided, that, in the event of any Transfer of Equity Interests by and among the Loan Parties, (x) the Loan Parties shall provide Administrative Agent with at least 10 days’ advance written notice thereof; and (y) Collateral Agent shall maintain (for the benefit of Secured Creditors) a perfected second-priority security interest in such Equity Interests, and in connection therewith, the Loan Parties take such action and execute and deliver to Collateral Agent such agreements, instruments and other documents as Collateral Agent shall reasonably request for the purpose of establishing, maintaining, perfecting or preserving a perfected second-priority security interest in such Equity Interests.

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“Permitted Uses” means with respect to the Mortgaged Properties, cannabis cultivation, manufacturing and retail operations, and each individually, is a “Permitted Use”.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether Federal, state, provincial, county, city, municipal or otherwise), including any instrumentality, division, agency, body or department thereof.

“Plan” means any of: (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA; (b) a “plan” as defined in Section 4975 of the Code; or (c) any Person whose assets include (for the purposes of ERISA Section 3(42) or otherwise for the purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan,” but does not include a Canadian Employee Plan or Canadian Pension Plan.

“Platform” is defined in Section 12(c).

“Pledge Agreement” means (a) that certain Pledge and Security Agreement dated as of July 3, 2025, among Administrative Agent and the Loan Parties party thereto, and (b) any other pledge agreement from time to time executed by any Loan Party in favor of Collateral Agent, for the benefit of Secured Creditors, in each case, as the same may be amended, amended and restated, modified, supplemented, or substituted from time to time.

“PPSA” means the Personal Property Security Act in effect in the Province of British Columbia, the Civil Code of Quebec as in effect in the Province of Quebec, or any other federal or provincial statute in Canada pertaining to the granting, perfecting, priority or ranking of security interests, Liens on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.  References to sections of the PPSA shall be construed to also refer to any successor sections.

“Prime-Based Rate” means a rate per annum equal to the Prime Rate plus the Applicable Margin.

“Prime Rate” means the variable rate of interest, per annum, set forth in the “Money Rates” section of the Wall Street Journal as the “prime rate,” whether or not such rate is the lowest rate available from any Lender; provided, that, if the Prime Rate, determined as provided above, would be less than the Floor, then the Prime Rate shall be deemed to be the Floor.

“Proper Convertible Note” means, collectively, (a) that certain Convertible Promissory Note dated as of March 7, 2025, issued by Proper Holdings, LLC to Chicago Atlantic Opportunity Finance, LLC, in the amount of $5,900,000, as amended on June 5, 2025, and (b) that certain Side Letter dated June 5, 2025, by and between Vireo Growth Inc. and Proper Holdings, LLC.

“Proper Convertible Note Debt” means Indebtedness of the Loan Parties under the Proper Convertible Note Documents.

“Proper Convertible Note Documents” means the Proper Convertible Note and any other agreements, documents or instruments executed and delivered in connection therewith.

“Proper Guarantors” means collectively, New Growth Horizon, LLC, Nirvana Investments, LLC, Nirvana Bliss I, LLC, Nirvana Bliss II, LLC, Nirvana Bliss III, LLC, Nirvana Bliss IV, LLC, Nirvana Bliss V, LLC, 5150 Processing, LLC, Bold Lane Logistics, LLC, and any other Subsidiary of Proper Holdings, LLC that shall be acquired by one or more Loan Parties pursuant to the Missouri Acquisition Documents.

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Notwithstanding anything to the contrary, and for the avoidance of doubt, Proper Holdings, LLC is not a Proper Guarantor.

“Proper Pledge and Guaranty” means, collectively, (a) the execution and delivery of an unlimited Guaranty by the Proper Guarantors in favor of Administrative Agent, for the benefit of Secured Creditors, in form and substance reasonably satisfactory to Administrative Agent, (b) for so long as Proper Holdings, LLC owns, directly or indirectly, the Equity Interests of the Proper Guarantors, the execution and delivery of a limited Guaranty, Pledge Agreement and related instruments (as applicable) (with respect to a pledge of the Equity Interests of the Proper Guarantors in favor of Collateral Agent) by the Proper Holdings, LLC in favor of Administrative Agent or Collateral Agent, as applicable, for the benefit of Secured Creditors, each in form and substance reasonably satisfactory to Administrative Agent, and (c) the joinder of the Proper Guarantors as Guarantors hereunder and under the other Loan Documents, including compliance with the applicable requirements of Section 7.21 and the grant of a security interest on the assets of the Proper Guarantors in favor of Collateral Agent, for the benefit of Secured Creditors, consistent with the terms of this Agreement.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Real Property” means, with respect to any Person, all right, title and interest of such Person (including any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” means Administrative Agent or a Lender, as applicable.

“Register” is defined in Section 14.1(c).

“Registration Statement” shall have the meaning set forth in Section 7.27(a).

“Regulatory Licenses” means Permits issued by the applicable Cannabis Authorities from time to time to any Loan Party to operate as a Cannabis cultivator, product manufacturer, transporter/distributor, or retail facility, as applicable, including such Permits identified on Schedule A-5.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any actual or imminent releasing, spilling, leaking, pumping, pouring, leaching, seeping, emitting, migration, emptying, discharging, injecting, escaping, depositing, disposing, or dumping of Hazardous Materials in violation of applicable Environmental Law into the indoor or outdoor environment, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property in violation of applicable Environmental Law.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

“Reporting Jurisdictions” means (a) all of the jurisdictions in Canada in which Parent is a “reporting issuer”, including as of the date hereof, the Provinces of British Columbia, Alberta, and Ontario and (b) if Parent’s Equity Interests are listed and posting for trading on the New York Stock Exchange or Nasdaq, the applicable reporting jurisdictions in the United States.

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“Required Contribution Date” is defined in Section 7.7(c)(i).

“Required Lenders” means, at any time, (a) if any one Lender holds the aggregate principal amount of the Loans then outstanding, such Lender; and (b) if more than one Lender holds the aggregate principal amount of the Loans then outstanding, at least two Lenders who hold more than 50.00% of the aggregate principal amount of the Loans then outstanding; provided that the outstanding principal amount of the Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Permits and Approvals” means all building, zoning and other permits, licenses, authorizations, consents and approvals, and all renewals, replacements, amendments and substitutions therefor, required for the use and occupancy of any Mortgaged Property for the applicable Permitted Uses pursuant to all Applicable Laws, including all Applicable Cannabis Laws, which shall include the Regulatory Licenses and all applicable Permits.

“Rescindable Amount” shall have the meaning set forth in Section 2.8(d).

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of a Loan Party.

“Restricted Cannabis Activities” means the Loan Parties engaging (in connection with the cultivation, distribution, sale and possession of Cannabis and related products, including in connection with any leasing of any Mortgaged Property) in any:  (a) activity that is not permitted under applicable U.S. Federal Cannabis Law, other than Permitted Cannabis Business; (b) activity for which a United States Attorney in any Applicable State prosecutes a Cannabis business operated at any Mortgaged Property in any Applicable State, notwithstanding its compliance with Applicable Cannabis Laws; (c) repeated distribution and sale of Cannabis and related products to minors; (d) payments to criminal enterprises, gangs, cartels and Persons who are in each case either subject to Sanctions or publicly known to be engaging in criminal activity other than Permitted Cannabis Business; (e) non-compliance with Anti-Terrorism Laws; (f) non-compliance with anti-money laundering laws, to the extent such non-compliance results from illegal activity other than Permitted Cannabis Business; (g) use of activities permitted under Applicable Cannabis Laws as a cover or pretext for the illegal trafficking of other controlled substances or other illegal activity; (h) the illegal use or display of firearms, provided that the Loan Parties and the Loan Parties’ security services vendors may use or display firearms for any legitimate purpose and in compliance with Applicable Laws, including in connection with security protocols authorized by the Office of Marijuana Use of the State of Florida, and used to protect Permitted Cannabis Business; (i) growing Cannabis and related products on public lands; and (j) directly or indirectly aiding, abetting or otherwise knowingly participating in a common enterprise with any Person or Persons in any of the foregoing activities.

“Restricted Cash Account” means a Deposit Account located at East West Bank and subject to a fully blocked Control Agreement that holds cash of the Loan Parties’ that is not subject to the Lien or claim of any Person other than First Lien Collateral Agent and Collateral Agent and as to which access by the Loan Parties is restricted.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), (b) any payment in respect of any option, warrant or other right to acquire any such dividend or other distribution or payment or other Equity Interests (other than any de minimis payments solely in lieu of the issuance of fractional shares of Parent

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upon the conversion of the Convertible Loan Notes), (c) Earnout Payments, or (d) the payment of any fee, expense reimbursement, management fees, consulting fees or other amount to any Affiliate.

“Sanction(s)” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the UK government, including His Majesty’s Treasury, (c) the European Union or member states, (d) Canada, including Global Affairs Canada or Public Safety Canada, or (e) the United Nations Security Council.

“SEC” means the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Secured Creditors” means, collectively, (a) each Lender, (b) each Agent, (c) each beneficiary of each indemnification obligation undertaken by any Loan Party under the Loan Documents, (d) any successors, endorsees, transferees and assigns of each of the foregoing to the extent (with respect to transferees and assignees) any such transfer or assign is permitted by the terms of this Agreement and (e) any other holder of any Obligation.

“Shares” means 100.00% of the issued and outstanding Equity Interests owned or held of record by a Loan Party in any Subsidiary or other Loan Party.

“SOS Reports” means the official reports from the Secretary of State or other appropriate official of each Loan Party’s jurisdiction of incorporation/formation (or equivalent) and from all other applicable Federal, state, provincial, local or foreign government offices identifying all current security interests filed against the Collateral and Liens of record as of the date of such report.

“Specified Capital Contribution” is defined in Section 7.7(c)(i)(C).

“Specified Loan Party” is defined in the definition of “Specified Transferred Equity Interests”.

“Specified Tax Receivables” means those certain tax receivables of certain Borrowers set forth on Schedule A-11 in respect of Taxes previously paid by Borrowers.

“Specified Transferred Equity Interests” means those certain Equity Interests of that certain Loan Party described on Schedule A-8 (the “Specified Loan Party”) which are transferred to the Northeast B Counterparty pursuant to the Northeast B Transaction Documents.

“Specified Transferor” is defined in the definition of “Northeast B Transaction”.

“St. Louis Premises” means the Real Property located at [***].

“St. Louis Premises Mortgage Requirements” means the Loan Parties shall (a) obtain flood insurance on the St. Louis Premises in form and substance (including amounts) and from a company satisfactory to First Lien Administrative Agent in its sole discretion, and (ii) deliver to Administrative Agent (or the applicable Title Company as directed by Administrative Agent) a fully executed Mortgage with respect to St. Louis Premises, in form and substance satisfactory to Administrative Agent, and otherwise cause to be delivered to Administrative Agent such opinions of local counsel, corporate resolutions, documents and items of the types referred to in Section 4.1(i) (to the extent not previously delivered to Administrative Agent), and other related documents as may be reasonably requested by Administrative Agent, in connection with the execution, delivery and recording of any such Mortgage, each of which shall be in form and substance satisfactory to Administrative Agent.

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“St. Louis Premises Reserve Amount” means an amount equal to $10,000,000; provided, that, if the Loan Parties do not satisfy the St. Louis Premises Mortgage Requirements on or before the date that is 15 Business Days following the Effective Date, the St. Louis Premises Reserve Amount shall increase to $25,000,000; provided, that, upon (a) the satisfaction of the St. Louis Premises Mortgage Requirements, (b) Administrative Agent’s receipt of confirmation from the applicable Title Company that the Mortgage with respect to the St. Louis Premises (and the First Lien Collateral Agent’s mortgage thereon) has been recorded and (c) the satisfaction of the conditions set forth in the definition of “St. Louis Premises Reserve Amount” in the First Lien Loan Agreement, the St. Louis Premises Reserve Amount shall decrease to $0, and funds in the Restricted Cash Account earmarked as the St. Louis Premises Reserve Amount shall be remitted to Borrowers.

“Statutory Plan” means any statutory plan, governmental plan or program with which the Loan Parties are required to comply, including the Canada Pension Plan, Quebec Pension Plan, Quebec Parental Insurance Plan or any plan administered under applicable provincial health tax, workers’ compensation, workers’ safety and insurance, employment standards and employment insurance legislation.

“Subordinate Voting Shares” means the subordinate voting shares of Parent.

“Subordinated Debt” means (a) the Proper Convertible Note Debt and (b) any other Indebtedness incurred by a Loan Party that is subordinated to the Obligations on terms and conditions acceptable to Administrative Agent.

“Subordinated Debt Documentation” means (a) the Proper Convertible Note Documents and (b) all of the other agreements, documents and instruments executed and delivered in connection with the incurrence of Subordinated Debt, as the same may be amended, modified, supplemented, renewed, restated or replaced from time to time in accordance with the Subordination Agreement applicable thereto.

“Subordination Agreement” means any subordination agreement approved by Agents in relation to the Obligations, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having more than 50.00% of the ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Loan Parties.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Target” means the Person, the business or division of any Person or substantially all of the assets of a Person, acquired in an Acquisition.

“Tax Liabilities” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, Uncertain Tax Liabilities or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Tax Reserve Amount” means, as of any time, the amount by which the Uncertain Tax Liabilities of the Loan Parties and their Subsidiaries, exceeds $50,000,000. To the extent the Tax Reserve Amount is funded into the Restricted Cash Account in accordance with the foregoing and Section 7.20(a), and, subsequently, the Uncertain Tax Liabilities of the Loan Parties and their Subsidiaries decrease to an amount less than $50,000,000, upon the Loan Parties’ written request and receipt by First Lien Administrative Agent (with a copy to Administrative Agent) of a Certificate of a Responsible Officer of the Loan Parties setting forth the then current amount of Uncertain Tax Liabilities of the Loan Parties and their Subsidiaries, together with back up schedules and evidence demonstrating the then current amount of such Uncertain Tax Liabilities, in each case, in form and substance satisfactory to First Lien Administrative Agent, funds in the Restricted Cash Account earmarked as the Tax Reserve Amount shall be remitted to Borrowers. For the avoidance of doubt, the Loan Parties shall be required to replenish the Restricted Cash Account with the Tax Reserve Amount to the extent necessary to comply with Section 7.20(a).

“Taxes” means existing Tax Liabilities paid in cash during a defined measuring period.

“Term Commitment” means, for any Lender, its obligation to make its pro rata share of, as applicable, the Term Loans on the Effective Date in an original principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1.

“Term Loans” is defined in Section 2.1(b)(i).

“Term Loan Note” means a Promissory Note in substantially similar form as Exhibit F attached hereto.

“Term Percentage” means, as to any Lender at any time, the percentage which such Lender’s share of the outstanding amount of the Term Loans then constitutes of the entire outstanding amount of the Term Loans.

“Threshold Amount” means an aggregate amount of $3,450,000 per Fiscal Year.

“Title Company” means Stewart Title Guaranty, or such other title insurance company as Administrative Agent may reasonably approve.

“Title Policy” means each ALTA Lender’s policy of title insurance issued by the Title Company in an amount approved by Administrative Agent in its Permitted Discretion and insuring the Mortgages as second and prior Lien and encumbrance upon each Mortgaged Property, subject only to the Permitted Liens.

“Total Credit Exposure” means, as to any Lender at any time, the outstanding amount of each Loan at such time.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Indebtedness to (b) Adjusted EBITDA for the trailing 12-month period ended on such date.

“Trade Date” is defined in Section 14.1(b)(i)(B).

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register (other than “intent to use” applications until a verified statement of use is filed with respect to such application) and registrations of the same and like protections, and the entire goodwill of the business of the Loan Parties connected with and symbolized by such trademarks.

“Transfer” has the meaning set forth in Section 8.1.

“Transferee” means any Eligible Assignee or Participant.

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“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or supplemented from time to time.

“UCP” means the Uniform Customs and Practices for Documentary Credits, as published by the International Chamber of Commerce.

“Uncertain Tax Liabilities” means, with respect to the Loan Parties and their Subsidiaries, the sum of (a) those amounts in respect of potential Tax Liabilities reflected as liabilities on the most recent financials statements of the Loan Parties delivered pursuant to Sections 7.2(a) and 7.2(b) (including income taxes owing pursuant to Section 280(e) of the Internal Revenue Code of 1986, as amended), net of (i) the Specified Tax Receivables, solely to the extent and for so long as each such Specified Tax Receivable is reported as an Uncertain Tax Liability by the Loan Parties pursuant to this clause (a) and reflected as a corresponding liability on the Loan Parties’ financial statements and each such Specified Tax Receivable is not otherwise included as an Indemnified Uncertain Tax Liability, plus (ii) Indemnified Uncertain Tax Liabilities, plus (b) the amount of any Tax Liabilities determined to be due and payable pursuant to a final determination, decision or judgment by the Internal Revenue Service or court of competent jurisdiction to the extent and for so long as such Tax Liabilities remain unpaid (it being acknowledged and agreed that upon the written request of Borrower-Agent (together with a copy of any such final determination, decision or judgment), East West Bank shall remit funds from the Restricted Cash Account as may be necessary to pay any such Tax Liabilities described in this clause (b)).

“United States” and “U.S.” means the United States of America.

“U.S. Federal Cannabis Law” means U.S. federal laws, statutes, codes, ordinances, decrees, orders, rules and regulations (“Laws”), civil, criminal or otherwise, to the extent that such Law is directly or indirectly related to the cultivation, harvesting, production, manufacturing, processing, extraction, marketing, distribution, trafficking, sale, use or possession of Cannabis or products containing Cannabis, including the prohibition on drug trafficking under the Controlled Substances Act (21 U.S.C. ⸹⸹ 801 et seq.), the conspiracy statute under 18 U.S.C. ⸹ 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. ⸹2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. ⸹ 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. ⸹ 3, and federal money laundering statutes under 18 U.S.C. ⸹⸹ 1956, 1957 and 1960.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the IRC.

“U.S. Tax Compliance Certificate” is defined in Section 2.9(f).

“Wholesome Acquisition Documents” means, collectively, (a) the Agreement and Plan of Merger, dated as of December 18, 2024 by and among Parent, Wholesomeco, Inc. (as successor in interest to Vireo WH Merger Sub, Inc.), and Shareholder Representative Services LLC, as amended or modified from time to time, and (b) all other documents entered into or delivered in connection therewith, in each case, in the form delivered to Administrative Agent prior to the Effective Date.

“Withholding Agent” means, as applicable, Borrower-Agent or Administrative Agent, as the context may require.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

With respect to each Loan Party:

All right, title and interest of the Loan Party (herein referred to as “Debtor”) in all of the following property and assets, whether presently existing or hereafter created or acquired, and wherever located:

(a)	all accounts, chattel paper (including tangible and electronic chattel paper), commercial tort claims, deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles, intellectual property, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC, the rights, powers, and remedies under the Operating Documents of the Person that issued such interests and any other personal property other than commercial tort claims, money, accounts, chattel paper, deposit accounts, goods, investment property, negotiable collateral, and oil, gas or other minerals before extraction), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities, securities entitlements and the rights, powers, and remedies under the Operating Documents of the Person that issued such securities), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and
(b)	all of such Debtor’s money or other assets of such Debtor that now or hereafter come into the possession, custody, or control of any Agent or any Lender;
(c)	all other personal property;
(d)	any and all substitutions, replacements, additions, accessions, products to or of any of the foregoing;
(e)	any and all cash proceeds or noncash proceeds thereof, including insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

All terms above have the meanings given to them in the Uniform Commercial Code of the State of New York, as amended or supplemented from time to time.

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EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

[_____], 202[_]

Chicago Atlantic Admin, LLC, as

Administrative Agent

420 North Wabash Avenue, Suite 500

Chicago, Illinois 60611

Attn: Loan Department

E-mail: reporting@chicagoatlantic.com

Reference is hereby made to that certain Loan and Security Agreement, dated as of July 3, 2025, by and among Vireo Growth Inc., a corporation formed under the laws of the province of British Columbia (“Vireo”), each Person listed as “Borrower” on the signature pages thereto and each other Person that becomes a “Borrower” thereunder, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Chicago Atlantic Admin, LLC, a Delaware limited liability company, as Administrative Agent and Collateral Agent for the Lenders, and Chicago Atlantic Credit Advisers, LLC, a Delaware limited liability company, as Lead Arranger (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement). Pursuant to Section 7.2(f) of the Loan Agreement, the undersigned individual, solely in [his/her] capacity as Responsible Officer of Vireo, and not individually, hereby certifies on behalf of Vireo and each other Loan Party, to Administrative Agent and the other Lender Parties that the information furnished herein and in the attached schedules, including, without limitation, each of the calculations set forth herein, are, to the undersigned’s knowledge, true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to Administrative Agent together with this Compliance Certificate and for such reporting periods (as defined below).

The undersigned hereby further certifies to Administrative Agent and the Lender Parties that:

1.Enclosed with this Compliance Certificate are copies of the financial statements of the Loan Parties as of _________, and for the [___________-fiscal quarter] [fiscal year] (such statements the “Financial Statements” and the periods covered thereby the “reporting period”) then ended, required to be delivered under Section 7.2[a]/[b] of the Loan Agreement. Such Financial Statements [have been prepared in accordance with GAAP and present fairly in all material respects the financial condition of Vireo and the other Loan Parties on a consolidated and consolidating basis as of the date indicated and the results of operation of Vireo and the other Loan Parties on a consolidated and consolidating basis for the period covered thereby.
2.The undersigned has reviewed the terms of the Loan Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of Vireo and the other Loan Parties during the reporting period.
3.No Default or Event of Default exists on the date hereof or existed at any time during the reporting period, other than: _______________ [if none, so state]. [IF APPLICABLE: Attached hereto as Schedule A are the details underlying such Default or Event of Default, if any.]

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4.The Total Leverage Ratio for the Loan Parties is ____ to 1.00 for the applicable fiscal quarter. Attached hereto as Schedule B are the details underlying the foregoing financial covenant calculation.
5.Liquidity as of the last day of the reporting period is ______. Liquidity is not, nor has it been at any time during the reporting period, less than $12,750,000.
6.The representations and warranties contained in Section 6 of the Loan Agreement are true, correct and complete in all material respects on and as of the date hereof (provided, however, that (i) those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such other date and (ii) any representation or warranty that is qualified by materiality, Material Adverse Effect or any similar standard shall be true, correct and complete in all respects).

[Remainder of page intentionally left blank.]

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Very truly yours,

LOAN PARTIES:

VIREO GROWTH INC.

VIREO HEALTH, INC.

VERDANT GROVE, LLC

VIREO HEALTH OF PUERTO RICO, LLC

VIREO HEALTH DE PUERTO RICO LLC

MARYMED LLC

VIREO OF CHARM CITY, LLC

RESURGENT BIOSCIENCES, INC.

RETAIL MANAGEMENT ASSOCIATES, LLC

VIREO HEALTH OF NEVADA I, LLC

MJ DISTRIBUTING C201, LLC

MJ DISTRIBUTING P132, LLC

VIREO PR MERGER SUB INC.

VIREO PR MERGER SUB II INC.

By:

Name:

Title:

2178 STATE HIGHWAY 29A LLC

HICOLOR, LLC

VIREO HEALTH OF MINNESOTA, LLC

VIREO HEALTH OF NEW YORK LLC

VIREO MARKETING, LLC

By:

Name:

Title:

DEEP ROOTS HOLDINGS, INC.

DEEP ROOTS OPERATING, INC.

DEEP ROOTS HARVEST, INC.

DEEP ROOTS PROPERTIES, LLC

DEEP ROOTS ARIA ACQCO, INC.

By:

Name:

Title:

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WHOLESOMECO, INC. WHOLESOME AG, LLC WHOLESOME GOODS, LLC WHOLESOME THERAPY, LLC WHOLESOME DIRECT, LLC WC STAFFING, LLC

ARCHES IP, INC.

By:

Name:

Title:

5150 PROCESSING, LLC

BOLD LANE LOGISTICS, LLC

NEW GROWTH HORIZON, LLC

NIRVANA INVESTMENTS, LLC

NIRVANA BLISS I, LLC

NIRVANA BLISS II, LLC

NIRVANA BLISS III, LLC

NIRVANA BLISS IV, LLC

NIRVANA BLISS V, LLC

By:

Name:

Title:

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Schedule A

[See attached.]

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Schedule B

[See attached.]

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EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the applicable credit facility or facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor: [_____]
2.	Assignee: [_____]
3.	Borrowers: Vireo Growth Inc., a corporation formed under the laws of the province of British Columbia (“Vireo”), and each of the other Persons identified as borrowers on the signature pages to the Loan Agreement (together with Vireo, each individually, a “Borrower” and collectively, jointly and severally, the “Borrowers”)
4.	Administrative Agent: Chicago Atlantic Admin, LLC, as Administrative Agent under the Loan Agreement (“Administrative Agent”)
5.	Loan Agreement: Loan and Security Agreement, dated as of July 3, 2025, by and among Vireo, the Borrowers, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Administrative Agent, Chicago Atlantic Admin, LLC, as Collateral Agent, and Chicago Atlantic Credit Advisers, LLC, as Lead Arranger.
6.	Assigned Interest:

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Assignor	Assignee	Aggregate Amount of Term Loans of all Lenders	Amount of Term Loans Assigned	Percentage of Term Loans Assigned	Aggregate Amount of Convertible Loan of all Lenders	Amount of Convertible Loans Assigned	Percentage of Convertible Loans

Effective Date: [ ], 20[__]

[Remainder of page intentionally left blank. Signature page(s) follow(s).]

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[____________________________]

By:

Name:

Title:

ASSIGNEE

[_____________________________]

By:

Name:

Title:

[IF APPLICABLE Consented to and Accepted:

CHICAGO ATLANTIC ADMIN, LLC, as
Administrative Agent

By:

Name:

Title: Authorized Person]

[IF APPLICABLE: Consented to:

VIREO GROWTH INC.,
as Borrower-Agent on behalf of Borrowers

By:

Name: John Mazarakis

Title: Chief Executive Officer]

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.
1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all the requirements to be an assignee under Section 14.1(b) of the Loan Agreement (subject to such consents, if any, as may be required under Section 14.1(b) of the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Loan Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent, any other Lender, the Borrower or any Affiliate of the foregoing and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) agrees that its payment instructions and notice instructions are as set forth in a schedule to this Assignment and Assumption, (viii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, and (ix) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; (b) agrees that (i) it will, independently and without reliance upon Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (c) acknowledges and agrees that the Obligations are subordinate, in the manner and to the extent set forth in the First Lien Intercreditor Agreement, to the indebtedness and other liabilities owed to the Senior Lenders (as defined therein) under and pursuant to the First Lien Loan Agreement and the other First Lien Debt Documents, and the Assignee, by its acceptance hereof,

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acknowledges and agrees to be bound by the provisions of the First Lien Intercreditor Agreement. The Assignee authorizes Agents to enter into the First Lien Intercreditor Agreement.
2.	Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.	General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT E

Reserved.

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EXHIBIT F

TERM NOTE

$33,000,000July 3, 2025

FOR VALUE RECEIVED, the undersigned VIREO GROWTH INC., a corporation formed under the laws of the province of British Columbia (“Vireo”), and each of the other Persons identified as borrowers on the signature pages hereto (together with Vireo, each individually, a “Borrower” and collectively, jointly and severally, the “Borrowers”), hereby promises to pay to CHICAGO ATLANTIC OPPORTUNITY FINANCE, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), in lawful money of the United States and in immediately available funds, the principal amount of THIRTY-THREE MILLION and 00/100 Dollars ($33,000,000.00), together with interest from the date of disbursement computed on the principal balances hereof from time to time outstanding as set forth in the Loan and Security Agreement dated as of the date hereof by and among Borrowers, the Guarantors from time to time party thereto, Lender, Chicago Atlantic Admin, LLC, a Delaware limited liability company (“Chicago Atlantic”), as administrative agent (together with its successors and assigns in such capacity, collectively, “Administrative Agent”), Chicago Atlantic, as Collateral Agent, and Chicago Atlantic Credit Advisers, LLC, a Delaware limited liability company, as Lead Arranger (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). The Loan Agreement is incorporated herein by this reference in its entirety. Capitalized terms used but not otherwise defined herein that are used in this Term Note (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note”) shall have the meanings set forth in the Loan Agreement.

This Note is entitled to the benefits of the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.

Borrowers further promise to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until payment in full hereof at the rate (or rates) from time to time applicable to the Term Loan (or any portion or portions thereof) as determined in accordance with the Loan Agreement. Interest shall be calculated on the basis of a three hundred sixty (360)-day year for the actual days elapsed.

Each Borrower waives demand, presentment and protest, and notice of demand, presentment, protest and nonpayment. Except as otherwise provided in the Loan Agreement or other Loan Documents, each Borrower waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default prior to the exercise by any Agent of its rights under the Loan Agreement and at law or in equity.

Borrowers shall make all payments of principal and interest to Administrative Agent for the account of Lender at Administrative Agent’s office located at 420 North Wabash Avenue, Suite 500, Chicago, IL 60611, or at such other place as Administrative Agent may from time to time designate in writing. If this Note is not paid when due, whether at its specified or accelerated maturity date, Borrowers promise to pay all costs of collection and enforcement of this Note, including, but not limited to, reasonable external attorneys’ fees and costs, incurred by any Agent or Lender on account of such collection or enforcement, whether or not suit is filed hereon.

To the extent any provision of this Note conflicts with the First Lien Intercreditor Agreement, the First Lien Intercreditor Agreement shall control. The obligations evidenced by this Note are subordinate,

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in the manner and to the extent set forth in the First Lien Intercreditor Agreement, to the indebtedness and other liabilities owed under and pursuant to the First Lien Loan Agreement and the other First Lien Debt Documents. Without limiting the generality of the foregoing, until the First Lien Debt is Paid in Full (as defined in the First Lien Intercreditor Agreement), and notwithstanding anything herein to the contrary, all rights and remedies of Lender hereunder shall be subject to the terms of the First Lien Intercreditor Agreement.

[SIGNATURE PAGES FOLLOW]

321838674v1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.

VIREO GROWTH INC.

VIREO HEALTH, INC.

VERDANT GROVE, LLC

VIREO HEALTH OF PUERTO RICO, LLC

VIREO HEALTH DE PUERTO RICO LLC

MARYMED LLC

VIREO OF CHARM CITY, LLC

RESURGENT BIOSCIENCES, INC.

RETAIL MANAGEMENT ASSOCIATES, LLC

VIREO HEALTH OF NEVADA I, LLC

MJ DISTRIBUTING C201, LLC

MJ DISTRIBUTING P132, LLC

VIREO PR MERGER SUB INC.

VIREO PR MERGER SUB II INC.

By:

Name: John Mazarakis

Title: Chief Executive Officer

2178 STATE HIGHWAY 29A LLC

HICOLOR, LLC

VIREO HEALTH OF MINNESOTA, LLC

VIREO HEALTH OF NEW YORK LLC

VIREO MARKETING, LLC

By:

Name: Amber Shimpa

Title: Chief Executive Officer

DEEP ROOTS HOLDINGS, INC.

DEEP ROOTS OPERATING, INC.

DEEP ROOTS HARVEST, INC.

DEEP ROOTS PROPERTIES, LLC

DEEP ROOTS ARIA ACQCO, INC.

By:

Name: Keith Capurro

Title: Chief Executive Officer

321838674v1

WHOLESOMECO, INC.

WHOLESOME AG, LLC

WHOLESOME GOODS, LLC

WHOLESOME THERAPY, LLC

WHOLESOME DIRECT, LLC

WC STAFFING, LLC

ARCHES IP, INC.

By:

Name: Chris Jeffery

Title: Chief Executive Officer

321838674v1

EXHIBIT G

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS CONVERTIBLE LOAN NOTE MUST NOT TRADE THE CAPITAL STOCK OBTAINED HEREUNDER BEFORE NOVEMBER 1, 2025.

THIS CONVERTIBLE LOAN NOTE AND THE CAPITAL STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES. THIS CONVERTIBLE LOAN NOTE AND THE CAPITAL STOCK ISSUABLE UPON THE CONVERSION HEREOF ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

CONVERTIBLE LOAN NOTE

$10,000,000.00July 3, 2025

FOR VALUE RECEIVED, the undersigned (collectively, “Borrowers”), hereby jointly and severally promise to pay to CHICAGO ATLANTIC OPPORTUNITY FINANCE, LLC (together with its successors and assigns, “Lender”), at the office of Administrative Agent (as defined below), the sum of the maximum principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or, if less, the sum of the aggregate unpaid principal amount of the Convertible Loans made by Lender to Borrowers pursuant to that certain Loan and Security Agreement dated as of June 30, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement), among Borrowers, the other Loan Parties from time to time party thereto, Lender and the other lenders from time to time party thereto, CHICAGO ATLANTIC ADMIN, LLC, as administrative agent for the lenders (in such capacity, “Administrative Agent”) and as collateral agent for Secured Creditors and the other Persons party thereto, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Loan Agreement.

1.Payment of Interest. Borrowers hereby, jointly and severally, promise to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Loan Agreement.
2.Conversion.
(a)At any time by written notice to Parent, Lender may, in its sole and absolute discretion, elect to convert the outstanding principal amount of this Convertible Loan Note (this “Note”) and all accrued but unpaid interest with respect thereto into that number of shares of Subordinate Voting Shares determined by dividing (i) the sum of (A) the result of $10,000,000 minus 50.00% of the aggregate amount of all Convertible Loans repaid pursuant to the terms of the Loan Agreement plus (B) all accrued but unpaid interest of this Note on the date of such conversion by (ii) a conversion price (the “Conversion Price”) equal to $0.625. The rights of conversion set forth in this Note and in all other Convertible Loan Notes shall be exercised in whole, and not in part, on the same date.

(b)Notwithstanding anything in this Note to the contrary, any (i) Subordinated Voting Shares, (ii) dividends, (iii) distributions, (iv) shares or other securities or property in connection with a Capital Reorganization (as defined below) or (v) other amounts or property (other than any payment of interest due with respect to the Convertible Loans, which shall be paid to Lender), in each case, to be delivered or paid to Lender pursuant to this Note shall be delivered or paid by Parent to Lender, or to such other Person or Persons designated by Lender. If such delivery is of Subordinated Voting Shares, such delivery shall be in the form of either, at the option of Lender or such Person or Persons, a certificate or certificates or direct registration system (DRS) Advice(s) representing such Subordinate Voting Shares and register such certificate or certificates or DRS Advice(s) in the name of such recipient(s).
(c)If the conversion of this Note would result in the issuance of a fractional share, Parent shall, in lieu of issuance of any fractional share, pay Lender, or to such other Person or Persons as designated by Lender, a sum in cash equal to the product resulting from multiplying the then current fair market value of one Subordinate Voting Share of Parent by such fraction.
3.Adjustment to Conversion Price and Number of Subordinate Voting Shares Issuable upon Conversion of this Note. The Conversion Price and the number of Subordinate Voting Shares issuable to Lender upon conversion of this Note shall be subject to adjustment from time to time as follows:
(a)If, at any time prior to the Maturity Date, Parent shall:
(i)subdivide, redivide or change its then outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares;
(ii)consolidate, reduce or combine its then outstanding Subordinate Voting Shares into a lesser number of Subordinate Voting Shares; or
(iii)fix a record date for the issue of, or issue, Subordinate Voting Shares, or any securities of Parent, directly or indirectly, convertible into or exchangeable for Subordinate Voting Shares (“Convertible Securities”), to all or substantially all of the holders of Subordinate Voting Shares as a stock dividend or other distribution (other than a dividend paid in the ordinary course or Subordinate Voting Shares received, at the holder’s option, in lieu of a cash dividend paid in the ordinary course);

(any such event being referred to as a “Subordinate Voting Share Reorganization”), the Conversion Price shall be adjusted, effective immediately after the effective date or record date at which holders of Subordinate Voting Shares are determined for purposes of the Subordinate Voting Share Reorganization, by multiplying the Conversion Price in effect immediately prior to such effective date or record date, by a fraction of which:

(A)the numerator shall be the total number of Subordinate Voting Shares outstanding on such date before giving effect to such Subordinate Voting Share Reorganization; and
(B)the denominator shall be the number of Subordinate Voting Shares outstanding immediately after giving effect to such Subordinate Voting Share Reorganization (including, in the case of a distribution of Convertible Securities, the number of Subordinate Voting Shares that would have been outstanding if such Convertible Securities had been exchanged for or converted into Subordinate Voting Shares on such date).

To the extent that any adjustment in the Conversion Price occurs pursuant to Section  3(a)(iii) as a result of the fixing by Parent of a record date for the distribution of Convertible Securities, the Conversion Price shall be readjusted after the expiration of any relevant exchange or conversion right to the number of Subordinate Voting Shares which would then be in effect based upon the number of Subordinate Voting Shares actually issued and remaining issuable after such expiration.

(b)If, at any time prior to the Maturity Date, Parent fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of Subordinate Voting Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Subordinate Voting Shares or Convertible Securities within a period of not more than 45 days from such record date at a price per share (or at a conversion price per share) of less than 95.00% of the Current Market Price (as defined below) on such record date (any of such issuance being referred to as a “Rights Offering” and the Subordinate Voting Shares that may be acquired under the Rights Offering, or upon exchange or conversion of Convertible Securities acquired under the Rights Offering, being referred to as the “Offered Shares”), the Conversion Price shall be adjusted, effective immediately after such record date, by multiplying the Conversion Price in effect on such record date by a fraction:
(i)the numerator of which shall be the sum of:
(A)the total number of Subordinate Voting Shares outstanding as of the record date for the Rights Offering; and
(B)a number equal to the quotient obtained by dividing the aggregate price of the Offered Shares (consisting of the product of either (1) the number of Offered Shares and the subscription or purchase price for each Offered Share or (2) the maximum number of Offered Shares for or into which Convertible Securities may be exchanged or converted and the conversion price for each Offered Share) by the Current Market Price of the Subordinate Voting Shares on the record date; and (ii)the denominator of which shall be the number of Subordinate Voting Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, options or warrants under the Rights Offering and assuming the exchange or conversion into Subordinate Voting Shares of all Convertible Securities issued upon exercise of such rights, options or warrants, if any).

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 3(b) as a result of Parent fixing a record date for a Rights Offering, the Conversion Price shall be readjusted based on the number of Offered Shares (or Convertible Securities that are convertible into Offered Shares) actually issued and delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date. Any Offered Shares owned by or held for the account of Parent shall be deemed not to be outstanding for the purpose of any computation made pursuant to this Section 3(b).

(c)If, at any time prior to the Maturity Date, Parent issues or distributes to all or substantially all the holders of its outstanding Subordinate Voting Shares:
(i)shares of Parent of any class other than Subordinate Voting Shares;
(ii)rights, options or warrants (excluding rights, options or warrants subject to Section 3(b));
(iii)evidences of indebtedness; or
(iv)any other cash, securities or other property or assets; and such issuance or distribution does not constitute a dividend paid in the ordinary course or does not result in an adjustment pursuant to Section 3(a) or 3(b) (any such event being referred to as a “Special Distribution”), the Conversion Price shall be adjusted, effective immediately after the record date on which the holders of

Subordinate Voting Shares are determined for purposes of the Special Distribution, by multiplying the Conversion Price in effect on the record date by a fraction:
(A)the numerator of which shall be the difference between: (1) the product of the number of Subordinate Voting Shares outstanding on the record date and the Current Market Price on such record date, and (2) the aggregate fair market value, as determined by the Board acting reasonably and in good faith of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution; and
(B)the denominator of which shall be the product of the number of Subordinate Voting Shares outstanding on the record date and the Current Market Price on such record date.

To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 3(c) as a result of Parent fixing a record date for a Special Distribution, the Conversion Price shall be readjusted based on the shares, rights, options, warrants, evidences of indebtedness or other assets actually distributed or the number of Subordinate Voting Shares or Convertible Securities actually delivered upon the exercise of rights, options and warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any other event arising after such record date. Any Subordinate Voting Shares owned by or held for the account of Parent shall be deemed not to be outstanding for the purpose of any computation made pursuant to Section 3(c).

(d)If, at any time prior to the Maturity Date, any adjustment in the Conversion Price shall occur as a result of the operation of Sections 3(a), 3(b) and 3(c), then the number of Subordinated Voting Shares of Parent issuable upon conversion of this Note shall be simultaneously adjusted by multiplying the number of Subordinated Voting Shares of Parent issuable upon conversion of this Note in effect immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Conversion Price, in each case, subject to readjustment upon the operation of, and in accordance with, the provisions of Sections 3(a), 3(b) and 3(c).
(e)If, at any time prior to the Maturity Date, there is any:
(i)reclassification or redesignation of the Subordinate Voting Shares or a change, exchange or conversion of the Subordinate Voting Shares into or for other shares or securities or property or any other capital reorganization (other than a Subordinate Voting Share Reorganization);
(ii)a consolidation, amalgamation, arrangement or merger of Parent with or into any other Person or a compulsory acquisition under applicable law following the successful completion of a take-over bid which results in the cancellation, reclassification or redesignation of the Subordinate Voting Shares or a change, exchange or conversion of the Subordinate Voting Shares into or for other shares or securities or property; or
(iii)the transfer of all or substantially all the property and assets of Parent, directly or indirectly, to another Person (other than a directly or indirectly wholly owned subsidiary of Parent),

(any of such events being herein referred to as “Capital Reorganization”), then, immediately upon the effective time of such Capital Reorganization and at all times thereafter, Lender shall be entitled to be issued and receive and shall accept for the same aggregate consideration, upon conversion of this Note, in lieu of the number of Subordinated Voting Shares of Parent to which Lender was theretofore entitled upon conversion of this Note, the kind and aggregate number of shares or other securities or property of Parent or the Person resulting from such Capital Reorganization that Lender would have been entitled to be issued and receive upon such Capital Reorganization if, immediately prior to the effective time thereof, Lender had been the registered holder of the number of Subordinated Voting Shares of Parent to which Lender was theretofore entitled upon conversion of this Note. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Note with respect to the rights and interests thereafter of Lender to the end that the provisions set forth in this Note shall thereafter correspondingly be made applicable, as nearly as may be reasonably possible, with respect to any shares, other securities or property to which Lender be is entitled on the conversion of this Note.

(f)The following rules and procedures shall be applicable to adjustments made pursuant to this Section 3:
(i)The adjustments provided in this Section 3 shall be cumulative and such adjustments shall be made successively whenever an event referred to herein shall occur. No adjustment of the Conversion Price shall be required under Sections 3(a), 3(b) and 3(c) unless such adjustment would result in a change of at least 1.00% in the Conversion Price then in effect; provided that any adjustments which by reason of this Section 3(f)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
(ii)Notwithstanding anything in this Section 3, no adjustment shall be made under this Section 3 if the issue of Subordinate Voting Shares, rights, options, warrants or Convertible Securities is being made pursuant to this Note or any stock option, stock purchase, restricted share plan or other equity compensation plan in force as at the date of this Note for directors, officers, employees, consultants or other service providers of Parent or to satisfy existing instruments issued and outstanding as at the date of this Note.
(iii)No adjustment shall be made under this Section 3 if Lender is entitled to participate in any event described in this Section 3 on the same terms mutatis mutandi as if Lender had converted this Note prior to or on the effective date or record date, as the case may be, of such event, subject to the prior consent of the CSE or any other stock exchange on which the Subordinate Voting Shares are then listed.
(iv)If Parent, after the date hereof, shall take any action affecting the Subordinate Voting Shares other than the actions described in this Section 3 which, in the reasonable opinion of the Board of Directors of Parent (acting in good faith), would materially affect the rights of Lender, then either or both of the Conversion Price and the number of Subordinated Voting Shares of Parent which are to be received upon the conversion of this Note shall be adjusted in such manner, if any, and at such time, by action of the members of the Board of Directors of Parent, in their discretion as they may reasonably determine to be equitable to Lender in such circumstances, subject to the prior consent of the CSE or any other exchange on which the Subordinate Voting Shares are then listed; and provided that no such action shall be taken unless and until Lender has been provided with notice of such proposed action and the consequences thereof.
(v)If Parent shall set a record date to determine holders of Subordinate Voting Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Conversion Price or the number of Subordinate Voting Shares issuable upon conversion of this Note shall be required by reason of the setting of such record date.

(vi)In any case in which this Section 3 shall require that an adjustment shall be made effective immediately after a record date for an event specified herein, Parent may defer, until the occurrence of such event: (A) issuing to Lender, to the extent that this Note is being converted after such record date and before the occurrence of such event, the additional Subordinate Voting Shares or other securities issuable upon such conversion by reason of the adjustment required by such event, and (B) delivering to Lender, or to such other Person or Persons as designated by Lender, any distribution declared with respect to such additional Subordinate Voting Shares or other securities after such conversion date and before such event; provided, however, that, upon request by Lender, Parent shall deliver to Lender an appropriate instrument evidencing the right of Lender upon the occurrence of the event requiring the adjustment, to an adjustment in the Conversion Price or the additional Subordinate Voting Shares or other securities issuable upon such conversion by reason of the adjustment and to any distributions declared with respect to such additional Subordinate Voting Shares or other securities issuable upon conversion of this Note.
(vii)At least 20 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of Lender under this Note, Parent shall deliver to Lender a certificate specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. If the notice has been provided and the adjustment is not then determinable, Parent shall promptly, after the adjustment is determinable, deliver to Lender a certificate providing the computation of the adjustment. Parent hereby covenants and agrees that Parent will not take any action which might deprive Lender of the opportunity of exercising the right of conversion contained in this Note, during such 20-day period.
(viii)In the event of any question relating to the adjustments provided for in this Section 3, such question shall be conclusively determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board of Directors of Parent and Lender, and they shall have access to all necessary records of Parent and such determination shall be binding upon Parent and Lender, absent manifest error, with Parent being responsible for all fees and expenses payable to such firm.
(g)For purposes of this Section 3, “Current Market Price” means, at any date of determination, the average closing price of the Subordinate Voting Shares on the CSE (and in such case translated into Dollars using the daily average exchange rate reported by the Bank of Canada as of such date) for the 10 consecutive trading days immediately prior to such date of determination or, if the Subordinate Voting Shares are not listed on the CSE, then on such other stock exchange or over-the-counter market on which the Subordinate Voting Shares are then listed; provided that, if there is no market for the Subordinate Voting Shares, then the Current Market Price in respect of a Subordinate Voting Share of Parent shall be determined by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board of Directors of Parent and Lender, with Parent being responsible for all fees and expenses payable to such firm.
4.Legends. Any certificate representing the Subordinate Voting Shares issued upon the conversion of this Note will bear the following legend (the “Canadian Legend”):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE NOVEMBER 1, 2025.

Any certificate representing the Subordinate Voting Shares will also bear the following legend (the “U.S. Legend”):

“THE SUBORDINATE VOTING SHARES REPRESENTED BY THIS CERTIFICATE ARE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, EXCEPT AS EXPRESSLY PROVIDED HEREIN, HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS. SUBORDINATE VOTING SHARES MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

provided that, at any time subsequent to the date which is four months and one day after the date of this Note, any certificate representing such Subordinate Voting Shares may be exchanged for a certificate bearing no Canadian Legend but such certificate shall continue to bear the U.S. Legend until it is removed in accordance with Applicable Securities Legislation. If requested by Lender, Parent shall use commercially reasonable efforts to (a) cause the removal of the restrictive legends from any such Subordinate Voting Shares being sold under the Registration Statement or pursuant to Rule 144 under the Securities Act at the time of sale of such Subordinate Voting Shares and (b) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (a) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from Lender as reasonably requested by the transfer agent or reasonably required under securities laws for the removal of legends and issuance of related opinion letters, establishing that restrictive legends are no longer required.

5.Maturity. Unless this Note has been previously converted in accordance with the terms of Section 2(a), the entire outstanding principal amount and all unpaid accrued interest thereon shall become fully due and payable on the Maturity Date.
6.Representations, Warranties and Covenants. With respect to the conversion of this Note, Parent hereby represents, covenants and agrees:
(a)This Note is, and any Convertible Loan Note issued in substitution for or in replacement of this Note shall be, upon issuance, duly authorized and validly issued.
(b)All Subordinate Voting Shares issuable upon the conversion of this Note pursuant to the terms hereof shall be, upon issuance, and Parent shall take all such actions as may be necessary or appropriate in order that such Subordinate Voting Shares are, validly issued, fully paid and non-assessable, and free and clear of all taxes, liens and charges.
(c)Parent shall take all such actions as may be necessary to ensure that all such Subordinate Voting Shares are issued without violation by Parent of any applicable law or governmental regulation (including Applicable Securities Legislation) or any rules and policies of the CSE or such other stock exchange on which the Subordinate Voting Shares are then listed at the time of conversion of this Note. Lender shall reasonably cooperate with Parent in connection with any such actions, provided that any failure to do so shall not be a breach of this Note or permit Parent to not comply with this Note.
(d)Parent shall use its best efforts to maintain the listing and posting for trading of its Subordinate Voting Shares on the CSE or such other stock exchange upon which the Subordinate Voting Shares are then listed at the time of conversion of this Note.

(e)Parent shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Subordinate Voting Shares upon the conversion of this Note; provided that Parent shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Subordinate Voting Shares to any Person other than Lender, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to Parent the amount of any such tax, or has established to the satisfaction of Parent that such tax has been paid. Lender shall be solely responsible for any taxes or other governmental charges that may be imposed on Lender’s income in connection with the issuance or delivery of Subordinate Voting Shares issued and delivered to Lender.
7.Representations of Lender. In connection with the execution and delivery of this Note, Lender specifically represents, as of the date hereof, to Parent by acceptance of this Note as follows:
(a)Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is (a) an “accredited investor” for the purposes of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Regulators, and (b) acquiring the Subordinate Voting Shares as principal and is not resident in British Columbia for the purposes of BC Instrument 72-305 – Distribution of Securities Outside of British Columbia. Lender is acquiring this Note and the Subordinate Voting Shares to be issued upon the conversion hereof for investment for its own account, as principal, and not with a view towards, or for resale in connection with, the public sale or distribution of this Note or the Subordinate Voting Shares, except pursuant to sales registered or exempted under the Securities Act and Applicable Securities Legislation.
(b)Lender understands and acknowledges that this Note and the Subordinate Voting Shares to be issued upon the conversion hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, Lender represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
(c)Lender acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Note and the Subordinate Voting Shares. Lender has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of this Note and the business, properties, prospects and financial condition of Parent.

Concurrently with any notice to Parent given under Section 2(a), Lender shall provide a Representation Letter to Parent.

8.Registration; Reservation of Subordinate Voting Shares.
(a)The Subordinated Voting Shares acquired pursuant to the conversion described in Section 2 shall be registered as provided in Section 7.27(a) of the Loan Agreement.
(b)So long as this Note remains outstanding, Parent shall at all times reserve and keep available out of its authorized but unissued Subordinate Voting Shares, solely for the purpose of issuance upon the conversion of this Note, the maximum number of Subordinate Voting Shares issuable upon the conversion of this Note in order to enable Parent to meet its obligations hereunder. Parent shall take all such actions as may be necessary or appropriate in order that Parent may validly and legally issue fully paid and non-assessable Subordinate Voting Shares upon the conversion of this Note without violating Parent’s governing documents, any agreements to which Parent is a party on the date thereof, any requirements of any securities exchange upon which shares of any securities of Parent may be listed or any applicable laws or regulations. If at any time prior to the Maturity Date the number and kind of authorized but unissued shares of the Subordinate Voting Shares shall not, for any reason, be sufficient to permit conversion in full of this Note, Parent will promptly take such corporate action as may be reasonably necessary (including seeking stockholder approval, if required) to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.
9.Notation of Convertible Loan Notes. All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and the date thereof may be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of Borrowers to make the payments of principal and interest in accordance with the terms of this Note and the Loan Agreement.
10.Costs of Collection. Borrowers hereby, jointly and severally, promise to pay all costs of collection, including attorneys’ fees, should this Note be collected by or through an attorney-at-law or under advice therefrom.
11.Time is of the Essence. Time is of the essence in this Note.
12.Benefit of Credit Documents. This Note evidences Lender’s portion of the Convertible Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment and repayment. This Note is secured by and is also entitled to the benefits of the Credit Documents to the extent provided therein and any other agreement or instrument providing collateral for the Loans, whether now or hereafter in existence, and any filings, instruments, agreements and documents relating thereto and providing collateral for the Loans.
13.Joint and Several Liability. The liabilities of Borrowers and of any endorser of this Note are joint and several, provided, however, the release by any Agent, Lender or any of the other Lenders (as defined in the Loan Agreement) of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to Borrowers and any endorser is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.
14.Credit Documents. This Note is issued in connection with, and is entitled to the benefits of, the Loan Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Loan Agreement, all upon the terms and conditions therein specified. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered as set forth in the Loan Agreement.
15.GOVERNING LAW. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND LENDER HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

16.Incorporation by Reference. Sections 14.2, 13.1 (other than as to governing law) and 13.2 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis, as if such Sections were set forth in full herein.
17.Headings. The headings of this Note are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
18.Successors and Assigns. This Note shall be binding upon Borrowers, and each endorser and guarantor hereof, and upon their respective successors and assigns, and shall inure to the benefit of Lender and its successors, endorsees, and assigns. As a condition of any transfer of this Note, an ownership interest in this Note or any conversion rights under this Note, the Lender or other holder must either, at the option of the Lender or such other holder, deliver a legal opinion, or other evidence reasonably satisfactory to Parent, confirming the existence of an exemption from the registration requirements of the Securities Act and any state securities laws, in each case, applicable to such transfer.
19.Counterparts.
(a)This Note may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Note will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to Administrative Agent by facsimile transmission, electronic transmission or physical delivery. Delivery of an executed counterpart of a signature page of this Note by facsimile or in electronic (e.g., “pdf,” “tif” or DocuSign) format shall be effective as delivery of a manually executed counterpart of this Note. No party hereto shall raise the use of digital imaging, DocuSign or electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.
(b)The words “execution,” “signed,” “signature,” and words of like import in this Note shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, any other similar state laws based on the Uniform Electronic Transactions Act, Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), or any other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.
20.To the extent any provision of this Note conflicts with the First Lien Intercreditor Agreement, the First Lien Intercreditor Agreement shall control. The obligations evidenced by this Note are subordinate, in the manner and to the extent set forth in the First Lien Intercreditor Agreement, to the indebtedness and other liabilities owed under and pursuant to the First Lien Loan Agreement and the other First Lien Debt Documents. Without limiting the generality of the foregoing, until the First Lien Debt is Paid in Full (as defined in the First Lien Intercreditor Agreement), and notwithstanding anything herein to the contrary, all rights and remedies of Lender hereunder shall be subject to the terms of the First Lien Intercreditor Agreement.

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IN WITNESS WHEREOF, this Convertible Loan Note is executed under seal as of the date first set forth above.

BORROWERS:

VIREO GROWTH INC.

VIREO HEALTH, INC.

VERDANT GROVE, LLC

VIREO HEALTH OF PUERTO RICO, LLC

VIREO HEALTH DE PUERTO RICO LLC

MARYMED LLC

VIREO OF CHARM CITY, LLC

RESURGENT BIOSCIENCES, INC.

RETAIL MANAGEMENT ASSOCIATES, LLC

VIREO HEALTH OF NEVADA I, LLC

MJ DISTRIBUTING C201, LLC

MJ DISTRIBUTING P132, LLC

VIREO PR MERGER SUB INC.

VIREO PR MERGER SUB II INC.

By:

Name: John Mazarakis

Title: Chief Executive Officer

2178 STATE HIGHWAY 29A LLC

HICOLOR, LLC

VIREO HEALTH OF MINNESOTA, LLC

VIREO HEALTH OF NEW YORK LLC

VIREO MARKETING, LLC

By:

Name: Amber Shimpa

Title: Chief Executive Officer

DEEP ROOTS HOLDINGS, INC.

DEEP ROOTS OPERATING, INC.

DEEP ROOTS HARVEST, INC.

DEEP ROOTS PROPERTIES, LLC

DEEP ROOTS ARIA ACQCO, INC.

By:

Name: Keith Capurro

Title: Chief Executive Officer

WHOLESOMECO, INC.

WHOLESOME AG, LLC

WHOLESOME GOODS, LLC

WHOLESOME THERAPY, LLC

WHOLESOME DIRECT, LLC

WC STAFFING, LLC

ARCHES IP, INC.

By:

Name: Chris Jeffery

Title: Chief Executive Officer

Loan Schedule

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By: